    As filed with the Securities and Exchange Commission on February 4, 2002

                        Registration No. _______________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        SELECT MEDIA COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)


            New York                            7812                    13-3415331
  ------------------------------   ---------------------------      ------------------
    (State or jurisdiction of     (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)   Classification Code Number)       Identification No.)


  575 Madison Avenue, Suite 1006, New York, NY 10022            (212) 605-0548
--------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)

               575 Madison Avenue, Suite 1006, New York, NY 10022
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                             Mr. James F. Mongiardo
                      Chairman and Chief Executive Officer
                        Select Media Communications, Inc.
                         575 Madison Avenue, Suite 1006
                               New York, NY 10022
                                 (212) 605-0548
                     -------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
Title of each class of                           Proposed maximum             Proposed maximum
securities to be          Amount to be           offering                     aggregate                Amount of
registered                registered             price per share              offering price           registration fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value                 3,100,000 shares            $0.065(1)                $   201,500(1)           $   18.54
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value               307,692,308 shares(2)         $0.065(3)                $20,000,000(4)           $1,840.00
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value               237,236,218 shares(5)         $0.065(1)                $15,420,354(1)           $1,418.67
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value                   999,940 shares(6)         $0.065(1)                $    64,996(1)           $    5.98
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value                    75,000 shares(7)         $0.065(1)                $     4,875(1)           $    0.45
--------------------------------------------------------------------------------------------------------------------------------
Total                   549,103,466 shares                                     $35,691,725              $3,283.64
================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the bid and ask price of the common stock on the OTC Bulletin Board on January 31, 2002.
(2) Represents common stock which may be issued pursuant to the equity line of credit agreement with Grenville Financial Ltd.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the bid and ask price of the common stock on the OTC Bulletin Board on January 31, 2002. The price per common share under the equity line of credit agreement will vary according to changes in the volume weighted average price of our common stock during the draw down periods provided for in the equity line of credit agreement. The purchase price will be equal to 90% of the volume-weighted average price for each trading day within such draw down pricing periods. The equity line of credit agreement permits up to 24 draws over a period of 24 months.
(4) Represents the maximum purchase price that Grenville Financial Ltd. is obligated to pay us under the equity line of credit agreement.
(5)  These shares are issuable to holders of our convertible notes.
(6) These shares are issuable upon exercise of warrants held by selling security holders. The exercise price of these warrants is $2.50 per share, and the warrants may be exercised until November 27, 2006.
(7) These shares are issuable upon exercise of a warrant issued to Grenville Financial Ltd. under the equity line of credit agreement. The exercise price of the warrant is $0.44 per share, and the warrant may be exercised until November 27, 2006.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         This Registration Statement covers the registration of the resale by selling security holders of (i) 2,750,000 shares of common stock, $.001 par value, of Select Media Communications, Inc., a New York corporation, issuable to shareholders of ANTRA Holdings Group, Inc. pursuant to an Exchange Agreement dated November 9, 2001; (ii) 5,494,505 shares of common stock issuable to institutional investors upon conversion of Secured SMTV Convertible Notes dated November 27, 2001 (we are required to register 200% of the shares that are issuable upon conversion of the notes); (iii) 113,123,604 shares of common stock issuable to institutional investors upon conversion of Secured Exchange Convertible Notes dated November 27, 2001 (we are required to register 200% of the shares that are issuable upon conversion of the notes); (iv) 999,940 shares of common stock issuable to institutional investors upon the exercise of Common Stock Purchase Warrants dated November 27, 2001; (iv) 75,000 shares of common stock issuable to an institutional investor upon the exercise of a Common Stock Purchase Warrant dated November 27, 2001; (v) 307,692,308 shares of common stock issuable to an institutional investor pursuant to a Private Equity Line of Credit Agreement dated November 27, 2001; and (vi) 350,000 shares of common stock issued pursuant to an agreement dated October 10, 2000.

                                                         SUBJECT TO COMPLETION,
                                                         DATED FEBRUARY 4, 2002
PROSPECTUS

                        SELECT MEDIA COMMUNICATIONS, INC.

                       549,103,466 Shares of Common Stock

         This prospectus relates to the resale by selling security holders of up to 549,103,466 shares of our common stock, including 350,000 shares currently issued and outstanding, up to 237,236,218 shares issuable upon conversion of debt, up to 1,074,940 shares issuable upon exercise of warrants, up to 307,692,308 shares issuable in connection with an equity line of credit agreement, and 2,750,000 shares issuable upon the closing of an exchange agreement. All of the shares may be sold from time to time by the selling security holders listed on pages 36-37 of this prospectus.

         The selling security holders may sell their stock through public or private transactions, on or off the OTC Bulletin Board, at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of our common stock by the selling security holders identified in this prospectus. Under the Securities Exchange Act of 1934, Grenville Financial Ltd. is considered to be an underwriter with respect to the shares that are issuable under the equity line of credit agreement.

         Our shares of common stock trade on the OTC Bulletin Board under the symbol "SMTV.OB." On February 1, 2002, the last reported sale price of our common stock was $0.08 per share.

         This investment is highly speculative and involves a high degree of risk. You should purchase these shares only if you can afford a complete loss. See "Risk Factors" beginning on page 7 to read about factors you should consider before buying any of these shares.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Information contained in this prospectus is subject to completion or amendment. We have filed a registration statement relating to these securities with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

                     The date of this prospectus is , 2002.

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
Prospectus Summary..............................................................................          3
Risk Factors....................................................................................          7
      We do not currently have any substantial business operations..............................          7
      Our current liabilities exceed our current assets.........................................          7
      We have a history of operating losses and anticipate future losses........................          7
      Our auditor has expressed doubt about our ability to continue as a going concern..........          8
      We have a substantial payroll tax liability to the Internal Revenue Service...............          8
      We have a substantial tax liability to the City of New York...............................          8
      ANTRA's shareholders regard the Exchange Agreement as void................................          9
      We may be unable to complete the acquisition of Betelguese................................          9
      We may be unable to meet our future capital requirements..................................          9
      Our operating results fluctuate and are difficult to predict..............................         10
      We need to manage our growth and expansion................................................         10
      We may not be able to successfully compete................................................         11
      If we do not develop and expand our product offerings our business will suffer............         11
      Protection of our proprietary rights may be inadequate....................................         12
      Loss of key personnel would harm our business.............................................         12
      Key management employees are engaged in other activities
              and there may be conflicts of interest............................................         13
      Adverse decisions in litigation may harm our business.....................................         13
      Trading in our common stock may be limited................................................         14
      Our common stock is "penny stock" under SEC rules.........................................         14
      Our existing stockholders may be significantly diluted....................................         14
      Some of our stockholders are able to exercise significant control over us.................         15
      Our stock price will be volatile, which may result in losses for our investors............         15
      Substantial sales of our common stock could cause the price to fall.......................         15
      Reporting requirements may delay or preclude acquisitions.................................         15
Forward-Looking Statements......................................................................         16
Use of Proceeds.................................................................................         16
Price Range of Common Stock.....................................................................         17
Dividend Policy.................................................................................         17
Management's Discussions and Analysis...........................................................         18
Business........................................................................................         24
Legal Proceedings...............................................................................         27
Management......................................................................................         27
Executive Compensation..........................................................................         29
Indemnification for Securities Act Liabilities..................................................         31
Security Ownership of Certain Beneficial Owners and Management..................................         32
Certain Relationships and Related Transactions..................................................         33
Plan of Distribution............................................................................         34
Selling Security Holders........................................................................         35
Description of Securities.......................................................................         38
Equity Line of Credit Agreement.................................................................         40
Description of Property.........................................................................         43
Legal Matters...................................................................................         43
Experts.........................................................................................         43
Where You Can Find More Information.............................................................         44
Index to Financial Statements...................................................................         45

         You should rely only on information or representations contained in this prospectus. No one has been authorized to provide you with any different information. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors" beginning on page 7.

         Unless the context indicates otherwise, in this prospectus the terms "we," "our," "us" or "Select Media" include Select Media Communications, Inc. and its wholly owned subsidiary, Sigma Sound Services, Inc. A reference to a "fiscal year" refers to our fiscal year ended December 31 of that year; for instance, the term "Fiscal 2000" means our fiscal year ended December 31, 2000.

                               PROSPECTUS SUMMARY

         This summary highlights information we present more fully in the rest of this prospectus. We encourage you to read the entire prospectus carefully.

The Offering

Shares of common stock offered by           237,236,218 shares
selling security holders underlying
convertible notes

Shares of common stock offered by           1,074,940 shares
selling security holders underlying
warrants

Shares of common stock offered by           307,692,308 shares
selling security holders underlying
equity line of credit

Shares of common stock offered by           2,750,000 shares
selling security holders applicable to
Exchange Agreement with shareholders
of ANTRA Holdings Group, Inc.

Shares of common stock offered by           350,000 shares
other selling security holder

Total number of shares of common stock      549,103,466 shares
offered by selling security holders

Shares of common stock outstanding          17,487,683 shares

Shares of common stock to be                566,591,149 shares, assuming all of the convertible
outstanding after completion of             notes and warrants are converted and exercised and
offering                                    assuming we fully exercise our put rights under the
                                            equity line of credit agreement.



Dilution                                    Assuming a market price of $0.065 per share and
                                            assuming all of the convertible notes are converted,
                                            all of the warrants are exercised and we exercise
                                            fully our put rights under the equity line of credit
                                            agreement, following the offering by selling security
                                            holders our current stockholders will own approximately
                                            3.0% of our company. This analysis will change if the
                                            price of our common stock changes. If the price of our
                                            common stock decreases, our current stockholders may be
                                            further diluted.

Use of Proceeds                             We will not receive any proceeds from the sale of common
                                            stock by the selling security holders.

Common Stock Trading Symbol                 SMTV.OB

Our Business

         Select Media Communications, Inc., a New York corporation, was organized in September 1981. Our common stock is traded on the OTC Bulletin Board under the symbol "SMTV.OB." We began operations in 1981 as a producer and distributor of "vignettes," which are short-form (30-second) informational programs distributed by particular sponsors for viewing during regular programming.

         As of the date of this prospectus, we have no substantial business operations, although we may have some residual value attributable to our vignette business. We had no revenues in our fiscal quarter ended September 30, 2001, and we had revenues of less than $5,000 in our fiscal quarter ended December 31, 2001. We have entered into agreements with ANTRA Holdings Group, Inc. and Betelguese Productions LLC to acquire their businesses, but we may not be able to complete either of those acquisitions.

         We are currently attempting to reposition our business to focus on entertainment content that is marketed through traditional media and over the Internet. We believe that given changes in the structure of television broadcasting, including, but not limited to, the creation of a number of alternative television networks and the resulting scarcity of advertising airtime available to local television stations, we can better serve our stockholders by becoming the owner of entertainment content providers. By owning content providers, we can take advantage of the changing distribution systems offered by broadcast, cable and Internet distribution.

         In December 2000 we signed a definitive agreement to purchase all of the assets and liabilities of Betelgeuse Productions, LLC. Betelgeuse has the ability to create entertainment content for broadcast, cable and Internet and to adapt existing product for use as Internet content. This transaction is currently on hold as a result of our inability to agree on the value of the business and our inability up to this time to obtain financing.

         To further our strategy of becoming a vertically integrated provider and distributor of programming and high-quality recorded music through traditional media and the Internet, on November 9, 2001 we reached an agreement with 90% of the shareholders of ANTRA Holdings Group, Inc. (Pink Sheets:RECD) to exchange their shares of ANTRA common stock for shares in Select Media. ANTRA produces, acquires, licenses and distributed recorded music, focusing on urban music including hip-hop, rap, and rhythm and blues. On November 19, 2001, we reached an agreement to convert ANTRA's convertible debt into approximately $7 million of Select Media convertible debt. On January 28, 2002, we received a notice from counsel to the representative of ANTRA's shareholders that the shareholders consider the Exchange Agreement to be void and of no effect as a result of our failure to fund ANTRA pending closing. As we believe that we had no obligation under the Exchange Agreement to fund ANTRA pending closing, we consider their claim to be without merit. We intend to proceed with the closing of the ANTRA transaction as previously planned.

         This prospectus covers the resale of shares of our common stock issuable to holders of ANTRA's common stock and convertible notes pursuant to agreements entered into in connection with our acquisition of ANTRA.

         Our principal office is located at 575 Madison Avenue, Suite 1006, New York, New York 10022 and our telephone number at that address is (212) 605-0548.

Summary of Financial Information

         The following table contains a summary of financial information for our business. The statement of operations data for the fiscal years ended December 31, 2000 and 1999 and the balance sheet data at December 31, 2000 is derived from our audited financial statements, which have been audited by Marcum & Kleigman LLP, independent auditors. The summary financial information for the nine months ended September 30, 2001 and 2000 is derived from unaudited financial statements as filed on Form 10-QSB/A on February 4, 2002, which in the opinion of management include all adjustments, none of which were other than normal recurring adjustments necessary for a fair presentation of the financial position and results of operation for such periods. The financial information for the nine months ended September 30, 2001 is not necessarily indicative of the results of operations from subsequent periods or a full fiscal year. The summary of financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and Notes thereto included elsewhere in this prospectus.

    Balance Sheet Data          September 30, 2001         December 31, 2000
 -------------------------      ------------------         -----------------

 Working Capital (Deficit)         $(6,337,223)               $(8,636,217)
 Total Assets                        2,306,020                  3,695,357
 Total Liabilities                   7,604,877                 10,493,286
 Total Long-Term Liabilities         1,169,611                  1,610,580
 Stockholders' (Deficit)            (5,298,857)                (6,797,929)



                                Nine Months Ended               Year ended
 Statement of                     September 30,                 December 31,
Operations Data               2001          2000            2000         1999
----------------              ----          ----            ----         ----

Revenues                $  114,178      $   530,636     $  477,899   $2,310,002
Loss from Operations    (2,326,652)      (4,166,714)    (5,961,485)  (4,513,161)
Net Loss                (2,872,025)      (4,347,654)    (6,053,253)  (5,395,981)
Net Loss Per Share           ($.18)           ($.37)         ($.50)      ($2.82)

                                  RISK FACTORS

         An investment in the securities that are being offered by this prospectus involves a high degree of risk and should only be made by those who can afford to lose their entire investments. Before purchasing these securities, you should consider carefully the following risk factors, in addition to the other information in this prospectus.

Risks related to our financial condition

         We do not currently have any substantial business operations and we may not be able to develop business operations in the future.

                  We do not currently have any substantial business operations. We did not have revenues in the fiscal quarter ended September 30, 2001, and we recorded revenues of less than $5,000 in the fiscal quarter ended December 31, 2001. Although we have two pending business acquisitions, ANTRA Holdings Group, Inc. and Betelgeuse Productions LLC, there can be no assurance that we can initiate business operations, even if these acquisitions are completed. If we fail to initiate business operations we will not be able to achieve profitability.

         Our current liabilities substantially exceed our current assets. If we incur any unexpected liabilities, we may not be able to meet our obligations and may be required to cease operations, as a result of which our stockholders would lose their entire investments.

                  As of September 30, 2001, we had an accumulated deficit of $18,672,824, and, as of that date, our current liabilities exceeded our current assets by $6,337,223. We may not be able to meet our obligations and may be required to cease operations, as a result of which our stockholders would lose their entire investments.

         We have a history of operating losses and we anticipate future losses, which may make it difficult for us to obtain additional financing and to fund ongoing operations and repay debt.

                  We incurred net losses of $2,872,025 for the nine months ended September 30, 2001, $6,053,253 in fiscal 2000, and $5,395,781 in fiscal
         1999. Our expenses are currently greater than our revenues. We expect operating losses and negative cash flow to continue for the foreseeable future. We anticipate that our losses will increase significantly from current levels because we expect to incur additional costs and expenses related to:

         o     brand development, marketing and other promotional activities;
         o     development of new products and services;
         o     expansion of our operations;
         o     acquisition and integration of ANTRA and Betelgeuse;
         o     additional acquisitions in our areas of focus;
         o     development of relationships with strategic business partners;
         o     costs of litigation; and
         o     outstanding tax liabilities.

         If we do achieve profitability, we cannot be certain that we would be able to sustain those profits or our business in the future.

         Our independent auditor has expressed doubt concerning our ability to continue as a going concern.

                  Our independent auditor's report on our financial statements for the fiscal year ended December 31, 2000 states that we incurred net losses of $6,053,253 on gross sales of $477,899 and, as of that date, our current liabilities exceeded our current assets by $8,636,217, which facts raise substantial doubt about our ability to continue as a going concern. See Note 1 to our Financial Statements. We expect that a similar concern will be raised in connection with our auditor's report on our financial statements for the fiscal year ended December 31, 2001.

         We have a substantial payroll tax liability. Failure to negotiate an acceptable installment plan with the Internal Revenue Service will have a material adverse effect on our business.

                  Included in the liabilities on the balance sheet found in our audited financial statements is an accrued expense of approximately $1.2 million that represents past due federal payroll taxes and estimated penalties and interest. If we are unable to negotiate a payment plan with the Internal Revenue Service, the Internal Revenue Service could file a tax lien on our assets, which would have a material adverse effect on our business. Our executive officers may be personally liable for trust taxes in connection with the payroll tax liability, and their personal liability may affect their decisions on how to allocate our resources.

         We have a substantial tax liability to the City of New York and are late in making payments. Continuing to fail to make payments on this liability will have a material adverse effect on our business.

                  We owe the City of New York approximately $230,000 (including interest) in pre-bankruptcy commercial rent tax. Under our bankruptcy Plan of Reorganization, we were required to make semi-annual payments of principal and interest to the New York City Department of Finance beginning in February 1998. To date, we have been unable to make any payments and have accrued this liability in our financial statements. If we continue to fail to pay this liability as payments are due, the Department of Finance could declare us in default of our obligations under the Plan of Reorganization and could file an action to attach our assets, which would have a material adverse effect on our business.

Risks related to our business

         ANTRA Holdings Group, Inc.'s shareholder representative has notified us that it regards the Exchange Agreement between ANTRA and us to be void and of no effect. Failure to close on the acquisition of ANTRA will have a material adverse effect on our business plan.

                  The acquisition of ANTRA Holdings Group, Inc. is an integral part of our business plan. We executed an Exchange Agreement with ANTRA's common shareholders on November 9, 2001, and we plan to complete the acquisition in February 2002. On January 28, 2002, however, we received a notice from counsel to the representative of ANTRA's shareholders that the shareholders consider the Exchange Agreement to be void and of no effect based on their belief that we had an obligation to fund ANTRA pending closing and failed to do so. There can be no assurance that the closing of the ANTRA transaction will proceed. Failure to close the ANTRA transaction will materially adversely affect our business plan and will make it substantially less likely that we will be able to generate revenues that would cover our operating expenses.

         We may be unable to complete the acquisition of Betelgeuse Productions LLC, which would adversely affect our business plan.

                  The acquisition of Betelgeuse Productions LLC is an important part of our business plan. Although we secured the $500,000 down payment on our acquisition of Betelgeuse through Lloyd's Bahamas Securities, Ltd., we do not yet have financing committed for the remaining $9,500,000 balance of the purchase price. If we are unable to complete the acquisition of Betelgeuse because we are unable to get sufficient financing, we may lose the $500,000 down payment on this transaction. Options to raise the balance of the purchase price include a public or private offering of our securities and accessing our equity line of credit with Grenville Financial Ltd., but there can be no assurance that we will be able to successfully access these financing sources. In addition, the current owners of Betelgeuse claim that we no longer have the right to purchase Betelgeuse under our agreement. We also believe that the value of Betelgeuse is less than the $10 million purchase price we agreed to pay in December 2000. These disputes with the owners of Betelgeuse may preclude closing on the Betelgeuse transaction, which would adversely affect our business plan.

         We may be unable to meet our future capital requirements and our business may suffer as a result of that inability.

                  In order to restore our business operations, we will need to raise substantial amounts of additional capital. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all. We do not have a commitment for financing the balance of the Betelgeuse acquisition costs. If we raise additional funds through the issuance of equity, equity-related or debt securities, those securities may have rights, preferences or privileges senior to those of the rights of our common stock and our stockholders may experience additional dilution. We require substantial working capital to fund our business. Since our emergence from Chapter 11 bankruptcy proceedings, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. Although we may obtain financing under our equity line of credit agreement with Grenville Financial Ltd., which financing will be available once the registration statement of which this prospectus is a part becomes effective, there are conditions to our ability to exercise puts under the equity line, including the condition that there can be no material adverse change in our business. As a result of the uncertainty underlying our ability to satisfy all of the requisite conditions, there can be no assurance that any financing will be completed under the equity line of credit agreement.

         Our operating results have fluctuated and have been difficult to predict. In the future our operating results may also fluctuate and be difficult to predict. If we fail to meet the expectations of public market analysts and investors, the market price of our common stock may decrease significantly.

                  Our annual and quarterly operating results may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control, including, among other things, the unpredictability of trends in the entertainment industry. Because our operating results are volatile and difficult to predict, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance. It is likely that in future quarters our operating results may fall below the expectations of securities analysts and investors. In this event, the trading price of our common stock may fall significantly. Other factors and events, should they occur, that may harm our business or cause our operating results to fall include the following:

         o   the failure to complete the ANTRA acquisition;
         o   the failure to complete the Betelgeuse acquisition;
         o the failure to access the capital markets to raise capital for acquisitions and for marketing and promoting our services;
         o   our inability to manage integration of acquisitions;
         o the ability of our competitors to offer competitive services or products;
         o   price competition;
         o the termination of existing, or failure to develop new, strategic marketing relationships;
         o   increases in the cost of marketing; and
         o the amount and timing of operating costs and capital expenditures relating to expansion of our operations.

                  A number of factors will cause our gross margins to fluctuate in future periods, including the mix of services provided by us and our subsidiaries, the market for our products and the like. Any change in one or more of these factors could harm our gross margins and operating results in future periods.

         To manage our growth and expansion, we need to integrate our acquisitions. If we are unable to do so successfully, our business will be seriously harmed.

                  If we are presented with appropriate opportunities, we intend to make investments in complementary companies, products or technologies. We may not, however, realize the anticipated benefits of any acquisition or investment. If we buy a company, we could have difficulty assimilating that company's personnel and operations. In addition, the essential personnel of the acquired company may decide not to work for us. If we make other types of acquisitions, we could have difficulty in assimilating the acquired technology or products into our operations. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses. Furthermore, we may have to incur debt or issue equity securities to pay for any future acquisitions or investments, the issuance of which could increase our expenses and be dilutive to our existing stockholders.

         We may not be able to compete successfully against our competitors.

                  We have faced competition from some of the largest entertainment companies in the United States. It is difficult to estimate the size of the vignette market in which we compete. We believe that competition in this business segment comes not from other producers of vignettes, but from other users of scarce airtime. One of the most significant developments in the broadcast television industry in the 1990's was the growth of alternative broadcast networks, such as Fox, WB and UPN. Before this development, television stations that were not affiliates of the three large television networks (CBS, NBC, ABC) were independent local stations, each of which had substantial amounts of airtime to sell to us and our customers. Today, most formerly independent stations are affiliated with one of the new networks. The network, in exchange for providing programming, has the right to sell a significant portion of the affiliate's broadcast airtime. Therefore, the affiliate has less airtime to sell itself. As a result, the cost of airtime has dramatically increased, and this increase has adversely affected the vignette business. The entertainment market is rapidly evolving and intensely competitive. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could seriously harm our ability to generate sales or avoid continual losses. We expect competition to intensify in the future, as additional distribution channels for entertainment products are opened.

                  ANTRA competes with numerous record and publishing companies located throughout the United States, many of whom have substantially greater resources than ANTRA. If ANTRA were to lose one of the two important artists with which ANTRA has a contract to a competitor, ANTRA's business, and if we complete the acquisition of ANTRA, our business, would be adversely affected.

                  Many of our competitors and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Many of these competitors can devote substantially more resources to marketing and promotion than we can and offer competing products. Our competitors may be able to adopt more aggressive pricing policies than we are able to adopt.

         If we do not successfully develop and expand our product offerings, our business could be seriously harmed.

                  If we do not successfully develop and expand our product offerings, including sales of records of ANTRA's artists, if we are able to complete our acquisition of ANTRA, we will not be able to increase our net sales in accordance with the expectations of securities analysts and investors. In that event, our business will be harmed. Our success depends on our ability to develop, expand or change our product and service offerings rapidly in order to stimulate and accommodate a significant increase in customer orders and adapt to changes in consumer tastes. Our planned expansion may cause disruptions that could harm our business, results of operations and financial condition.

         If the protection of our proprietary rights is inadequate or if we fail to adequately protect our proprietary rights, our business will be seriously harmed.

                  Select Media and ANTRA produce products that require intellectual property protection. Select Media has filed for and been granted the trademark on its "Horror Hall of Fame" television program and recently renewed this trademark for an additional five years. ANTRA Holdings Group has filed for copyright protection for publishing rights to the records which its artists record. In the future, if we or our subsidiaries produce unique entertainment products, we intend to file for the copyrights in the individual product and be responsible for protecting those rights. Each product and project will have different contractual arrangements, which will determine which party owns the intellectual property rights in the product or project. Where Select Media or Betelgeuse provide production, post-production, editing or sound engineering services to customers in producing the customers' entertainment products, the customers are responsible for protecting their copyrights.

                  In addition, we intend to seek trademark protection for our logos, trademarks and trade names for our company and our subsidiaries. We have not yet begun this process.

                  If the steps we take to protect our proprietary rights are inadequate or if we fail to file for appropriate protection of our proprietary rights, or the property rights of ANTRA in the event we are able to complete our acquisition of ANTRA, we will be unable to take action to protect our intellectual property in case of infringement. In that event, our business would be harmed.

         The loss of the services of one or more of our key personnel, or our failure to attract, assimilate and retain other highly qualified personnel in the future would seriously harm our business.

                  The loss of the services of one or more of our essential personnel could seriously harm our business. We depend on the continued services and performance of our senior management and other key personnel, particularly James Mongiardo and Mitch Gutkowski. We have entered into employment agreements with Mr. Mongiardo and Mr. Gutkowski, but we have been unable to make payments required by those agreements. If we continue to be unable to make payments to our key employees, they could leave our employment. Because we do not currently have a chief financial or accounting officer, we intend to hire a person knowledgeable in financial accounting to fill that position. We do not have "key person" life insurance policies covering any of our employees. If we fail to attract or retain qualified management personnel, our business will be adversely affected.

                  If we are able to complete the acquisition of ANTRA, it is essential that we attract and retain talented artists to ANTRA. If we fail to attract or retain talented artists, our business will be adversely affected.

         Our key management and employees are engaged in other activities. They are limited in the amount of time they can devote to our operations and they may encounter conflicts of interest. We may realize serious harm if any one of them leaves to pursue other interests or if potential conflicts of interests arise.

                  It is possible that Mr. Mongiardo, a director and our chief executive officer, and Mr. Simmons, a non-employee director, may in the future participate in business ventures that could be deemed to compete with us. Conflicts of interest and non-arms length transactions may arise in the future in the event our officers or directors become involved in the management of any firm with which we transact business. Although we have adopted a policy that we will not seek a merger with, or acquisition of, any entity in which members of our management serve as officers, directors or partners, or in which they or their family members own or hold any material ownership interest, we do have an exception to that policy in the event that an acquisition or transaction is approved by a majority of the members of our board of directors who have no such direct or indirect interest in the entity. Thus, upon the approval of disinterested directors, we could enter into a transaction with an entity in which members of our management have an interest.

                  Mr. Mongiardo is associated with Homewood Capital Group, LLC, a business consulting and advisory firm. Consequently, there are potential conflicts of interest in his acting as a director and officer of Select Media. Mr. Mongiardo limits the amount of time he devotes to our business. Pursuant to Mr. Mongiardo's employment contract, he is to devote at least 60% of his working time, energy, skill and commercially reasonable efforts to the performance of his duties in a manner which will faithfully and diligently further the business and interests of Select Media.

                  Our officers and directors may in the future become stockholders, officers or directors of other companies that may be engaged in business activities similar to those conducted by us. Accordingly, conflicts of interest may arise in the future with respect to those individuals acting on behalf of us or other entities. Additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to our business operations. With the exception of the policy regarding mergers and acquisitions described above, we do not have any policies regarding conflicts of interest.

         Adverse decisions in our litigation matters would adversely affect our business.

                  We are currently involved in the following lawsuits:

                  o In September 2000, Micron General Contractors began an action in New York Supreme Court to recover unpaid fees associated with services allegedly rendered by Micron in the build-out of our leased space at 666 Third Avenue, New York, New York. A subsequent action was filed by Robert B. Samuels, Inc., also in New York Supreme Court, relating to its services with respect to this build-out. The plaintiffs in the two actions are seeking approximately $470,000. We are defending these actions, which are currently in the discovery phase.

                  o In November 2000, Commonwealth Partners LP instituted an action in the Supreme Court of New York seeking fees in excess of $600,000 for financial advisory services allegedly rendered by Commonwealth Partners LP to us. We believe this action is without merit and have filed our answer in opposition.

                  If either of these cases are decided against us, we would be liable for the amounts claimed by the plaintiffs to be due and outstanding, which would adversely affect our business.


Risks related to our stock and the securities markets

         Trading in our common stock has been and may continue to be limited, which may make it difficult for you to resell your shares.

                  Our common stock is quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is not, however, an exchange, and trading in securities on the Over-the-Counter Bulletin Board is often more sporadic than trading in securities listed on an exchange or Nasdaq. Consequently, you may have difficulty reselling any shares of our common stock that you purchase from the selling security holders.

         Because our common stock is deemed to be "penny stock" under the Securities Exchange Act of 1934, investors may not be readily able to resell our shares in the public markets.

                  The shares are currently defined as penny stock under the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission. These rules impose additional sales practices and disclosure requirements on broker-dealers who sell our shares to persons other than certain accredited investors. For covered transactions, a broker-dealer must make a suitability determination for each purchaser and receive a purchaser's written agreement before the sale. In addition, the broker-dealer must make certain mandated disclosures in transactions of penny stocks. These rules affect the ability of broker-dealers to make a market in our common stock and adversely affect an investor's ability to resell shares of our common stock.

         Issuance of our shares of common stock upon conversion of the outstanding convertible notes we have issued or pursuant to the equity line of credit agreement with Grenville Financial Ltd. may significantly dilute the equity interest of existing stockholders and may result in a change of control of Select Media.

                  Under the terms of our convertible notes, warrants and the equity line of credit agreement with Grenville Financial Ltd., the number of shares of common stock issuable under those instruments is approximately 427,385,357 shares because the conversion price, exercise price and our put rights are based on formulas tied to the market price of our common stock. Assuming a market price of $0.065 per share and assuming all of the convertible notes are converted, all of the warrants are exercised and we exercise fully our put rights under the equity line of credit agreement, following the offering by selling security holders our current stockholders will own approximately 3.9% of Select Media. The lower the average trading price of our common stock at the time notes are converted or our put rights are exercised, the greater the number of shares of our common stock that will be issued. In addition, under the terms of the convertible notes the number of shares issuable may increase if we issue additional shares, including our issuance of shares under the equity line of credit agreement with Grenville Financial Ltd.

                  Thus, there is a significant risk of dilution to our current stockholders. The perceived risk of dilution may cause some of our stockholders to sell their shares, which could depress the price of our common stock.

                  In addition, if all of the warrants are exercised, all of the convertible notes are converted and we exercise fully our put rights under the equity line of credit agreement, Select Media will undergo a change of control. In that case, Grenville Financial Ltd. and/or the holders of our convertible notes will be able to elect members of our board of directors.

         Our existing stockholders will be able to exercise significant control over us.

                  Mr. Gutkowski, Mr. Mongiardo and Dominick Sartorio, one of our former employees, beneficially own approximately 11%, 16%, and 11% respectively of our common stock and, along with our other director, if acting together, would be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. These stockholders, taken together, beneficially own approximately 39% of our outstanding common stock. See "Security Ownership of Certain Beneficial Owners and Management."

         We expect that our stock price will be volatile, which could result in losses for our investors or in a class action lawsuit.

                  Like the stock of many small-capitalization companies, the market price for our common stock has been volatile for reasons that may or may not be related to our performance or asset value, and we expect that it will continue to be so for the foreseeable future. Volatile stock prices may result in losses for our investors. In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us, it could result in substantial costs and would divert management's attention and resources.

         Substantial sales of our common stock could cause our stock price to fall.

                  If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Our stock is thinly traded and small volume fluctuations can have major impacts on price.

         Reporting requirements may delay or preclude acquisitions.

                  Sections 13 and 15(d) of the Securities Exchange Act of 1934 require companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by us. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Securities Exchange Act are applicable.

                           FORWARD LOOKING STATEMENTS

         This prospectus contains forward-looking statements. These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. Words such as "anticipates," "expects," "intends", "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Under "Risk Factors" above, we have disclosed a number of important factors that could cause our results to differ materially from our current expectations.

         Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. Except for our reporting requirements, we undertake no obligation to update these statements or publicly release the result of any revisions to the forward-looking statements that we may make to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock owned by the selling security holders. See "Selling Security Holders."

                           PRICE RANGE OF COMMON STOCK

         Our stock is currently quoted on the OTC Bulletin Board under the symbol "SMTV.OB." Our common stock has been quoted on the OTC Bulletin Board since April 20, 2001. Our common stock also was quoted on the OTC Bulletin Board from August 1997 to March 2000. From March 2000 to April 19, 2001, our common stock was quoted on the "pink sheets." From March 10, 2000 to April 14, 2000, the OTC Compliance Unit of the NASD affixed the letter "E" to the symbol. The suffix ".OB" is now affixed to all non-NASDAQ over-the-counter stocks.

         The historical high and low bid prices for our common stock for the last two years, as quoted on the OTC Bulletin Board and the "pink sheets," are as follows:



                         Period                      High          Low
                        --------                     ----          ---
             2000
             First Quarter                         $5.000        $6.500
             Second Quarter                        $6.375        $4.750
             Third Quarter                         $6.500        $4.000
             Fourth Quarter                        $6.250        $3.000


             2001
             First Quarter                         $6.000        $3.000
             Second Quarter                        $5.125        $1.650
             Third Quarter                         $3.100        $0.850
             Fourth Quarter                        $1.590        $0.300

             2002
             First Quarter (through
             February 1, 2002)                     $0.290        $0.050

         The above prices were obtained from the Commodity Systems, Inc. and reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions.

         On February 1, 2002, the last reported sale price of our common stock as reported on the OTC Bulletin Board was $0.08 per share. On January 31, 2002, there were 17,487,683 shares of our common stock outstanding held of record by approximately 272 holders.

                                 DIVIDEND POLICY

         We have never paid any cash dividends on our common stock and anticipate that, for the foreseeable future, we will retain any earnings for use in the operation of our business. Payment of cash dividends in the future will depend upon our earnings, financial condition, any contractual restrictions, restrictions imposed by applicable law, capital requirements and other factors deemed relevant by our board of directors.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         You should read this discussion and analysis of our financial condition and results of operations in conjunction with our financial statements, including the notes thereto, included below in this prospectus.

Overview

         Select Media is a New York corporation whose common stock is currently traded on the OTC Bulletin Board under the symbol "SMTV.OB." We began our business by producing and distributing "vignettes," which are short-form (thirty-second) informational programs distributed by particular sponsors for viewing during regular programming. In 1998, we hired personnel to provide services to worldwide news broadcasters and act as a television news agency under the name Select International Television Network, to produce and distribute news segments for sale to local and foreign news broadcasters. On October 30, 2000, we ceased operations of Select International Television Network.

         On January 18, 2000, we purchased all of the issued and outstanding common stock of Sigma Sound Services, Inc. pursuant to the terms of a stock purchase agreement. As described in Note 6 to our consolidated financial statements, we have determined that, effective April 1, 2001, control of Sigma Sound Services, Inc. became temporary when we defaulted on various payments due to the former owner of Sigma Sound Services, Inc. On September 28, 2001 we agreed with the former owner that control and ownership of Sigma Sound Services, Inc. would revert to the former owner. We further agreed to pay the former owner $350,000 pursuant to a note with interest at 8% payable in four equal installments in 2002 and 2003. We also agreed to issue 45,000 restricted shares of our common stock in settlement of two Company employment contracts with employees of Sigma Sound Services, Inc. Pursuant to Statement of Financial Accounting Standard No. 94, "Consolidation of All Majority Owned Subsidiaries," we have de-consolidated Sigma Sound Services, Inc. effective April 1, 2001.

         In March 2000, Select Media purchased some of the assets of After Hours Productions, Inc. consisting of certain contracts for recording projects. After Hours Productions, Inc. creates custom music and video products. On October 29, 2001, we reached an agreement with a former employee settling his employment contract by assigning certain After Hours Productions, Inc. assets to the former employee.

         As a result of the acquisitions and subsequent divestitures described above, we currently operate only our vignette business. That business is currently dormant, but we believe that we may be able to reinitiate operations of the vignette business.

         We believe that, given the changes in the structure of television broadcasting, including, but not limited to, the creation of a number of alternative television networks and the resulting scarcity of advertising airtime available to local television stations, we can better serve our stockholders by becoming the owner of entertainment content providers. By owning content providers, we can take advantage of the changing distribution systems offered by broadcast, cable and Internet distribution of its product.

Competition

         We face competition from some of the largest entertainment companies in the United States. It is difficult to estimate the size of the vignette market in which we compete. Although we are not aware of any other companies involved in the vignette business, we believe that competition in our business comes not from other producers of vignettes, but from other users of scarce airtime. One of the most significant developments in the broadcast television industry in the 1990's has been the growth of alternative broadcast networks, such as Fox, WB and UPN. Before this development, television stations that were not affiliates of the three major television networks (CBS, NBC and ABC) were independent local stations, each of which had substantial amounts of airtime to sell to us and our customers. Today, most formerly independent stations are affiliated with one of the new networks. As a result, the network, in exchange for providing programming, has the right to sell a significant portion of the affiliate's broadcast airtime. Therefore, the affiliate has less airtime to sell itself. As a result, the cost of airtime has dramatically increased.

         The entertainment market is rapidly evolving and intensely competitive. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could seriously harm our net sales and results of operations. Select Media expects competition to intensify in the future as additional distribution channels for entertainment product are opened. In particular, we believe that the use of the Internet for distribution of entertainment products is both an opportunity and a challenge. With so many entertainment choices, we also face the challenge of adapting our core business to Internet entertainment. We expect that our acquisition of content providers will enable us to adapt to the Internet entertainment challenge, because we believe that Internet technology is developing faster than content can be produced. Although the technology exists to provide a rich entertainment experience via the Internet, we believe that there is not sufficient high quality content available for users.

         On December 6, 2000, we signed a definitive Asset Purchase Agreement (the "Definitive Agreement") to acquire all the assets and liabilities of Betelgeuse Productions, LLC for $10 million. Betelgeuse has the ability to create entertainment content for broadcast, cable and Internet and to adapt existing product for use as Internet content. We have made a $500,000 down payment in connection with the transaction; the remaining balance of $9.5 million is due six months from the due diligence completion date (see Note 5 to the condensed financial statements). This transaction is currently on hold as a result of our inability to agree on the current value of the business and our inability up to this time to obtain financing for the transaction.

         As a further part of our strategy to acquire content providers and production and post-production service providers as a vertically integrated provider and distributor of programming and high-quality recorded music through traditional media and the Internet, on November 9, 2001, we reached an agreement with 90% of the shareholders of ANTRA Holdings Group, Inc. (Pink Sheets:RECD) to exchange their shares of ANTRA stock for shares of our common stock, and we plan to complete the acquisition in February 2002. On January 28, 2002, however, we received a notice from counsel to the representative of ANTRA's shareholders that the shareholders consider the Exchange Agreement to be void and of no effect based on their belief that we had an obligation to fund ANTRA pending closing and failed to do so. We consider this claim to be without merit, but there can be no assurance that the completion of the ANTRA acquisition will occur as planned. On November 19, 2001, we reached agreement to convert the existing ANTRA convertible debt into approximately $7 million of Select Media convertible debt. ANTRA's music recording business consists of several functions, including publishing, production, manufacturing, licensing, distribution and promotion. ANTRA competes with many larger full service corporations in the music record business but focuses on the smaller sub-segment music genre of urban music, primarily urban/rap/hip-hop. ANTRA has formed joint ventures in the past to distribute and promote its records.

         Market Strategy

         We market our remaining vignette products to large advertisers directly to their marketing departments. The cost of advertising airtime has the greatest impact on whether we can sell our vignette product. For each airing of a vignette, the customer has to purchase sufficient airtime to broadcast both the vignette and the customer's own advertisement. The greater the cost of airtime, the higher the cost to the customer. We only resell airtime to our vignette customers to air vignettes. We are not in the business of reselling airtime to third parties.

Employees and Property

         We had 2 full-time employees as of December 31, 2001. On October 30, 2000, we moved from a facility at 666 Third Avenue, New York, New York, which was used as the principal corporate office and the site of our studio facilities, to 44 E. 32nd Street in New York, and in February, 2001 to 475 Park Avenue South, 10th Floor in New York, subletting these latter two office spaces from Betelgeuse. In November, 2001 we moved our offices to 575 Madison Avenue, Suite 1006 in New York, New York.

RESULTS OF OPERATIONS

Fiscal Year 2000 compared to Fiscal Year 1999

Revenues

         Before the acquisition of Sigma Sound Services, Inc., our net revenues were derived mainly from the sales of vignettes, video press releases and Select International Television Network. Revenues decreased in 2000 to $477,899 or
(79)%, from $2,310,002 in the year ended December 31, 1999. The decrease in 2000 was due to a loss revenues from our Select International Television Network service due to the inability to use studio space at our facility caused by a dispute with our landlord and our subsequent decision to cease Select International Television Network operations on October 30, 2000.

Gross Profit

         Gross margins during 2000 decreased to 4.5% from 44% in 1999. Cost of revenues consisted primarily of costs associated with audio studio personnel. The resulting gross profit fluctuated based on factors such as salary expense, editing and marketing. Re-use of vignettes and portions thereof increased profits.

Expenses

         Selling, general and administrative expenses were $5,983,012 in 2000 and $5,528,274 in 1999, an increase of $454,738, or 8%. This increase was attributable to the expenses of the Sigma Sound Services, Inc. acquisition, the expenses of the acquisition of some of the assets of After Hours Productions, Inc. and the redirection of our company to acquire content providers and production and post-production service providers as a vertically integrated provider and distributor of programming and high-quality recorded music through traditional media and the Internet.

Losses

         We incurred losses from operations of $(5,961,485) in 2000 compared to $(4,513,161) in 1999, for an increase of $(1,448,324) or 32%. The increase in losses was due primarily to the decision to close the Select International Television Network business, which accounted for approximately 45% of our revenues in 1999, the expenses of the Sigma Sound Services, Inc. acquisition, the expenses of the acquisition of some of the assets of After Hours Productions, Inc. and our redirection to acquire content providers and production and post production service providers.

Nine- and three-month periods ended September 30, 2001 compared to nine- and three-month periods ended September 30, 2000

Revenues

         Our net revenues were derived mainly from the sales of vignettes, video press releases and Select International Television Network prior to 2001. With the decision to cease Select International Television Network operations on October 30, 2000, revenues have been minimal. In the nine months ended September 30, 2001, net revenues decreased by $415,858 or 78.5% to $114,178 from $530,636 in the nine months ended September 30, 2000. The decrease in net revenues during the first nine months of 2001 was due to a loss of Select International Televisions Network revenues and the de-consolidation of Sigma Sound Services, Inc., which is more fully described in Note 6 to our consolidated financial statements.

         In the three months ended September 30, 2001, net revenues decreased by $166,579 or 100% to zero dollars from $166,579 for the three months ended September 30, 2000. The decrease in net revenues during the first three months of 2001 was due to a loss of Select International Television Network revenues and the de-consolidation of Sigma (see Note 6 to our condensed financial statements).

Gross Margin

         Gross margins during the nine months ended September 30, 2001 were 34.3% compared to 40.0% for the nine months ended September 30, 2000. This change was primarily related to the disposition of Sigma Sound Services, Inc.

         Cost of revenues for the nine months ended September 30, 2001 and 2000 consisted primarily of costs associated with audio studio personnel. The resulting gross profit fluctuates based on factors such as salary expense, editing and marketing. Greater use of the audio studio space resulted in higher gross margins.

         Gross margins during the three months ended September 30, 2001 were zero compared to 62.4% for the three months ended September 30, 2000 primarily related to the deconsolidation of Sigma Sound Services, Inc.

         Cost of revenues for the three months ended September 30, 2001 was zero and the cost of revenues for September 30, 2000 consisted primarily of costs associated with audio studio personnel. The resulting gross profit fluctuates based on factors such as salary expense, editing and marketing. Greater use of the audio studio space resulted in higher gross margins.

Expenses

         Total operating expenses were $2,365,823 in the nine months ended September 30, 2001 compared with $4,379,037 in the nine months ended September 30, 2000, for a decrease of $2,013,214 or 46.0%. This decrease was attributable to our move to much smaller facilities, a decrease in staff as we restructured our company as well as the de-consolidation of Sigma Sound Services, Inc.

         Total operating expenses were $443,101 in the three months ended September 30, 2001 compared with $1,041,411 in the three months ended September 30, 2000, for a decrease of $598,310 or 57.5%. This decrease was attributable to our move to much smaller facilities, a decrease in staff as we restructured our company as well as the de-consolidation of Sigma Sound Services, Inc.

Losses

         We incurred net losses of $(2,872,025) in the nine months ended September 30, 2001 compared to $(4,347,654) in the nine months ended September 30, 2000, for a decrease of $1,475,629 or 33.9%. This decrease was attributable to our move to much smaller facilities and a decrease in staff as we restructured our company.

         We incurred net losses of $(551,804) in the three months ended September 30, 2001 compared to $(1,063,951) in the three months ended September 30, 2000, for a decrease of $512,147 or 48.1%. This decrease was attributable to our move to much smaller facilities and a decrease in staff as we restructured our company.

Liquidity and Capital Resources

         We have significant capital needs, which to date we have met through private sales of our equity and loans. Sales of our common stock at less than the current trading price could tend to depress prices. We will continue to need substantial infusions of capital, which we expect to continue to fund primarily from private sales of our equity, loans, or by a public offering of our equity or debt securities. During 2000 the Company raised $259,300 from Lloyds Bahamas Securities, Ltd., which was converted into 259,300 shares of common stock and $1,522,200 in convertible debt from International Electronic Trading Securities, Ltd., which was converted into 1,522,200 shares of common stock on January 15, 2001. Lloyds Bahamas Securities, Ltd. is an investment banking and securities brokerage business located in Nassau, the Bahamas. During 2000, Lloyds Bahamas Securities, Ltd. raised additional equity capital for the Company, in which Lloyds Bahamas Securities, Ltd. has assigned its interest to International Electronic Trading Securities, Ltd. We also have received a best efforts letter of intent from Lloyds Bahamas Securities, Ltd. for an additional $3 million in financing, of which $589,236 has been received in consideration of the issuance to Lloyds Bahamas Securities, Ltd. 719,172 shares of our common stock. We also received a separate commitment from Lloyds Bahamas Securities, Ltd. for the $500,000 down payment for the Betelgeuse Productions, LLC acquisition, of which $498,102 was received and for which 498,102 common shares were issued to Lloyds Bahamas Securities, Ltd.

         On May 29, 2001, we engaged Meridian Capital Markets to identify sources of debt or equity financing of $12 million for the purpose of acquiring Betelgeuse Productions, LLC. There can be no assurance that this financing will be completed or, if completed, that it will be on favorable terms.

         As of November 27, 2001, we entered into an equity line of credit agreement with Grenville Financial Ltd., one of the selling security holders under this prospectus. The equity line of credit agreement requires that the shares of common stock underlying the equity line of credit must be registered with the Securities and Exchange Commission and that the registration be declared effective before we may exercise our put options under the equity line of credit agreement. For further information regarding this transaction, see "Equity Line of Credit Agreement" below.

         We intend to use any funds raised to fund operations and to make strategic acquisitions through cash and stock transactions. Management hopes that these acquisitions will enable us to generate positive cash flows from operations. If we are unable to raise the appropriate funds, we will not be able to make any acquisitions nor will we be able to fund operations through December 31, 2002. There can be no assurances that we will be successful in our attempts to raise sufficient capital essential to our survival. If we are unable to generate or raise the necessary operating capital, it will become necessary to further curtail or cease operations. These matters raise substantial doubt about our ability to continue as a going concern.

         In connection with the pending acquisition of ANTRA (see Note 5 to condensed financial statements) the Company issued $250,000 in two-year 7% secured convertible promissory notes. The proceeds from these notes will be used to pay certain payables of ANTRA and expenses of the acquisition.

         We owe our counsel professional fees in the aggregate amount of approximately $573,000.

                                    BUSINESS

         Select Media Communications, Inc., a New York corporation, was organized in September 1981. Our common stock is traded on the OTC Bulletin Board under the symbol "SMTV.OB." We began operations in 1981 as a producer and distributor of "vignettes," which are short-form (thirty-second) informational programs distributed by particular sponsors for viewing during regular programming. We are currently attempting to position our company as a distributor of music and television programming.

         As of the date of this prospectus, we have no substantial business operations, although we may have some residual value attributable to our vignette business. We had no revenues in our fiscal quarter ended September 30, 2001, and we had revenues of less than $5,000 in our fiscal quarter ended December 31, 2001.

         On October 13, 1995, we filed a voluntary petition for reorganization under Chapter 11 of the United States Code. We filed this petition in the United States Bankruptcy Court for the Southern District of New York and our plan of reorganization was confirmed on August 28, 1997. In the period from our bankruptcy filing in October 1995 until September 1998, Select Media was essentially dormant. In September 1998, we reactivated our marketing efforts, began marketing our vignette products to advertisers, and began production and distribution of video press releases for General Motors Corporation. We also provided services to worldwide broadcasters and acted as a television news agency under the name Select International Television Network for sale to local and foreign news broadcasters. We ceased operations of Select International Television Network as of October 30, 2000.

         In January 2000, we repositioned our business to focus on entertainment content that is sold through traditional media and over the Internet. We believe that given changes in the structure of television broadcasting, including, but not limited to, the creation of a number of alternative television networks and the resulting scarcity of advertising airtime available to local television stations, we can better serve our stockholders by becoming the owner of entertainment content providers. By owning content providers, we can take advantage of the changing distribution systems offered by broadcast, cable and Internet distribution. In January 2000, we purchased all of the outstanding common stock of Sigma Sound Services, Inc. pursuant to the terms of a stock purchase agreement. After we defaulted on various payments due to the former owner of Sigma Sound Services, Inc., we relinquished control and ownership of Sigma Sound Services, Inc. to its former owner. On September 28, 2001, we agreed to pay the former owner $350,000 pursuant to a note with interest accruing at 8% per year, payable in four equal installments in 2002 and 2003. We also agreed to issue 45,000 restricted common shares to settle two employment contracts with employees of Sigma Sound Services, Inc.

         In March 2000, we purchased some of the assets of After Hours Productions, Inc. consisting of certain contracts for recording projects. After Hours Productions, Inc. creates custom music and video products. On October 29, 2001, we reached an agreement with a former employee settling his employment contract by assigning certain AHP assets to the former employee.

         As a result of the acquisitions and subsequent divestitures described above, we currently own only our vignette business. That business is currently dormant, but we believe that we may be able to reinitiate operations of the vignette business.

         On December 6, 2000, Select Media signed a definitive Asset Purchase Agreement (the "Definitive Agreement") to acquire all of the assets and liabilities of Betelgeuse Productions, LLC for $10 million. Betelgeuse has the ability to create entertainment content for broadcast, cable and Internet and to adapt existing product for use as Internet content. The Definitive Agreement provided for an initial $500,000 down payment, which we have paid. The balance of $9.5 million is due six months from the due diligence completion date (see
Note 5 to the condensed financial statements). This transaction is currently on hold as a result of our inability to agree on the current value of the business and our inability, up to this time, to obtain financing for the transaction.

         To further our strategy to become a vertically integrated provider and distributor of programming and high-quality recorded music through traditional media and the Internet, on November 9, 2001 we reached an agreement with 90% of the shareholders of ANTRA Holdings Group, Inc. (Pink Sheets:RECD) to exchange their shares of ANTRA common stock for shares in Select Media. ANTRA produces, acquires, licenses and distributes recorded music, focusing on urban music including hip-hop, rap, and rhythm and blues. On November 19, 2001, we reached an agreement to convert ANTRA's convertible debt into approximately $7 million of Select Media convertible debt. We closed the exchange of the ANTRA convertible debt on November 27, 2001, but have not closed the exchange agreement with holders of the ANTRA common stock. ANTRA competes with many larger full service corporations in the music recording business but focuses on the smaller sub-segment music genre of urban music, primarily urban/rap/hip-hop. ANTRA has formed joint ventures in the past to distribute and promote its records. On January 28, 2002, we received a notice from counsel to the representative of ANTRA's shareholders that the shareholders consider the Exchange Agreement to be void and of no effect as a result of our failure to fund ANTRA pending closing. As we believe that we had no obligation under the Exchange Agreement to fund ANTRA pending closing, we consider their claim to be without merit. We intend to proceed with the closing of the ANTRA transaction as previously planned.

Competition

         We face competition from some of the largest entertainment companies in the United States. It is difficult to estimate the size of the television vignette market in which we compete. We are not aware of any other companies involved in the vignette business. We believe that competition in this business segment comes not from other producers of vignettes, but from other users of scarce airtime. One of the most significant developments in the broadcast television industry in the 1990's was the growth of alternative broadcast networks, such as Fox, WB and UPN. Before this development, television stations that were not affiliates of the three large television networks (CBS, NBC, ABC) were independent local stations, each of which had substantial amounts of airtime to sell to us and our customers. Today, most formerly independent stations are affiliated with one of the new networks. The network, in exchange for providing programming, has the right to sell a significant portion of the affiliate's broadcast airtime. Therefore, the affiliate has less airtime to sell itself. As a result, the cost of airtime has increased dramatically, and this increase has adversely affected the vignette business. The entertainment market is rapidly evolving and intensely competitive. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could seriously harm our net sales and results of operations. We expect competition to intensify in the future, as additional distribution channels for entertainment products are opened.

         ANTRA competes with numerous record and publishing companies located throughout the United States, many of whom have substantially greater resources than ANTRA.

         Many of our competitors and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Many of these competitors can devote substantially more resources to marketing and promotion than we can. In addition, larger, well-established and well-financed entertainment companies may try to offer competing products. Our competitors may be able to adopt more aggressive pricing policies than we are able to adopt.

Market Segments

         During the year ended December 31, 2001, our television production business could be divided into two distinct markets: (1) short and long form television production and distribution; and (2) entertainment content production and distribution.

Short and Long Form Television Production and Distribution

         Our legacy vignette and video press release business comprise this market segment, along with proposed future television projects. We retain our ability to produce and distribute both short-form and long-form video productions. These include vignette products, video press releases and traditional television programming. We did not produce any traditional television programming during the year ended December 31, 2001, although we have produced such programming in the past. Because of the repositioning of our business in 2001, we intend to focus on products other than video press releases.

         We continue to market our remaining vignette products to large advertisers through their marketing departments. As a result of our desire to shift our business to that of an entertainment content provider, we no longer market our video press release service.

Entertainment Content Production and Distribution

         ANTRA's music recording business consists of several functions, including publishing, production, manufacturing, licensing, distribution and promotion. ANTRA competes with many larger full service corporations in the music record business but focuses on the smaller sub-segment music genre of urban music -- primarily urban/rap/hip-hop. ANTRA has formed joint ventures in the past to distribute and promote its records.

         We have not and do not expect to have in the future significant research and development expenses.

         Our principal office is located at 575 Madison Avenue, Suite 1006, New York, New York 10022 and our telephone number at that address is (212) 605-0548. As of the date of this prospectus, we have two employees, both of whom are full-time employees.

Impact of Inflation

         Inflation has historically not had a material effect on our operations.

Recent Developments

         In January 2002, we entered into an agreement with Dominick Sartorio pursuant to which Mr. Sartorio agreed to release us from payment of back salary and expenses owed to him and to surrender to us 500,000 shares of our common stock of the 2,000,000 shares held by him.

                                LEGAL PROCEEDINGS

         In September 2000, Micron General Contractors began an action in New York Supreme Court to recover unpaid fees associated with services allegedly rendered by Micron in the build-out of our leased space at 666 Third Avenue, New York, New York. A subsequent action was filed by Robert B. Samuels, Inc., also in New York Supreme Court, relating to its services with respect to this build-out. The plaintiffs in the two actions are seeking a total of approximately $470,000. We are defending these actions, which are currently in the discovery phase.

         In November 2000, Commonwealth Partners LP instituted an action in the Supreme Court of New York seeking fees in excess of $600,000 for financial advisory services allegedly rendered by Commonwealth Partners LP to us. We believe this action is without merit and have filed our answer in opposition. However, we are unable to predict the outcome of this claim and, accordingly, no adjustment has been recorded in the consolidated financial statements in response to this claim.

                                   MANAGEMENT

         Our directors and officers are as follows:

                                                                                          Position with
Name                       Age      Position                                           Select Media Since
----                       ---      --------                                           ------------------
Mitch Gutkowski            46       Chief Creative Officer, Secretary                         1981
                                    and Director
James F. Mongiardo         56       Chairman of the Board, Chief Executive Officer            2000
                                    and Director
Chester R. Simmons         72       Director                                                  1999

         Mitch Gutkowski, Chief Creative Officer, Secretary since 2001 and Director since 1981, founded Select Media in 1981. Mr. Gutkowski oversees our creative strategy as the Chief Creative Officer. Before founding Select Media, Mr. Gutkowski was Vice President for Advertising Sales for Pro-Sport Entertainment, Inc., the exclusive television syndication distributor for NFL films. It was there that Mr. Gutkowski created a sports vignette, which ultimately became the genesis of Select Media. Prior to that, Mr. Gutkowski held the position of network supervisor for BBDO, one of the country's largest advertising agencies. In his role as head of the syndication division, Mr. Gutkowski was responsible for placing over $100 million a year on behalf of the agency's syndication clients. Mr. Gutkowski was our Chairman of the Board and Chief Executive Officer in 1995, when we filed for bankruptcy protection under Chapter 11. Since that time, Mr. Gutkowski has been employed by Select Media.

         James Mongiardo, Chairman of the Board and Chief Executive Officer since 2001 and previously Vice Chairman of the Board since 2000, has experience in building companies and in the banking and securities business. He has served as Chief Executive Officer for public biotechnology and healthcare services companies and as head of United States marketing for Schering-Plough Corporation. Since November 2000, Mr. Mongiardo has been Managing Director of Homewood Capital Group, LLC, a corporate finance consulting firm specializing in institutional private placements for emerging companies. For the five-year period ending November 2000, he was Managing Director of LBC Capital Corporation, an investment banking firm specializing in institutional private placements for emerging companies.

         Chester R. Simmons, Director since 1999, has a distinguished career in helping to shape modern sports television. In 1957, he joined the group responsible for the American Broadcasting Company's sports programming, including "ABC's Wide World of Sports," "The American Sportsman," and ABC's Olympic Games coverage. In 1964, he moved to NBC, where he rose to the position of the first President of NBC Sports. During his tenure at NBC, that network acquired the rights to televise Major League Baseball, the National Hockey League, various Olympic Games and NCAA football. Mr. Simmons left NBC Sports to become the first President and Chief Executive Officer of ESPN. Mr. Simmons became commissioner of the United States Football League in 1982 and since then and for the last five years has served as a consultant to a variety of sports or television businesses.

         The above listed directors will serve until the next annual meeting of the stockholders or until their death, resignation, retirement, removal, or disqualification, and until their successors have been duly elected and qualified. Our executive officers serve at the discretion of the board of directors. Vacancies in the existing board of directors are filled by majority vote of the remaining directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person. There is no family relationship between any of our executive officers or directors.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation received for services rendered during the fiscal years ended December 31, 2001, 2000 and 1999 by our Chief Executive Officer and our Chief Creative Officer.

                           Summary Compensation Table


                                         Annual
                                    Compensation                            Long-Term Compensation
                             --------------------------------------------------------------------------------
                                                                                  Awards
Name and                                                           ------------------------------------------
Principal                                                          Restricted Stock     Securities Underlying
Position                       Year           Salary                  Awards               Options/SARs
--------                       ----           ------                  ------               ------------
                                                 ($)                     ($)                       (#)
James F. Mongiardo,            2001               0(1)                      0                    3,100,000(1)
Chief Executive Officer        2000             60,000                300,000(2)                    0

Mitch Gutkowski,               2001               0                       0                         0
Chief Creative Officer         2000            200,000                    0                         0
                               1999            252,000                440,000(3)                    0

----------
(1) Mr. Mongiardo joined us in 2000. On December 31, 2001, Mr. Mongiardo agreed to waive any past salary due and future salary due through January 31, 2002 and was granted a warrant to purchase 1,000,000 shares of common stock at $0.30 per share. Under Mr. Mongiardo's employment agreement with us, we have issued to him a warrant to purchase 2,100,000 shares of common stock at $1.25 per share.
(2) In July 2000, we awarded 100,000 shares of common stock to Mr. Mongiardo, which have been valued for reporting purposes at $300,000 based upon the closing price of our common stock on the date of award.
(3) In the period from our bankruptcy filing in October 1995 until October 1999, Mr. Gutkowski provided substantial services to us. For much of that period, Mr. Gutkowski did not take a salary or took a reduced salary. To compensate him for his prior service, in October 1999 we issued Mr. Gutkowski 2,000,000 shares, which have been valued for reporting purposes at $440,000. The $440,000 value placed on the stock issued to Mr. Gutkowski is based on sales made by us that took place just before the issuance to Mr. Gutkowski.

         We did not pay to our Chief Executive Officer, Chief Creative Officer or any executive officer any compensation intended to serve as incentive for performance to occur over a period longer than one year pursuant to a long-term incentive plan in the fiscal year ended December 31, 2001. We do not have any defined benefit or actuarial plan with respect to any executive officer under which benefits are determined primarily by final compensation and years of service. On October 25, 1999, we issued 2,000,000 shares of restricted common stock to Mr. Gutowski for prior services to our company. Mr. Gutkowski provided substantial services to us from the time we filed for bankruptcy court protection in November, 1995 up to and including October 24, 1999. For much of that period, Mr. Gutkowski did not take a salary or took a reduced salary. Mr. Gutkowski was responsible for introducing us to the consultants and independent contractors who brought us back into business after the bankruptcy. On October 25, 1999, we reduced Mr. Gutkowski's salary from $300,000 per year to $200,000 per year in order to conserve our cash resources.

Option Grants

         We granted no stock options in the fiscal year ended December 31, 2001. We issued two warrants to purchase an aggregate of 55,000 shares of our common stock exercisable at $1.25 per common share to two former employees as part of a settlement for back pay and expenses. We also issued warrants to purchase 3,100,000 shares to Mr. Mongiardo, 1,000,000 of which are exercisable at a price of $0.30 per share, and 2,100,000 of which are exercised at a price of $1.25 per share.


Board Committees

         The board of directors has not established any committees.

Compensation of Directors

         Our directors do not receive any compensation for their services as members of our board of directors. They are reimbursed, however, for travel and lodging expenses in connection with their attendance at board meetings.

Employment Contracts

         We have an employment agreement with Mr. Mongiardo to act as our Chief Executive Officer. The contract provides for a yearly salary of $250,000 with yearly increases of 10%. The agreement also provides for a warrant to purchase 2,100,000 shares of common stock exercisable at $1.25 per share. The term of Mr. Mongiardo's employment agreement runs through December 31, 2003.

         We also have an employment agreement with Mr. Gutkowski. The contract provides for a yearly salary of $300,000 with yearly increase. The term of Mr. Gutkowski's agreement runs through November 1, 2005.

Potential Conflicts of Interest Related to Other Business Activities

         It is possible that Mr. Mongiardo, a director and our chief executive officer, and Mr. Simmons, a non-employee director, may in the future participate in business ventures that could be deemed to compete with us. Conflicts of interest and non-arms length transactions may arise in the future in the event our officers or directors become involved in the management of any firm with which we transact business. Although we have adopted a policy that we will not seek a merger with, or acquisition of, any entity in which members of our management serve as officers, directors or partners, or in which they or their family members own or hold any material ownership interest, we do have an exception to that policy in the event that an acquisition or transaction is approved by a majority of the members of our board of directors who have no such direct or indirect interest in the entity. Thus, upon the approval of disinterested directors, we could enter into a transaction with an entity in which members of our management have an interest.

         Mr. Mongiardo is associated with Homewood Capital Group, LLC, a business consulting and advisory firm. Consequently, there are potential conflicts of interest in his acting as a director and officer of Select Media. Mr. Mongiardo limits the amount of time he devotes to our business. Pursuant to Mr. Mongiardo's employment contract, he is to devote at least 60% of his working time, energy, skill and commercially reasonable efforts to the performance of his duties in a manner which will faithfully and diligently further our business and interests.

         Our officers and directors may in the future become stockholders, officers or directors of other companies that may be engaged in business activities similar to those conducted by us. Accordingly, conflicts of interest may arise in the future with respect to those individuals acting on behalf of us or other entities. Additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to our business operations. With the exception of the policy regarding mergers and acquisitions described above, we do not have any policies regarding resolving conflicts of interest.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Amended Certificate of Incorporation provides that we will indemnify all persons whom we have the power to indemnify under Article 7 of the Business Corporation Law of the State of New York, which includes all officers and directors, to the fullest extent permitted by Article 7 of the Business Corporation Law of the State of New York, against any and all of the expenses, liabilities or other matters referred to in or covered by Article 7 of the Business Corporation Law of the State of New York, as amended or supplemented, as to action in any capacity in which he served at our request, and such indemnification shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of the shareholders, resolution of the directors, agreement or otherwise, as permitted by Article 7 of the Business Corporation Law of the State of New York.

         Our Amended Certificate of Incorporation also provides that our directors shall not be personally liable to us or our shareholders for damages for any breach of duty in such capacity, except for the liability of any director if a judgment or other final adjudication adverse to a director establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that the director's acts violated Section 719 of the New York Business Corporation Law. Section 719 of the New York Business Corporation Law relates to distributions of a corporation's cash or property, redemption of capital certificates, subvention certificates and bonds, payments of fixed or contingent periodic sums to the holders of subvention certificates, distribution of assets after dissolution of the corporation and the making of loans to directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers, and controlling persons of Select Media pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information known to us regarding beneficial ownership of our common stock as of February 1, 2002 for (1) each of the executive officers and directors, (2) each person or group that is a beneficial owner of more than 5% of the outstanding shares of our common stock, and (3) all of our executive officers and directors as a group. As of February 1, 2002, there were 17,487,683 shares issued and outstanding and 4,214,940 shares issuable upon exercise of warrants and options which are exercisable within 60 days. The number of shares issuable upon conversion of debt will vary according to the number of shares issued and outstanding as well as the market price the conversion date. See Footnote 5 below.

Names and Addresses
of Beneficial Owners                                      Number of Shares           Percentage Owned(1)
--------------------                                      ----------------           -------------------

Mitch Gutkowski(2)                                           2,000,000                      11.4%
James F. Mongiardo(2)                                        3,200,000(3)                   15.5%
Chester R. Simmons(2)                                          101,600(4)
Balmore Funds, S.A.                                          1,940,917(5)                   9.99%
   P.O. Box 4603
   Zurich, Switzerland
Austost Anstalt Schaan                                       1,940,917(5)                   9.99%
   7440 Fuerstentun, Liechtenstein
   Landstrasse 163
United Securities Services, Inc.                             1,940,917(5)                   9.99%
   135 West 50th Street
   New York, New York  10020
Nesher Inc.                                                  1,940,917(5)                   9.99%
   Ragnall House
   18 Peel Road
   Douglas, Isle of Man, UK  1M1 4L2
B.B.Y. Enterprises, Inc.                                     1,940,917(5)                   9.99%
   135 West 50th Street
   New York, New York  10020
Ellis Enterprises, Ltd.                                      1,448,463(5)                    7.6%
   42A Waterloo Road
   London, England, UK  NW2 7UF
Alpha Capital Aktiengesellschaft                             1,940,917(5)                   99.9%
   Pradafant 7
   9490 Furstentums
   Vaduz, Lichtenstein
Dominick Sartorio                                            2,000,000                      11.4%
   22 Magerus Street
   Huntington, NY  11746

All officers and directors as                                5,301,600                      25.8%
   a group (3 persons)

--------
(1) For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons, any shares of common stock that a person has the right to acquire within 60 days is deemed to be outstanding as to that person or group, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2) The address of each of the named executive officers and directors is c/o Select Media at 575 Madison Avenue, Suite 1006, New York, New York 10022.
(3) Includes two warrants that are exercisable within 60 days, one of which is a warrant to purchase 2,100,000 shares at an exercise price of $1.25 per share, and the other of which is a warrant to purchase 1,000,000 shares at an exercise price of $0.30 per share.
(4) Includes a warrant to purchase 50,000 shares of common stock exercisable at $1.47 per share and a warrant to purchase 50,000 shares of common stock exercisable at a price of $.30 per share.
(5) Assumes the maximum amount convertible under the convertible notes or exercisable under the warrants held by this person within 60 days. Under the terms of the subscription agreement with our convertible note holders, each note holder is limited to converting its notes or exercising its warrants in a aggregate amount not to exceed the number of shares that will result in the ownership of the note holder of 9.99% of Select Media. However, any note holder can void the 9.99% ownership limit upon 75 days prior written notice. If the 75-day notice is given, the following convertible note holders would be able to exercise warrants and convert their notes so that the following number of shares of our common stock would be issuable: Balmore Funds, S.A.: 50,026,655 shares for a 74.1% ownership interest; Austost Anstalt Schaan: 50,026,655 shares for a 74.1% ownership interest; United Securities Services, Inc.: 4,602,499 shares for a 20.8% ownership interest; Nesher Inc.: 6,150,817 shares for a 26.0% ownership interest; B.B.Y. Enterprises, Inc.: 2,472,898 shares for a 12.4% ownership interest; and Alpha Capital Aktiengesellshaft: 4,890,110 shares for a 21.9% ownership interest.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 1996, Mr. Gutkowski contributed $100,000 in cash to our reorganization plan as part of our emergence from bankruptcy. We repaid this contribution to Mr. Gutkowski in January 2000.

         On November 27, 2001, we agreed to issue to United Securities Services, Inc. a convertible note in the principal amount of $265,527, a convertible note in the principal amount of $11,550 and a warrant for the purchase of 38,100 shares of our common stock at an exercise price of $2.50 per share in consideration of the surrender by United Securities Services, Inc. of a convertible note of ANTRA Holdings Group, Inc., in the principal amount of $175,846, held by it.

         On November 27, 2001, we agreed to issue to Nesher Inc. a convertible note in the principal amount of $354,166, a convertible note in the principal amount of $15,950 and a warrant for the purchase of 50,820 shares of our common stock at an exercise price of $2.50 per share in consideration of the surrender by Nesher Inc. of a convertible note of ANTRA Holdings Group, Inc., in the principal amount of $234,547, held by it.

         On November 27, 2001, we agreed to issue to B.B.Y. Enterprises, Inc. a convertible note in the principal amount of $151,000 and a warrant for the purchase of 21,600 shares of our common stock at an exercise price of $2.50 per share in consideration of the surrender by B.B.Y. Enterprises, Inc. of a convertible note of ANTRA Holdings Group, Inc., in the principal amount of $100,000, held by it.

         On November 27, 2001, we agreed to issue to Ellis Enterprises, Ltd. a convertible note in the principal amount of $88,443 and a warrant for the purchase of 12,700 shares of our common stock at an exercise price of $2.50 per share in consideration of the surrender by Ellis Enterprises, Ltd. of a convertible note of ANTRA Holdings Group, Inc., in the principal amount of $234,418, held by it.

         On November 27, 2001, we agreed to issue to Austost Anstalt Schaan a convertible note in the principal amount of $3,054,639 and a warrant for the purchase of 438,360 shares of our common stock at an exercise price of $2.50 per share in consideration of the surrender by Austost Anstalt Schaan of a convertible note of ANTRA Holdings Group, Inc., in the principal amount of $2,022,940, held by it.

         On November 27, 2001, we agreed to issue to Balmore Funds, S.A. a convertible note in the principal amount of $3,054,639 and a warrant for the purchase of 438,360 shares of our common stock at an exercise price of $2.50 per share in consideration of the surrender by Balmore Funds, S.A. of a convertible note of ANTRA Holdings Group, Inc., in the principal amount of $2,022,940, held by it.

         On November 27, 2001, we agreed to issue to Alpha Capital Aktiengesellschaft a convertible note in the principal amount of $222,500 in consideration of the surrender by Alpha Capital Aktiengesellschaft of a convertible note of ANTRA Holdings Group, Inc. held by it.

         On December 31, 2001, Mr. Mongiardo agreed to waive any past salary due and future salary due through January 31, 2002. He was granted a warrant to purchase 1,000,000 shares of common stock at 120% of the close of market on December 31, 2001. The close price on December 31, 2001 was $ 0.25 and, therefore, Mr. Mongiardo can exercise his warrant to purchase 1,000,000 shares of our common stock at $0.30 per share.

         In January 2002, we entered into an agreement with Dominick Sartorio, one of our former employees, pursuant to which Mr. Sartorio agreed to release us from payment of back salary and expenses owed to him and to surrender to us 500,000 shares of our common stock of the 2,000,000 shares then held by him.

                              PLAN OF DISTRIBUTION

         We are registering this offering of shares of our common stock on behalf of the selling security holders. We will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses.

         The selling security holders may sell their shares of our common stock to purchasers for cash from time to time directly by and subject to the discretion of the selling security holders. The selling security holders may, from time to time, offer their securities for sale through underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions, or commissions from the selling security holders and/or the purchasers of the securities for whom they may act as agents.

         The securities sold by the selling security holders may be sold from time to time in one or more transactions at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling security holders or by agreement between the selling security holders and any underwriters.

         In connection with the offering of shares of our common stock under the equity line of credit agreement, Grenville Financial Ltd. is an "underwriter" within the meaning of the Securities Act of 1933, as amended. See "Equity Line of Credit Agreement." Any other underwriters, brokers, dealers, or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the Securities Act, and any discounts, commissions, or concessions received by any underwriters, dealers, or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         Because the selling security holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. As of the date of this prospectus, we are not aware of any agreements, understandings or arrangements between any of the selling security holders and any underwriters or broker-dealers regarding the sale of the shares.

         At the time a particular offer is made by or on the behalf of the selling security holders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock and other securities being offered, and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the selling security holders, any discounts, commissions and other items constituting compensation from the selling security holders, any discounts, commissions, or concessions allowed, reallowed, or paid to dealers, and the proposed selling price to the public.

         The selling security holders have agreed to sell the shares only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the selling security holders' shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and has been complied with by the selling security holder.

         The selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and its associated rules and regulations, including Regulation M. These provisions may limit the timing of purchases and sales of shares of our common stock by the selling security holders. We will make copies of this prospectus available to the selling security holders and have informed them of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.

                            SELLING SECURITY HOLDERS

         The following table sets the names of the selling security holders, the number of shares of common stock beneficially owned by each selling security holder as of January 31, 2002, the number of shares to be offered by each selling security holder in this offering and the amount and percentage of common stock that will be beneficially owned by each such selling security holder after this offering is complete. None of the selling security holders has held any position or office or had a material relationship with Select Media or any of our affiliates within the past three years other than as a result of the ownership of our common stock.

         We are registering all of the shares listed on the following table to permit the selling security holders and their transferees or other successors in interest to offer the shares of our common stock from time to time. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. For the purpose of this table, we are assuming that all of the shares of our common stock being registered on behalf of the selling security holders will be sold.


--------------------------------------------------------------------------------------------------------------------------------
                                                       Number of Shares
                                                       Beneficially Owned
                                                       that are Issuable
                                                       Upon Exercise of     Number of Shares      Number of        Percentage of
                                                       Warrants or Upon     of Common Stock       Shares Held      Shares Held
                                Number of Shares       Conversion of Debt   Offered for the       After the        After the
Name of Selling                 Beneficially Owned     or Under Equity      Selling Security      Offering is      Offering is
Security Holder(1)              Before Offering(2)     Line(2)              Holders(3)            Completed (3)    Completed (3)
--------------------------------------------------------------------------------------------------------------------------------
United Securities
     Services, Inc.                                        4,602,449               4,602,449              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Nesher Inc.                                                6,150,817               6,150,817              0                 0
--------------------------------------------------------------------------------------------------------------------------------
B.B.Y. Enterprises, Inc.                                   2,472,898               2,472,898              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Ellis Enterprises, Ltd.                                    1,448,463               1,448,463              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Austost Anstalt Schaan                                    50,026,655              50,026,655              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Balmore Funds, S.A.                                       50,026,655              50,026,655              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Alpha Capital
     Aktiengesellschaft                                    4,890,110               4,890,110              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Grenville Financial Ltd.                                 307,692,308(4)          307,692,308              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Teltran International
     Group, Ltd.                        220,000                                      220,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Joseph Marrone                          418,000                                      418,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Salen Limited                            88,000                                       88,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Rowett Enterprise Ltd.                   47,882                                       47,882              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Fir Enterprise Ltd.                      58,322                                       58,322              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Sumburgh Limited                         65,599                                       65,599              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Tyrone Denittis                          54,450                                       54,450              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Felicia Denittis                         11,000                                       11,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Romane Denittis                          11,000                                       11,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Dawn Denittis
     Brittingham                         11,000                                       11,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Paul Abrams                              22,000                                       22,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Karen Miller                              2,200                                        2,200              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Howard Miller                             2,200                                        2,200              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Arthur Rosenberg                         11,000                                       11,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Frederick Rollins                        11,000                                       11,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Lloyd Remick                             22,000                                       22,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------
David Goldstein                          11,000                                       11,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Gail Goldstein                           11,000                                       11,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Percival Limited                         67,100                                       67,100              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Lamlash Limited                         319,840                                      319,840              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Calanish Limited                         11,000                                       11,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Craignure Limited                        42,262                                       42,262              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Susan Myatt                              12,100                                       12,100              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Broadford Limited                         2,420                                        2,420              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Corrie Limited                           72,017                                       72,017              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Jeffrey Myatt                            16,500                                       16,500              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Jason Myatt                              16,500                                       16,500              0                 0
--------------------------------------------------------------------------------------------------------------------------------
S. Goldstein                             10,450                                       10,450              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Mark Brock                                8,671                                        8,671              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Mr. Brock                                 2,530                                        2,530              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Calgary Limited                           3,722                                        3,722              0                 0
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
                                                       Number of Shares
                                                       Beneficially Owned
                                                       that are Issuable
                                                       Upon Exercise of     Number of Shares      Number of        Percentage of
                                                       Warrants or Upon     of Common Stock       Shares Held      Shares Held
                                Number of Shares       Conversion of Debt   Offered for the       After the        After the
Name of Selling                 Beneficially Owned     or Under Equity      Selling Security      Offering is      Offering is
Security Holder(1)              Before Offering(2)     Line(2)              Holders(3)            Completed (3)    Completed (3)
--------------------------------------------------------------------------------------------------------------------------------
Sleat Limited                                3,573                                       3,573              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Rothesay Limited                             2,522                                       2,522              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Carol Singer                                15,400                                      15,400              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Carbost Limited                              5,280                                       5,280              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Dolores Miller                               3,491                                       3,491              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Ira Miller                                      94                                          94              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Aran Limited                                 5,148                                       5,148              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Craighouse Limited                           7,018                                       7,018              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Staffin Limited                              2,841                                       2,841              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Brae Limited                                27,748                                      27,748              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Brodick Limited                              3,586                                       3,586              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Millport Limited                               550                                         550              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Newco Management                             7,577                                       7,577              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Byron Lerner                                88,000                                      88,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------
James Tubba                                 88,000                                      88,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Daryl Lerner                                35,200                                      35,200              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Southern Properties
     Limited                                   990                                         990              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Gary Cella                                   2,640                                       2,640              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Linda Kuhn                                   2,860                                       2,860              0                 0
--------------------------------------------------------------------------------------------------------------------------------
R. Kaufman                                     110                                         110              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Newcard                                     90,115                                      90,115              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Coastal Provinces United                    16,099                                      16,099              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Relocate 411.com, Inc.                     176,000                                     176,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------
Anthony Martorana                          350,000                                     350,000              0                 0
--------------------------------------------------------------------------------------------------------------------------------

(1) Based upon the information we have received, we assume that the selling security holders have sole voting and investment power with respect to all shares owned.

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Beneficial ownership figures include all shares of common stock represented by shares of issued and outstanding common stock as well as shares of common stock issuable upon the exercise of warrants, upon the conversion of our convertible notes or, with respect to Grenville Financial Ltd., our exercise of put rights under the equity line of credit agreement.

(3) Assumes that all shares covered by this prospectus are sold. Assumes all shares of common stock issuable upon the exercise of outstanding warrants are sold; assumes all shares of common stock issuable upon conversion of our convertible notes are sold; assumes all shares issuable upon the exercise of our put rights under the equity line of credit agreement are sold.

(4) Assumes that all of our puts to Grenville Financial Ltd. under our equity line of credit agreement with Grenville Financial Ltd. will be exercised at a price per share of $0.065, the average of the bid and ask price of our common stock on January 31, 2002.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 35,000,000 shares of common stock having a par value of $.001 each, of which 17,487,683 shares are currently outstanding.

         Each share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. The common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares may elect all of the directors of Select Media. The common stock does not have any preemptive rights. Stockholders holding a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our certificate of incorporation.

         Holders of common stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the board of directors, from funds legally available therefor. In the event of our liquidation, or dissolution or the winding up of our affairs, all of our assets and funds remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the common stock. Holders of common stock are not entitled to preemptive, subscription, or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock offered hereby when issued pursuant to the terms of their respective agreements, will be fully paid and non-assessable.

         If the selling security holders exercise all of their warrants, convert the entire amount of all of the convertible notes and if we exercise all of our put rights under the equity line of credit agreement with Grenville Financial Ltd., we would be required to issue approximately 427,385,357 shares, assuming a price of $0.065 per share. This causes a significant risk of dilution to our current stockholders. The perceived risk of dilution may cause some of our stockholders to sell their shares, which could cause a substantial decrease in the market price of our common stock. The agreements we entered into with the selling security holders that hold the warrants and convertible notes, however, place volume limits on the number of shares that may be purchased. Specifically, a convertible note holder cannot convert on any conversion date any principal amount of a note that would result in the beneficial ownership of the note holder and its affiliates of more than 9.99% of our common stock. Any holder of our convertible notes can give us 75 days written notice and this ownership limit will be voided. The equity line of credit agreement with Grenville Financial Ltd. places a 4.99% limit on the amount of shares Grenville may be required to purchase under the equity line of credit pursuant to any one put. The 4.99% limit is based on the number of our outstanding shares of common stock at the time of the exercise of the put.

         We intend to increase the authorized capital stock sufficient to permit the shares covered by this prospectus to be issued under our Certificate of Incorporation. We anticipate that our board of directors and our shareholders will have authorized the increase by June 30, 2002.

         We can give no assurance as to the effect, if any, that future sales of common stock will have on the market price of our common stock. Of our shares of common stock currently outstanding, assuming no exercise of warrants for shares of our common stock, 5,114,085 are "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, as amended, and under certain circumstances may be sold without registration pursuant to that rule. As of the date of this prospectus, 71,358 restricted shares of common stock are eligible for sale pursuant to Rule 144. We are unable to predict the effect that the sales made under Rule 144 or otherwise may have on the market price of the common stock prevailing at the time of any such sales. Nevertheless, sales of substantial amounts of the restricted shares of common stock in the public market could adversely effect the then prevailing market for our common stock.

         We have entered into a subscription agreement describing the terms of the conversion of ANTRA's convertible debt into our convertible debt. Pursuant to the subscription agreement, we have an obligation to file a registration statement with the Securities and Exchange Commission registering the resale by the convertible debt holders of the common stock underlying the convertible debt securities. The registration statement must register an amount of our common stock equal to 200% of the common stock issuable at the conversion price in effect on the date of the filing of the registration statement. Failure to register the securities, delay in effectiveness of the registration statement, or if the registration statement ceases to become effective for a period of time, will result in our being liable for liquidated damages in an amount equal to two (2%) percent of the aggregate principal amount of the convertible notes per month or part thereof for each month or part thereof during the pendency of any of the above events.

         We have also entered into a registration rights agreement with Grenville Financial Ltd. Pursuant to the registration rights agreement, we have an obligation to file a registration statement with the Securities and Exchange Commission registering the resale by Grenville Financial Ltd. of the common stock underlying the equity line of credit agreement and the 75,000 warrants which have been granted to Grenville Financial Ltd. in connection with the equity line of credit agreement. If we fail to timely file the registration statement or to obtain effectiveness of the registration statement, we will be required, as a penalty, to issue to Grenville Financial Ltd. an additional amount of our common stock equal to 100,000 divided by 90% of the closing bid price of the common stock on the trading day of the failure. As of February 1, 2002, the penalty would be 1,587,302 shares of common stock.

Market Information

         Our common stock is listed on the OTC Bulletin Board under the symbol "SMTV.OB." Trading in our common stock has historically been limited.

Transfer Agent

         The transfer agent for our common stock is American Stock Transfer and Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

                         EQUITY LINE OF CREDIT AGREEMENT

Overview

         On November 27, 2001, we entered into a private equity line of credit agreement with Grenville Financial Ltd., a British Virgin Islands corporation, establishing what is frequently referred to as an "equity line of credit."

         In general, under our equity line of credit, Grenville Financial Ltd. has committed to provide us with up to $20,000,000 as we require it over a 24-month period, in return for shares of our common stock. During the 24-month period, we may require (up to 24 times), by delivering an "optional purchase notice" to Grenville Financial Ltd., that Grenville Financial Ltd. purchase shares of our common stock, at a specified discount to the market price, for an aggregate purchase price, referred to in the equity line of credit agreement as an "investment amount."

         The 20-day trading period following delivery of an optional purchase notice is referred to as a "valuation period." The number of shares to be purchased by Grenville Financial Ltd. will be determined on a daily basis during each valuation period. The number of shares we sell with respect to any valuation period will be reduced if the price of our common stock falls below any floor price that we specify in an optional purchase notice.

         In consideration for Grenville Financial's commitment to purchase our shares under the equity line of credit agreement, we have issued to Grenville Financial Ltd. a warrant to purchase 75,000 of shares of our common stock at an exercise price of $0.44 per share. The warrant expires on November 27, 2006. We have also agreed to pay Libra Finance, S.A., in consideration for its having introduced us to Grenville Financial Ltd., a cash fee equal to 2% of each investment amount.

         Based upon a review of the trading volume and price history of our common stock and the number of optional purchase notices we anticipate delivering, we are registering 307,692,308 of our shares of common stock for possible issuance under the equity line of credit agreement and an additional 75,000 shares of our common stock for possible issuance upon exercise of the warrants held by Grenville Financial Ltd.

         The equity line of credit agreement limits our ability to exercise any one put if doing so would result in Grenville Financial Ltd. owning more than 4.99% of our outstanding shares of common stock.

Procedures and Calculations in Connection with the Equity Line of Credit
Agreement

         Under the equity line of credit, we will exercise a put by delivering an optional purchase notice to Grenville Financial Ltd. that states the following:

         o    the investment amount we are requesting;

         o the commencement date for the 20-trading day valuation period, which begins the trading day after we deliver the optional purchase notice; and

         o the floor price below which we are unwilling to sell to Grenville Financial Ltd. shares of our common stock with respect to that valuation period.

The Investment Amount

         The minimum put amount that we may request in any optional purchase notice is $100,000, while the maximum put amount is the lesser of (1) the maximum amount of common stock that may be issued without our shareholder' approval pursuant to the rules of any market or exchange on which our common shares are traded; (2) an amount of common stock that would cause Grenville Financial Ltd. to own more than 4.99% of our outstanding shares of common stock; or (3) an amount equal to 15% of the product of the following:

         o the sum of the reported daily trading volume for the 22-day trading period immediately preceding the date we delivered the optional purchase notice to Grenville Financial Ltd.;

                  and

         o the average of the daily weighted average price for the 22 trading days immediately preceding the date we delivered the optional purchase notice to Grenville Financial Ltd.


         For each of the 20 trading days during a valuation period that the purchase price of a share of our common stock is less than the floor price set by us in the optional purchase notice for that valuation period, the requested investment amount will be reduced by 1/20th, and the number of shares of our common stock that we sell to Grenville Financial Ltd. with respect to that valuation period will be adjusted accordingly.

         The lower our stock price is on any day during any valuation period, the greater the number of shares we will be required to issue to Grenville Financial Ltd. with respect to that day. Consequently, setting the floor price in any optional purchase notice will require that we balance our need for a given investment amount against the dilution that would result from issuing shares when our stock price is particularly low.

Purchase Price Per Share

         On any single trading day, the purchase price per share paid by Grenville Financial in connection with each optional purchase notice will be 90% of the volume weighted average price of our stock for that day.

Number of Shares

         Determining the number of shares of our common stock that we must issue in connection with an optional purchase notice requires taking 1/20th of the investment amount and, for each of the 20 trading days in the valuation period, multiplying it by the purchase price based upon the volume weighted average price of our common shares for that day. The resulting figure represents the number of shares to be issued to Grenville Financial Ltd. for that trading day. The sum of these 20 daily calculations equals the number of common shares we are required to issue, unless the volume weighted average price for any given trading day is below the floor price, in which case that day is ignored in the calculation.

Necessary Conditions Before Grenville Financial Ltd. is Obligated to Purchase our Shares

         Grenville Financial Ltd.'s obligation to purchase the shares under the equity line of credit agreement is subject to the following conditions:

o that a registration statement with respect to the resale of shares of our common stock issued in connection with the equity line of credit agreement is filed with and declared effective by the Securities and Exchange Commission prior to the first delivery of an optional purchase notice, and a prospectus supplement is filed on the first trading day after each issuance of stock to Grenville Financial Ltd. in connection with an optional purchase notice;


o that the registration statement and related prospectus must remain effective throughout the 24-month period of the agreement with no threatened or outstanding stop orders, suspensions, or withdrawal orders, whether temporary or permanent;

o that our representations and warranties made under the equity line remain true and correct in all material respects;


o that we have performed all our obligations under the equity line of credit agreement;

o that there is no material adverse change in our business, operations, properties, prospects or financial condition;

o that no statute or order is in effect that prohibits consummation of the transactions contemplated by the equity line of credit agreement;

o that there is no dispute with regard to the disclosures contained in the registrations statement;

o that we are not in default under any other agreement to which we and Grenville Financial Ltd. are a party;

o that we have no knowledge of any event that would cause the registration statement to be suspended or ineffective;

o    that the thirty day period between trades has expired;

o that the issuance of our shares will not violate the shareholder approval requirements of any market or exchange on which our common shares are traded;

o    the we shall have entered into an escrow agreement if so requested;

o that Grenville Financial Ltd shall not be subject to any voting or other restrictions under any applicable "anti-takeover" laws, rules or regulations;

o that trading in our common shares has not been suspended by the Securities and Exchange Commision or the Over-the-Counter Bulletin Board (or any other market or exchange on which our common stock is traded), that our common stock is approved for listing or quotation on and has not been delisted from the Over-the-Counter Bulletin Board (or any other market or exchange on which our common shares is traded), and that our issuance of common stock under the equity line of credit agreement does not violate any shareholder approval requirements of any market or exchange on which our common stock is traded; and

o that Grenville Financial Ltd. has received an opinion from our legal counsel to the effect that, among other things, the put shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable and to counsel's knowledge free of preemptive rights.

Termination of the Equity Line of Credit Agreement

         The equity line of credit agreement will terminate 24 months after the effective date of the registration statement of which this prospectus is a part. Grenville Financial's obligation to purchase shares of our common stock in response to an optional purchase notice may terminate permanently prior to that time in the following circumstances:

o there occurs any stop trade order by the Securities and Exchange Commission or securities market for our shares or suspension by the Securities and Exchange Commission of the effectiveness of the registration statement of which this prospectus is a part for five consecutive trading days or for an aggregate of 20 trading days during the 24 month term of the equity line of credit agreement; or

o during the 24-month term we fail to comply with our obligations under the equity line of credit agreement.

Indemnification of Grenville Financial Ltd.

         Grenville Financial Ltd. is entitled to customary indemnification from us for any losses or liabilities suffered by it based upon material misstatements in or omissions from this prospectus and the registration statement of which this prospectus forms a part, except as they relate to information supplied by Grenville Financial Ltd. to us for inclusion in the prospectus and the registration statement.

                             DESCRIPTION OF PROPERTY

         On October 30, 2000, we moved from a facility at 666 Third Avenue, New York, New York, which was used as the principal corporate office and the site of our studio facilities, to 44 E. 32nd Street in New York, and in February, 2001 to 475 Park Avenue South, 10th Floor in New York, subletting these latter two corporate office spaces from Betelgeuse. In November 2001, we moved our offices to 575 Madison Avenue, Suite 1006, New York, New York.

                                  LEGAL MATTERS

         Wolf, Block, Schorr and Solis-Cohen LLP, New York, New York will pass upon the validity of the common stock offered in this offering for us.

                                     EXPERTS

         Marcum & Kleigman LLP, Certified Public Accountants, independent auditors, have audited our financial statements for the years ended December 31, 1999 and 2000 as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Marcum & Kleigman LLP's report, given on their authority as experts in accounting and auditing.

         Liebman, Goldberg & Drogin LLP, Certified Public Accountants, independent auditors, have audited the financial statements of ANTRA Holdings Group, Inc. for the years ended December 31, 1999 and 2000 as set forth in their report. We have included the financial statements of ANTRA Holdings Group, Inc. in the prospectus and elsewhere in the registration statement in reliance on Liebman, Goldberg & Drogin LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, we file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, proxy statements and other information that we file with the Securities and Exchange Commission are available for inspection and copying at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 233 Broadway, New York, New York 10048. Copies of these documents also may be obtained from the Public Reference Section of the Securities and Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. In addition, copies of these documents may be obtained through the Securities and Exchange Commission's Internet website at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed with the Securities and Exchange Commission as an exhibit to our Exchange Act reports, or otherwise available from us, each such statement being qualified in all respects by that reference.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY


                                    CONTENTS
--------------------------------------------------------------------------------

                                                                                                            Page


SELECT MEDIA COMMUNICATIONS, INC. AND SUBSIDIARY

 CONSOLIDATED FINANCIAL STATEMENTS - YEARS ENDED
  DECEMBER 31, 2000 AND 1999
   Independent Auditors' Report                                                                                F-1
   Consolidated Balance Sheet                                                                            F-2 - F-3
   Consolidated Statements of Operations                                                                       F-4
   Consolidated Statement of Stockholders' Deficit                                                             F-5
   Consolidated Statements of Cash Flows                                                                 F-6 - F-7
   Notes To Consolidated Financial Statements                                                           F-8 - F-25


 Interim financial statements (unaudited) - three and Nine months ended
  September 30, 2001 AND 2000
   Condensed Balance Sheet                                                                             F-26 - F-27
   Condensed Statements of Operations                                                                         F-28
   Condensed Statements of Cash Flows                                                                  F-29 - F-31
   Notes to Condensed Financial Statements                                                             F-32 - F-42


PRO FORMA FINANCIAL INFORMATION

 Introduction to Unaudited Pro Forma Condensed Combined
  Financial Information                                                                                       F-42
   Unaudited Pro forma Condensed Combined Balance Sheet at
     September 30, 2001                                                                                F-43 - F-46
   Unaudited Pro forma Condensed Combined Statement of Operations
    for the Nine months ended September 30, 2001                                                              F-45
   Unaudited Pro forma Condensed Combined Statement of Operations
    for the year ended December 31, 2000                                                                      F-46
   Notes to Unaudited Pro forma Condensed Combined Financial Information                               F-47 - F-48



                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                               CONTENTS, Continued
--------------------------------------------------------------------------------

                                                                                                          Page

ANTRA HOLDINGS GROUP, INC.
 CONSOLIDATED FINANCIAL STATEMENTS - YEARS ENDED
  DECEMBER 31, 2000 AND 1999
   Independent Auditors' Report                                                                               F-49
   Consolidated Balance Sheets                                                                         F-50 - F-51
    Consolidated Statements of Operations                                                                     F-52
   Consolidated Statement of Stockholders' Equity                                                             F-53
    Consolidated Statements of Cash Flows                                                              F-54 - F-55
    Notes To Consolidated Financial Statements                                                         F-56 - F-67


 Interim financial statements (unaudited) - three and Nine months ended september 30, 2001 AND 2000
   Condensed Balance Sheet                                                                             F-68 - F-69
   Condensed Statements of Operations                                                                         F-70
   Condensed Statements of Cash Flows                                                                  F-71 - F-72
   Notes to Condensed Financial Statements                                                             F-73 - F-74





                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Select Media Communications Inc.

We have audited the accompanying consolidated balance sheet of Select Media Communications Inc. and Subsidiary as of December 31, 2000 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Select Media Communications Inc. and Subsidiary as of December 31, 2000, and the consolidated results of its operations and cash flows for the years ended December 31, 2000 and 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company incurred a net loss of $6,053,253 during the year ended December 31, 2000, and, as of that date, the Company's current liabilities exceeded its current assets by $8,636,217 and there is uncertainty with respect to its ability to pay its debts as they become due. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

                                                       /s/ Marcum & Kliegman LLP

April 11, 2001
Woodbury, New York

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                December 31, 2000
--------------------------------------------------------------------------------


                                     ASSETS

CURRENT ASSETS
  Cash                                                                   $       2,335
  Accounts receivable, less allowance for doubtful accounts
   of $14,009                                                                  165,460
  Inventories                                                                   38,073
  Prepaid expenses and other current assets                                     40,621
                                                                          ------------


       Total Current Assets                                                                  $   246,489


PROPERTY AND EQUIPMENT, Net                                                                      861,149



OTHER ASSETS
  Reorganization value, net of accumulated
    amortization of $814,720                                                 1,629,438
  Deposit on pending acquisition                                               225,000
  Goodwill and other intangible assets                                         733,281
                                                                           -----------

           Total Other Assets                                                                  2,587,719
                                                                                              ----------


       TOTAL ASSETS                                                                           $3,695,357
                                                                                              ==========




              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                December 31, 2000
--------------------------------------------------------------------------------


                      LIABILITIES AND STOCKHOLDERS' Deficit


CURRENT LIABILITIES
 Accounts payable and accrued expenses                               $  4,506,334
 Notes payable                                                          1,882,837
 Notes payable - stockholders                                           1,576,917
 Due to stockholder                                                       259,300
 Due to officer                                                           239,463
 Current portion of capital lease obligation                               87,956
 Reorganization liabilities, current portion                              329,899
                                                                    -------------

         Total Current Liabilities                                                      $  8,882,706

OTHER LIABILITIES
 Capital lease obligation, net of current portion                         440,969
 Reorganization liabilities, net of current portion                     1,169,611
                                                                     ------------

       Total Other Liabilities                                                             1,610,580
                                                                                        ------------

       TOTAL LIABILITIES                                                                  10,493,286

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
 Common stock - $.001 par value; 35,000,000 shares
  authorized, and 13,051,592 shares issued and outstanding                 13,052
 Additional paid-in capital                                             8,989,818
 Accumulated deficit                                                  (15,800,799)
                                                                     ------------

         TOTAL STOCKHOLDERS' DEFICIT                                                      (6,797,929)
                                                                                        ------------

         TOTAL LIABILITIES AND
           STOCKHOLDERS' DEFICIT                                                        $  3,695,357
                                                                                        ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 For the Years Ended December 31, 2000 and 1999
--------------------------------------------------------------------------------

                                                                    2000                1999
                                                                ----------------------------------
SALES                                                            $     477,899         $ 2,310,002


COST OF SALES                                                          456,372           1,294,889
                                                                 -------------         -----------

         GROSS PROFIT                                                   21,527           1,015,113

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                         5,983,012           5,528,274
                                                                  ------------         -----------

         OPERATING LOSS                                             (5,961,485)         (4,513,161)
                                                                   -----------         -----------

OTHER INCOME (EXPENSE)
  Loss on abandonment of lease                                        (205,924)           (557,303)
  Gain on sale of fixed assets                                         230,000                  --
  Other income                                                         118,376              32,476
  Interest expense                                                    (232,720)           (357,793)
                                                                   -----------         -----------

         TOTAL OTHER INCOME (EXPENSE)                                  (90,268)           (882,620)
                                                                   -----------         -----------

          LOSS BEFORE INCOME TAXES                                  (6,051,753)         (5,395,781)

INCOME TAXES                                                             1,500                  --
                                                                   -----------         -----------

         NET LOSS                                                  $(6,053,253)        $(5,395,781)
                                                                   ===========         ===========

Net Loss Per Share:

Weighted Average Shares Outstanding                                 12,015,614           1,915,582
                                                                    ===========          =========

Net Loss Per Share - basic and diluted                                  $(0.50)             $(2.82)
                                                                    ===========          =========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                 For the Years Ended December 31, 2000 and 1999
--------------------------------------------------------------------------------

                                            Common Stock
                                     ---------------------------
                                                         Par        Additional
                                                        Value        Paid-in             Accumulated
                                          Shares       $ 0.001       Capital               Deficit        Total
                                     -------------------------------------------------------------------------------

BALANCE - January 1, 1999                     86,926   $    88         $4,201,312     $  (4,351,765) $   (150,365)

Sale of common stock                       4,500,000     4,500            995,500                --     1,000,000

Issuance of stock as finance
 costs                                         5,000         5                 --                --             5

Stock compensation                         4,006,666     4,006            877,460                --       881,466

Issuance of stock for services             1,004,000     1,004            258,273                --       259,277

Issuance of stock as payment of
 reorganization liabilities                    5,000         5            420,718                --       420,723

Extinguishment of note payable -
 stockholder                                                              559,999                --       559,999

Net loss                                         --         --                --         (5,395,781)   (5,395,781)
                                         -----------    -------       ----------         -----------   -----------

BALANCE - December 31, 1999                9,607,592     9,608          7,313,262        (9,747,546)   (2,424,676)

Stock compensation                           180,000       180             47,820                --        48,000

Issuance of stock for services               450,000       450            224,550                --       225,000

Conversion of Due to
 Stockholder                               2,814,000     2,814          1,404,186                --     1,407,000

Net Loss                                          --        --                 --        (6,053,253)   (6,053,253)
                                         -----------   -------         ----------       -----------   -----------
BALANCE - December 31, 2000               13,051,592   $13,052         $8,989,818      $(15,800,799)  $(6,797,929)
                                         ===========   =======         ==========      ============   ===========



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 For the Years Ended December 31, 2000 and 1999
--------------------------------------------------------------------------------

                                                                        2000                1999
                                                                    -------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                           $(6,053,253)        $(5,395,781)
                                                                    -----------         -----------
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Stock-based compensation                                             48,000             881,466
    Stock issued for services                                           225,000             259,277
    Accrued interest                                                     77,554                  --
    Gain on sale of fixed asset                                        (230,000)                 --
    Loss on abandonment of lease                                        205,924                  --
    Depreciation and amortization                                       819,452             368,035
    Provision for doubtful accounts                                    (229,105)            243,114
  Changes in assets and liabilities:
    Accounts receivable                                                 463,362            (313,648)
    Inventories                                                         (38,073)                 --
    Note receivable                                                          --             194,800
    Capital improvements receivable                                          --              53,982
    Prepaid expenses and other current assets                            23,886             244,525
    Accounts payable and accrued expenses                             1,945,537           3,381,448
    Due to officer                                                      239,463                  --
    Reorganization liabilities                                          (80,459)           (183,061)
                                                                 --------------        ------------

      TOTAL ADJUSTMENTS                                               3,470,541           5,129,938
                                                                   ------------         -----------

      NET CASH USED IN OPERATING ACTIVITIES                          (2,582,712)           (265,843)
                                                                   ------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                                  (200,142)           (415,576)
  Payment for purchase of Sigma Sound Services, Inc.,
   net of $1,400 cash acquired                                         (198,600)           (400,000)
  Purchase of intangible assets                                        (125,000)                 --
  Proceeds from sale of fixed asset                                     230,000                  --
  Deposit on pending acquisition                                       (225,000)                 --
                                                                    ------------   ----------------

      NET CASH USED IN INVESTING ACTIVITIES                         $  (518,742)        $  (815,576)
                                                                    -----------         -----------

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued

                 For the Years Ended December 31, 2000 and 1999
--------------------------------------------------------------------------------

                                                                        2000               1999
                                                                -----------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Repayments of capital lease obligation                           $   (106,055)     $       (8,408)
  Advances from stockholder                                           3,188,500                  --
  Proceeds from notes payable                                                --             138,000
  Repayments of notes payable                                          (145,000)                 --
  Proceeds from issuance of common stock                                166,000             834,005
                                                                 ---------------     --------------

      NET CASH PROVIDED BY FINANCING
       ACTIVITIES                                                     3,103,445             963,597
                                                                 --------------      --------------

       NET INCREASE (DECREASE) IN CASH                                    1,991            (117,822)

CASH - Beginning                                                            344             118,166
                                                                 --------------     --------------

CASH - Ending                                                     $       2,335      $          344
                                                                 ==============      ==============


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the years for:

  Interest                                                        $     111,613      $       37,865

Noncash investing and financing activities:

  Acquisition of equipment through capital leases                 $     561,750      $      126,831
  Conversion of stockholder advances to common shares             $   1,407,000
  Promissory note issued for the purchase of Sigma Sound
    Services, Inc.                                                $     400,000
  Purchase of equipment with long-term debt                                          $       83,840
  Conversion of debentures and debt to common shares                                       $559,000
  Issuance of Subscription receivable for common stock                                     $166,000


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Organization, Basis of Presentation and Management Plans

       The Company and Nature of Business
       Select Media Communications Inc. ("Select Media") a New York integrated media company was organized in September 1981. On October 13, 1995, the Company filed a voluntary petition for reorganization pursuant to Chapter 11 of Title 11 of the United States Bankruptcy Code. The petition was filed in the United States Bankruptcy Court for Southern District of New York and its plan or reorganization was confirmed on August 28, 1997. In the period from the Company's bankruptcy filing in October 1995 until September 1998, the Company was essentially dormant. In September 1998, the Company reactivated its marketing efforts, began marketing its vignette products to advertisers.

       On January 18, 2000 the Company purchased all of the issued and outstanding common stock of Sigma Sound Services, Inc. ("Sigma") pursuant to the terms of a stock purchase agreement (see Note 5).

       Select Media is engaged in producing and distributing records, programming, and broadcasting services. Select Media provides through its wholly owned subsidiary Sigma, studio space and technology for the recording of audio media for the music recording, motion picture, and commercial advertising industries.

       Going Concern Uncertainty
       As shown in the accompanying financial statements, the Company incurred a net loss of $6,053,253 during the year ended December 31, 2000, and, as of that date, the Company's current liabilities exceeded its current assets by $8,636,217 and its total liabilities exceeded its total assets by $6,797,929. Management of the Company is developing a plan to reduce its liabilities through the issuance of additional common stock through private or public offerings conforming to the requirements of Securities Acts. As of the date of this report the Company has not received a commitment to raise the funds necessary to fund operations through December 31, 2001. Under this plan the Company intends to use any funds raised to fund operations and to make strategic acquisitions through cash and stock transactions. Management hopes that these acquisitions will enable the Company to generate positive cash flows from operations. If the Company is unable to raise the appropriate funds they will not be able to make any acquisitions nor will the Company be able to fund operations through December 31, 2001.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Organization, Basis of Presentation and Management Plans, continued

       Going Concern Uncertainty, continued
       There can be no assurances that the Company will be successful in its attempts to raise sufficient capital essential to its survival. To the extent that the Company is unable to generate or raise the necessary operating capital it will become necessary to curtail or cease operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfactions of liabilities in the normal course of business. The financial statements do no include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.


NOTE 2 - Summary of Significant Accounting Policies

       Basis of Consolidation
       The consolidated financial statements include the accounts of Select Media, and it wholly-owned subsidiary Sigma collectively referred to as the ("Company"). All significant inter-company transactions and balances have been eliminated in consolidation.

       Reverse Stock Split
       On November 2, 1999, the Board of Directors authorized a one for three hundred reverse stock split, with the number of authorized shares of Common Stock and the par value per share remaining unchanged. The split was effective November 30, 1999 and all per share amounts and shares issued have been adjusted retroactively to reflect this reverse stock split.

       Revenue Recognition
       The Company recognizes revenues when services the Company performs are complete. Services are considered complete as follows:

       Studio Space Rental and Engineering Services
       Revenues from Studio space rental and engineering services are recognized when the Studio is rented for a recording session and associated engineering services are provided. These services are provided by Sigma which was acquired on January 18, 2000. During the year ended December 31, 2000, approximately 79% of the Company's revenue was from Studio space rental and engineering services.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Policies, continued

       Revenue Recognition, continued
       Record Production and Distribution
       The Company produces records consisting of compact discs and audiocassettes. The Company markets the records via consignment. Revenues are recognized when the Consignee sells the records. During the year ended December 31, 2000 approximately 12% of the Company's revenue was from the sale of compact discs and audiocassettes.

       Programming Services
       Revenues derived from programming (including the sale of non-cancelable license agreements for television programming and vignettes) are recognized when the programs and vignettes have been produced, are available for airing and all station clearances or acquisitions of media time have been obtained. Revenues from other license agreements are recorded when the program or vignette airs. During the year ended December 31, 2000 approximately 9% of revenues have been earned from programming services.

       Broadcast Services
       Revenues derived from broadcast services, (including the sale of news segments, transmission, studio facilities and crewing) are recorded when the service has been rendered and the project has been completed. These services were provided under the name Select International Television Network ("SITN").

       Capitalized Record Master Costs
       Cost incurred for creation of the record master are capitalized and amortized over the estimated life of the recorded performance using a forecasted revenue percentage. At December 31, 2000 $29,739 of capitalized record master costs are included in other current assets.

       Property and Equipment and Depreciation
       Property and equipment is stated at cost and is depreciated using a straight-line method over the estimated useful lives of the respective assets. Routine maintenance and repairs are expensed as incurred and improvements that extend the useful lives of the assets are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Policies, continued

       Use of Estimates in the Financial Statements
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Net Loss Per Share
       The Company computes per share amounts in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". SFAS No. 128 eliminates the presentation of the primary and fully dilutive earnings per share ("EPS") and requires presentation of the basic and diluted EPS. Basic EPS is computed by dividing the income
       (loss) available to Common Stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of Common Stock and Common Stock equivalents outstanding during the periods. All prior periods' EPS have been restated giving effect to the Company's 1 for 300 reverse stock split. Convertible debt and warrants have not been included in the computation of diluted EPS as their effect would be antidilutive.

       Stock-Based Compensation
       SFAS No. 123, "Accounting for Stock-Based Compensation" prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires employee compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company accounts for employee stock based compensation in accordance with the provisions of APB 25. For non-employees options and warrants the Company uses the fair value method as prescribed in SFAS 123.

       Fair Value of Financial Instruments
       SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value. The fair value of long-term debt is estimated to approximate fair value based on the current rates offered to the Company for debt of the same remaining maturities.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Policies, continued

       Reclassifications
       Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements. These reclassifications have no effect on previously reported operations.

       Advertising Costs
       Advertising costs are expensed as incurred and were $78,543 and $-0- for the years ended December 31, 2000 and 1999, respectively.

       Impairment of Long-Lived Assets
       Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets.

       Business Segment
       SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is from evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has determined that under SFAS No. 131, it operates in one segment. In addition Management believes that although they market their services differently, all the services are provided to the entertainment industry


NOTE 3 - Inventories

       Inventories, which consist of compact discs and audiocassettes valued at $38,073 at December 31, 2000, are stated at the lower of cost (first-in, first-out basis) or market value. At December 31, 2000, no inventory was held by customers on consignment.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 4 - Property and Equipment

       Property and equipment at December 31, 2000 consist of the following:

                                                                                Estimated
                                                              Amount           Useful Lives
                                                         ------------------ -------------------
       Video, Audio and Computer Equipment                   $   952,262         5 years
       Leasehold Improvements                                    104,434         Life of Lease
       Furniture and Fixtures                                      9,569         7 years
                                                           -------------
                                                               1,066,265
       Less:  accumulated depreciation                          (205,116)
                                                             -----------

            Property and Equipment, net                      $   861,149
                                                             ===========

       Depreciation expense for the years ended December 31, 2000 and 1999 was $218,813 and $123,619, respectively.


NOTE 5 - Acquisition

       On January 18, 2000, the company purchased all of the issued and outstanding common stock of Sigma pursuant to the terms of a stock purchase agreement (the "Agreement") Select Media paid $600,000 cash and issued a $400,000 10% secured promissory note (see Note 10). The note is secured by all of the Company's existing and future customer accounts, general intangibles, equipment, goods, instruments and inventory (see
       Note 21). The transaction was accounted for under the purchase method of accounting and, accordingly, assets acquired and liabilities assumed were recorded at their fair values at January 1, 2000, and the operations of Sigma were included in the Company's consolidated statements of operations since that date. The excess of the purchase price over the fair value of assets acquired was $964,504 and has been attributed to Goodwill, which is being amortized over three years.

       A summary of the allocation of aggregate consideration for the aforementioned acquisition to the fair market value of the assets acquired and liabilities assumed is as follows:

     Current assets:
       Cash                                         1,400
       Accounts receivable                         34,517
                                              -----------

                                                               $     35,917

     Property and equipment                                         104,600
     Goodwill                                                       964,504
                                                                 ----------

            Total Assets  (Forward)                              $1,105,021
                                                                 ----------

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 5 - Acquisition, continued

            Total Assets  (Forward)                             $1,105,021

     Current Liabilities:
       Accounts payable and accrued expenses                       105,021
                                                                ----------

            Aggregate Consideration Paid                        $1,000,000
                                                                ==========

       The pro forma unaudited condensed results of operations data for the year ended December 31, 1999, as if the purchases had occurred on January 1, 1999, are as follows:

     Revenues                                                  $ 2,812,793

     Expenses                                                    8,353,201
                                                               -----------

            Net Loss                                           $(5,540,408)
                                                               ===========

     Proforma net loss per share:
       Basic and diluted                                            $(2.89)
                                                                    ======

     Weighted average shares outstanding                         1,915,582
                                                                 =========

       This Pro forma information does not purport to be indicative of what would have occurred had the acquisition been complete as of January 1, 1999 or results which may occur in the future.


NOTE 6 - Goodwill and Intangible Assets

       Goodwill and intangible assets at December 31, 2000 consist of the following:

                                                                   Estimated
                                                    Amount        Useful Lives
                                                   -------------------------
       Goodwill, acquisition of Sigma               $  964,504       3 years
       AHP Contract acquisition (1)                    125,000       3 years
                                                   -----------
                                                     1,089,504
            Less:  accumulated amortization           (356,223)
                                                    ----------
       Intangible Assets, Net                       $  733,281
                                                    ==========

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6 - Goodwill and Intangible Assets, continued

       Amortization expense for the year ended December 31, 2000 was $356,223.

       (1) On March 8, 2000 the Company purchased certain contracts of After Hours Productions, Inc ("AHP") for $125,000 pursuant to the terms of an asset purchase agreement (the "AHP Agreement"). AHP is owned by the former owner of Sigma. Accordingly, the Company recorded an intangible asset, which is being amortized using the greater of the income forecast method or the straight line method over a useful life of three years.


NOTE 7 - Private Placement and Funding Agreement

       The Company entered into an agreement on October 22, 1999 and amended November 1, 1999 with Lloyds Bahamas Securities, Ltd. ("Lloyds") to sell shares of the Company's Common Stock with Lloyds as their agent through an offering exempt under Rule 504 of Regulation D by the Securities and Exchange Commission under the Securities Act of 1933. In exchange for $1,000,000, Lloyds' investors received 4,500,000 new shares of the Company's Common Stock. As a condition of the funding the Company agreed to acquire Nationsmusic.com, Inc. ("Nationsmusic") in exchange for 3,000,000 shares of the Company's Common Stock. The Company has not consummated its transaction with Nationsmusic. On November 14, 2000, Lloyds, by letter agreement, waived the requirement to acquire Nationsmusic as a condition to the funding.

       During 1999, Lloyds received 1,000,000 shares of common stock for financial advisory services and the Company recorded an expense of $220,000 in 1999.

       During the year ended December 31, 2000, Lloyds made advances of $3,188,500 to the Company. On April 13, 2000 the Company issued 2,814,000 shares of Common Stock to Lloyds in settlement of $1,407,000 of these advances. On October 29, 2000, Lloyds assigned $1,522,200 of these advances to a third party, which is included in Notes Payable (see Note
       10). At December 31, 2000, the remaining amount due to Lloyds is $259,300, which is included in Due to Stockholder.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8 - Accounts Payable and Accrued Expenses

       At December 31, 2000, accounts payable and accrued expenses consists of the following:

     Trade accounts payable                                                                            $1,602,223
     Payroll taxes payable (Note 18)                                                                    1,185,760
     Accrued expenses                                                                                     710,851
     Accrued liabilities - contractor (Note 13)                                                           500,000
     Accrued payroll                                                                                      507,500
                                                                                                      -----------

            Total                                                                                      $4,506,334
                                                                                                       ==========


NOTE 9 - Notes Payable - Stockholders

       Notes payable - Stockholders at December 31, 2000 consists of the following:

       Note payable stockholder in the amount $375,000 plus accrued interest at
       December 31, 2000 of $76,917. The note bears interest at 10% per annum and was due December 1999. The note was extended and is currently due
       upon demand.                                                                                 $   451,917

       Notes payable  stockholder in the amount of $1,125,000.  $125,000 of these notes  relates  to cash  advances  and  $1,000,000  relates to a letter of credit (see Note 12).  The Company has agreed to convert  these notes into
       350,000 shares of Common Stock in 2001.                                                        1,125,000
                                                                                                     ----------

                          Total                                                                      $1,576,917
                                                                                                     ==========


NOTE 10 - Notes Payable

       Notes payable at December 31, 2000 consisted of the following:

       On October 29, 2000 the Company issued a convertible non -interest bearing promissory note in connection with Lloyds assignment of advances made to the Company (see Note 7). The note was due March 31, 2001. The note was issued in place of amounts due to stockholder. Each $1.00 of debt converts into one (1) share of the Company's Common Stock. During
       January 2001 the note was converted into 1,522,200 shares of Common Stock
       (Forward)                                                                                     $1,522,200
                                                                                                     ----------

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10 - Notes Payable, continued


                              (Forward)                                                             $1,522,200

       As discussed in Note 5, the Company issued a $400,000 10% secured promissory note in connection with the acquisition of Sigma (see Note 5). Payment was originally due in two installments on June 30, 2000 and January 3, 2001.
       Select Media paid $100,000 on October 2000 and subsequently extended the due date to May 31, 2001 (see Note 21). The note is secured by all of
       Sigma's existing and future customer accounts, general intangibles,
       equipment, goods, instruments and inventory                                                     338,137

       Note payable non-interest bearing, payable upon demand                                           22,500
                                                                                                   -----------

                Total                                                                               $1,882,837
                                                                                                    ==========


NOTE 11 - Due to Officer

       The balance of $239,463 represents advances made by an officer of Sigma to fund Sigma's operations, which are noninterest-bearing and due on demand. On April 11, 2001, the Company entered into an agreement whereby agreeing to pay all amounts due by May 31, 2001.


NOTE 12 - Related Party Transactions

       Reimbursement of Officer/Stockholder
       In January 2000, the Company reimbursed one of its officers/stockholders
       $100,000 for amounts previously contributed by him pursuant to the Company's Plan of Reorganization.

       Letter of Credit
       A stockholder signed a letter of credit on behalf of the Company for $1,000,000 acting as a security deposit on the office space occupied by the Company. When the Company abandoned the lease (Note 13), the Bank drew down the $1,000,000 letter of credit to the benefit of the previous landlord and the Company vacated the premises. During 2000, the Company issued a $1,000,000 note payable to this stockholder (see Note 9).


                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 12 - Related Party Transactions, continued

       Sales
       During the year ended December 31, 2000 the Company had sales to a related party in the amount of $34,938. The amount due from this customer included in accounts receivable was $84,268.

       Leasing Agreements
       Sigma leases office space under an operating lease agreement with its former owner and current President, which expires on January 31, 2005.

       Minimum future rental commitments under this lease as of December 31, 2000 are as follows:

                  For the Year Ending
                     December 31,                       Amount
                 ---------------------                ----------
                        2001                           $  76,000
                        2002                              76,000
                        2003                              76,000
                        2004                              76,000
                   2005 and Thereafter                    82,333
                                                       ---------

                             Total                     $ 386,333
                                                       =========


       In addition the Company leases offices month to month, located at 475 Park Avenue New York, NY from a related party. Monthly expenses under this agreement is $6,200 per month.

       Total rental expense was $636,245 and $560,241 for the years ended December 31, 2000 and 1999, respectively. On October 30, 2000, the Company vacated their offices located at 666 3rd Avenue, New York, NY (see Note 13).


NOTE 13 - Litigation

       In addition to the following, the Company is involved in litigation through the normal course of business. The Company believes that the resolution of these matters will not have a material adverse effect on the financial position of the Company.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 13 - Litigation, continued

       Former Landlord
       In November, 1999, 405 Lexington, L.L.C. (the "Former Landlord") began an action in New York City Landlord-Tenant Court alleging that Select Media had breached its lease and seeking the payment of use and occupancy of offices located at 666 Third Avenue, New York NY ("Offices"). In May 2000, The Company began an action in New York Supreme Court against the Landlord seeking an injunction to permit completion of the build-out of the office space and damages for loss of its SITN business. On October 30, 2000, Select Media vacated the offices.

       In February 2001 the Company entered into a mutual release with the Former Landlord and both actions were dismissed with prejudice. The Former Landlord, after drawing down on a $1,000,000 Letter of Credit (See
       Note 9), paid $700,000 of the amount due to the contractors involved in the build-out of the Company's space. The Company is responsible for any additional amounts claimed by the contractors as described in the following paragraph.

       Former Contractors
       In September 2000, a contractor began an action in New York Supreme Court for services rendered in the build-out of the Company's leased space at 666 Third Avenue. Another contractor filed a subsequent action, also in New York Supreme Court, relating to its services with respect to this build-out. Upon motion by the Company, the two actions were consolidated. Approximately $ 1,200,000 is claimed in the consolidated actions. As discussed above, the landlord has paid $700,000 of this amount with the Company responsible for any additional amounts determined to be owed to the contractors. The Company is defending this action, however, the judgment is measurable and the ultimate payment is probable, therefore, the Company has recorded the remaining $500,000 which is included in accrued expenses at December 31, 2000.

       Former Consultant
       In November 2000, Commonwealth Partners LP instituted an action in the Supreme Court of New York seeking damages in excess of $600,000 for alleged financial advisory services rendered to the Company. The Company believes this action is without merit and has filed its answer in opposition. However, the Company is unable to predict the outcome of this claim and, accordingly, no adjustment has been recorded in the consolidated financial statements in response to this claim.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 14 - Stockholders Deficit

       On June 15, 2000 the Company issued 450,000 shares of Common Stock to consultants for services provided to the Company. The fair value of these services, which is $225,000, has been recorded.

       During the year ended December 31, 2000, the Company issued 180,000 shares of Common Stock to employees for past services performed. As a result of the issuance, the Company recorded $48,000 of stock based compensation expense.


NOTE 15 - Capital Leases

       The Company is the lessee of equipment under a capital lease expiring in 2005. The asset with a net book value of $505,575 at December 31, 2000, is being depreciated over the life of the lease. Depreciation for the year ended December 31, 2000 was $56,175.

       Minimum future lease payments under capital leases as of December 31, 2000 for each of the next five years, and in the aggregate, are as follows:

                    For the Year Ending
                        December 31,                          Amount
                   ---------------------                    -----------
                            2001                                $173,355
                            2002                                 160,020
                            2003                                 160,020
                            2004                                 160,020
                            2005                                 106,680
                                                                --------

        Total minimum lease payments                             760,095

        Less: amount representing interest                       231,170
                                                                --------

        Present value of minimum lease
         Payments                                               $528,925
                                                                ========

        Current Portion                                         $ 87,956

        Long-term Portion                                        440,969
                                                                --------

                           Total                                $528,925
                                                                ========

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 15 - Capital Leases, continued

       Interest rate on capitalized leases is 16.1% and is imputed based on the lessor's implicit rate of return.

       In November 2000 when the Company vacated its offices at 666 Third Avenue (see Note 13) certain equipment under three capital leases was returned to the lessor and the Company was released from any future obligations under the capital leases. The Company recognized a gain in the amount of $37,615 in connection with this transaction, which is included in loss on abandonment of lease.


NOTE 16 - Income Taxes

     The components of deferred tax assets and liabilities at December 31, 2000 consist of the following:

     Deferred tax assets:
       Net operating loss carryforwards                    $ 4,976,000
       Accumulated amortization                                 97,000
       Allowance for doubtful accounts                           6,000
                                                        --------------

              Total Deferred Tax Assets                      5,079,000
                                                           -----------

     Less: Valuation allowance                             $(5,079,000)
                                                           ===========

              Net deferred tax assets                             $ --
                                                                  ====

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is required if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management concluded a valuation allowance was appropriate at December 31, 2000 due to operating losses incurred.

     At December 31, 2000, the Company has net operating loss carryforwards of approximately $12,000,000 for income tax purposes, which expire through 2020

     In accordance with the provisions of the Internal Revenue Code ("IRC")
     Section 382, utilization of the Company's net operating loss carryforward is severely limited. Additionally, the Company has not filed Federal or State corporate income tax returns for the past several years. Accordingly, the Company may be subject to penalties and the net operating losses may be severely limited beyond IRC Section 382 limitations.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 17 - Extinguishment of Note Payable, Stockholder

       In October 1999, a note payable to a stockholder in the amount of $560,000 was extinguished for $1. Since the exchange occurred with a stockholder of the Company, the transaction has been recorded as a $599,999 contribution to additional paid in capital.


NOTE 18 - Commitments and Contingencies

       Pending Acquisition
       On December 6, 2000, the Company and Betelgeuse Productions, LLC ("Betelgeuse"), a full service television and video production and post-production business in New York signed a definitive Asset Purchase Agreement (the "Definitive Agreement"); whereby the Company will purchase all of the assets of Betelgeuse for $10,000,000 in cash. As per the Definitive Agreement the Company made a down payment of $200,000 to Betelgeuse, with three additional $100,000 payments due monthly for a total non-refundable down payment of $500,000. As of the date of this report the Company has only paid $298,102 of the down payment ($225,000 at December 31, 2000). The balance of the purchase price will be due at a closing to be held within six (6) months of the signing of the Definitive Agreement and the completion of certain due diligence. The Company has received a firm commitment from Lloyds for the $500,000 down payment. Lloyds will provide the $500,000 down payment in exchange for 500,000 shares of restricted Common Stock of the Company. As of the date of this report no shares of Common Stock have been issued to Lloyds in connection with the down payment. The Company does not yet have a commitment from a funding source for the balance of the purchase price. There is no assurance that the acquisition will be completed by the Company and Betelgeuse.

       Payroll Taxes
       Select Media has not filed payroll tax returns from October 1, 1998 through March 31, 2000. As of December 31, 2000, the past due amounts have been included in accrued expenses totaling approximately $1,186,000 and consist of payroll taxes owed and estimated penalties and interest. Beginning April 2000, Select Media began using a payroll service to process their current payroll and file and pay all payroll tax returns and applicable taxes. At any time the Internal Revenue Service could declare Select Media in default of their fiduciary responsibility and could file a tax lien on the Company's assets or take other action against the Company and its responsible officers, which would have a material adverse effect on the Company's business.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 18 - Commitments and Contingencies, continued

       Employment Agreements
       The Company has entered into employment agreements with the chief executive officer and two employees, two on October 25, 1999 and one on January 1, 2000 (See below). Two of these agreements expire in 2002 and two which expire in 2004. Two of these agreements provide for bonuses based on percentages of net profits, as specified in their respective employment agreements.

       Future minimum payments related to these agreements for the next five (5) years are approximately:

                 For the Year Ending
                   December 31,                       Amount
                 -------------------                 ---------
                        2001                         $   717,000
                        2002                             817,000
                        2003                             833,000
                        2004                             833,000
                                                     -----------

                           Total                      $3,200,000
                                                      ==========

       For past services performed, the chief executive officer and one of the employees that entered into the above employment agreements received 4,006,666 shares of the Company's Common Stock during 1999. As a result of this issuance, the Company recognized $881,466 of compensation expense.


NOTE 19 - Major Customer

       During the year ended December 31, 1999 the Company sold a substantial portion of its services to one customer. Sales to this customer totaled $800,000 (35%). The amount due from this customer included in accounts receivable at December 31, 1999 was $200,000. There were no customers that accounted for more than 10% of the Company's revenue in 2000.


NOTE 20 - Bankruptcy Proceedings

       On August 28, 1997 the United States Bankruptcy Court of the Southern District of New York confirmed the Company's Plan of Reorganization. The plan stipulated payments totaling $2,444,158 to be paid to certain secured, administrative and unsecured creditors.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 20 - Bankruptcy Proceedings, continued

       It was determined that the Company's reorganization value computed immediately before August 28, 1997, the date of plan confirmation, was $2,444,158, which is being amortized over a period of 10 years and recorded amortization expense of $244,415 for the years ended December 31, 2000 and 1999. The Company adopted fresh start reporting because holders of existing voting shares immediately before filing and confirmation of the plan received less than 50% of the voting shares of the emerging entity and its reorganization value is less than its post petition liabilities and allowed claims.

       The remaining bankruptcy liabilities at December 31, 1999 consists of the following:


                                 Class of Creditors
       -------------------------------------------------------------------
       Class 1 - Secured                                        $    --
       Class 2 - Priority and Administrative                     1,049,510
       Class 3 - Unsecured                                         450,000
                                                               -----------

              Total                                             $1,499,510
                                                                ==========

       Short-Term                                               $  329,899
       Long Term                                                 1,169,611
                                                                ----------

                                                                $1,499,510
                                                                ==========

       The Company owes approximately $798,000 in professional fees rendered in accordance with the Order entered into by the United States Bankruptcy Court in the Southern District of New York. Company has agreed with the Claimant to pay this amount in quarterly installments equal to 3% of the Company's corresponding quarterly gross receipts less ordinary expenses before any cash compensation to officers until paid in full. No part of the stated amount has been paid and is included in the accrued amounts for Class 2 creditors at December 31, 2000.

       The New York City Department of Finance has filed alleged unsecured priority tax claims in the amount of $229,899. Included in this amount is $37,623 of interest accruing at an annual interest rate of 8.5%. The entire amount is included in the accrued amounts for Class 2 creditors at December 31, 2000.

       Under the Plan of Reorganization, the Company was required to make semi-annual payments of principal and interest to the New York City Department of Finance beginning in February 1998. The Company has not made any payments on this liability. At any time the Department of Finance could declare Select Media in default of its obligations under the Plan of Reorganization and could file an action to attach the Company's assets.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 20 - Bankruptcy Proceedings, continued

       All remaining allowed claims will be paid in accordance with the Company's confirmed Plan of Reorganization in cash.


NOTE 21 - Subsequent Events

       In January 2001, a note payable for $1,522,200 was converted into 1,522,200 shares of Common Stock as discussed in Note 10.

       In February 2001, the Company entered into a mutual release agreement with its Former Landlord, as discussed in Note 13.

                        SELECT MEDIA COMMUNICATIONS INC.

                             CONDENSED BALANCE SHEET
                                   (UNAUDITED)

                               September 30, 2001
--------------------------------------------------------------------------------

                                     ASSETS

CURRENT ASSETS
  Cash                                                               $      2,579
  Accounts receivable, net                                                  5,298
  Prepaid expenses and other current assets                                52,093
  Inventories                                                              38,073
                                                                     ------------


       Total Current Assets                                                             $   98,043


PROPERTY AND EQUIPMENT, Net                                                                157,824


OTHER ASSETS
  Reorganization value, net of accumulated amortization of
   $998,032                                                             1,446,126
  Deposit on pending acquisitions                                         545,000
  Intangibles, net of accumulated amortization of $65,973                  59,027
                                                                     ------------


       Total Other Assets                                                                2,050,153
                                                                                        ----------


       TOTAL ASSETS                                                                     $2,306,020
                                                                                        ==========


                  See notes to condensed financial statements.

                        SELECT MEDIA COMMUNICATIONS INC.

                             CONDENSED BALANCE SHEET
                                   (UNAUDITED)

                               September 30, 2001
--------------------------------------------------------------------------------


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                          $  5,128,229
  Notes payable - stockholder                                                         475,767
  Note payable - disposal of subsidiary                                               350,000
  Reorganization liabilities, current portion                                         338,070
  Due to Lloyds Bahamas Securities Ltd.                                               120,700
  Notes payable                                                                        22,500
                                                                                -------------

       Total Current Liabilities                                                                     $  6,435,266

OTHER LIABILITIES
  Reorganization liabilities, net of current portion                                                    1,169,611
                                                                                                     ------------

       TOTAL LIABILITIES                                                                                7,604,877
                                                                                                     ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
  Common stock - $.001 par value; 35,000,000 shares
    authorized, 17,487,683 shares issued and outstanding                               17,487
  Additional paid-in capital                                                       13,356,480
  Accumulated deficit                                                             (18,672,824)
                                                                                 ------------

       TOTAL STOCKHOLDERS' DEFICIT                                                                     (5,298,857)
                                                                                                     ------------

       TOTAL LIABILITIES AND
        STOCKHOLDERS' DEFICIT                                                                        $  2,306,020
                                                                                                     ============


                  See notes to condensed financial statements.

                        SELECT MEDIA COMMUNICATIONS INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

         For the Nine and Three Months Ended September 30, 2001 and 2000
--------------------------------------------------------------------------------


                                                    Nine Months      Nine Months     Three Months      Three Months
                                                       Ended            Ended           Ended              Ended
                                                   Sept. 30, 2001   Sept. 30, 2000  Sept. 30, 2001     Sept. 30, 2000
                                                  ----------------------------------------------------------------------
SALES                                              $    114,178     $    530,636       $       --      $   166,579

COST OF SALES                                            75,007          318,313               --           62,671
                                                   ------------      -----------        ---------      -----------

       GROSS PROFIT                                      39,171          212,323               --          103,908

SELLING, GENERAL, AND
 ADMINISTRATIVE EXPENSE                               2,365,823        4,379,037          443,101        1,041,411
                                                   ------------      -----------        ---------      -----------

       OPERATING LOSS                                (2,326,652)      (4,166,714)        (443,101)        (937,503)
                                                   ------------      -----------        ---------      -----------

OTHER INCOME (EXPENSE)
  Other income                                           26,074          (66,740)           3,008          (92,052)
  Loss on disposal of subsidiary                       (407,883)              --          (60,750)              --
  Interest expense                                     (163,564)        (114,200)         (50,961)         (34,396)
                                                   ------------      -----------        ---------      -----------

       TOTAL OTHER INCOME
        (EXPENSE)                                      (545,373)        (180,940)        (108,703)        (126,448)
                                                   ------------     ------------        ---------      -----------

       NET LOSS                                     $(2,872,025)     $(4,347,654)       $(551,804)     $(1,063,951)
                                                    ===========      ===========        =========      ===========

PER SHARE DATA
  Basic and diluted net loss per
   common share                                          $(0.18)          $(0.37)          $(0.03)          $(0.08)
                                                         ======           ======           ======           ======

  Weighted Average Common Shares
   Outstanding                                       16,109,343       11,653,979       17,411,053       13,676,918
                                                    ===========       ==========      ===========       ==========

                  See notes to condensed financial statements.

                        SELECT MEDIA COMMUNICATIONS INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

              For the Nine Months Ended September 30, 2001 and 2000
--------------------------------------------------------------------------------


                                                                                      2001               2000
                                                                                  -------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                                         $(2,872,025)       $(4,347,654)
                                                                                  -----------        -----------
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Loss on disposal of Subsidiary, net of cash surrendered                           408,193                 --
    Stock-based compensation                                                          525,808            273,000
    Depreciation and amortization                                                     378,615            576,001
    Accrued interest                                                                   39,521                 --
    Increase in allowance for doubtful accounts                                            --            262,545
  Changes in assets and liabilities:
    Accounts receivable                                                              (108,941)            (5,182)
    Reorganization liabilities                                                             --            (95,079)
    Prepaid expenses and other current assets                                         (22,406)           (95,087)
    Accounts payable and accrued expenses                                           1,148,677          1,123,448
                                                                                  -----------       ------------

       TOTAL ADJUSTMENTS                                                            2,369,467          2,039,646
                                                                                  -----------       ------------

       NET CASH USED IN OPERATING ACTIVITIES                                         (502,558)        (2,308,008)
                                                                                  -----------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                                                 (20,377)          (163,133)
  Purchase of Sigma Sound Services Inc., net of cash acquired                              --           (198,600)
  Deposit on acquisition                                                             (320,000)                --
  Purchase of intangible assets                                                            --           (125,000)
                                                                                  -----------       ------------

       NET CASH USED IN INVESTING ACTIVITIES                                      $  (340,377)      $   (486,733)
                                                                                  -----------       ------------

                  See notes to condensed financial statements.

                        SELECT MEDIA COMMUNICATIONS INC.

                                   (UNAUDITED)

              For the Nine Months Ended September 30, 2001 and 2000
--------------------------------------------------------------------------------

                                                                                    2001               2000
                                                                              ----------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from Lloyds Bahamas Securities Ltd.                                 $   748,738        $ 2,733,900
  Advance from officer                                                              94,441                 --
  Repayments from stockholders                                                          --            166,000
  Payments of capital lease obligations                                                 --            (73,230)
  Repayments of notes payable                                                           --            (22,025)
                                                                               -----------        -----------

       NET CASH PROVIDED BY FINANCING                                              843,179          2,804,645
                                                                               -----------        -----------
        ACTIVITIES

       NET INCREASE IN CASH                                                            244              9,904

CASH AT BEGINNING OF PERIOD                                                          2,335                344

CASH AT END OF PERIOD                                                          $     2,579        $    10,248
                                                                               ============       ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

 Cash paid during the periods for:
    Interest                                                                   $        --        $    31,184

 Noncash investing and financing activities:

    Common stock issued to settle due to stockholder                           $   887,338        $ 1,407,000
    Acquisition of equipment thru capital leases                               $    40,767
    Conversion of note payable common stock                                      1,522,200
    Conversion of note payable stockholder to common stock                       1,125,000
    Common stock issued in settlement of accounts payable                      $   250,000
    Sigma Sound Services, Inc. acquisition:
      Issuance of note payable                                                                    $   400,000
      Deposit applied to the purchase price                                                       $   400,000

                  See notes to condensed financial statements.

                        SELECT MEDIA COMMUNICATIONS INC.

                                   (UNAUDITED)

              For the Nine Months Ended September 30, 2001 and 2000
--------------------------------------------------------------------------------


                                                                 2001             2000
                                                             ---------------------------

Disposal of Sigma Sound Services, Inc. (Note 6)
    Deconsolidation of Sigma's assets and liabilities:
       Current assets                                        $    279,727      $      --
       Long-term assets                                         1,243,421             --
       Current liabilities                                       (276,782)            --
       Long-term liabilities                                   (1,249,233)            --
                                                              -----------      ---------

             Net Liabilities of Sigma                              (2,867)            --

    Note payable issued                                           350,000             --
    Common stock issued                                            60,750             --
                                                            -------------      ---------

       Loss on disposal of subsidiary                        $    407,883      $      --
                                                             ============      =========





                  See notes to condensed financial statements.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY
                                   (UNAUDITED)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Organization, Basis of Presentation and Management Plans

       The Company and Nature of Business
       Select Media Communications Inc. ("Select Media" or the "Company"), a New York integrated media company, was organized in September 1981. On October 13, 1995, the Company filed for voluntary petition for reorganization pursuant to Chapter 11 of Title 11 of the United States Bankruptcy Code. The petition was filed in the United States Bankruptcy Court for Southern District of New York and its plan of reorganization was confirmed on August 28, 1997. In the period from the Company's bankruptcy filing in October 1995 until September 1998, the Company was essentially dormant. In September 1998, the Company reactivated its marketing efforts and began marketing its vignette products to advertisers.

       On January 18, 2000, the Company purchased all of the issued and outstanding common stock of Sigma Sound Services, Inc. ("Sigma") pursuant to the terms of a stock purchase agreement. As described in Note 6, the Company determined that effective April 1, 2001 control of Sigma became temporary when the Company defaulted on various payments due to the former owner of Sigma. The Company negotiated a settlement of this matter in which the ownership of Sigma reverted back to the former owner. Pursuant to "Statement of Financial Accounting Standard" No. 94 "Consolidation of All Majority Owned Subsidiaries", the Company has de-consolidated Sigma effective April 1, 2001.

       Select Media is actively pursuing the acquisition of content providers, production and post-production houses to become a vertically integrated provider and distributor of video/television programming and recorded music.

       On April 27, 2001, the Board of Directors elected James F. Mongiardo (formerly Vice Chairman) as Chairman, Chief Executive Officer and interim Chief Financial Officer. Mitch Gutkowski, formerly Chairman and Chief Executive Officer, was elected Chief Creative Officer and Secretary.

       Reclassifications
       Certain accounts in the prior period financial statements have been reclassified for comparative purposes to conform to the presentation in the current period financial statements. These reclassifications have no effect on previously reported operations.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY
                                   (UNAUDITED)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Organization, Basis of Presentation and Management Plans, continued

       Going Concern Uncertainty
       As shown in the accompanying financial statements, the Company incurred a net loss of $2,872,025 during the nine months ended September 30, 2001, and, as of that date, the Company's current liabilities exceeded its current assets by $6,337,223 and its total liabilities exceeded its total tangible assets by $6,804,010. Management of the Company is developing a plan to reduce its liabilities and raise equity capital for acquisitions through the issuance of additional common stock through private or public offerings conforming to the requirements of Securities Acts. The Company has received a best efforts letter of intent from Lloyds Bahamas Securities Ltd. ("Lloyds") for an additional $3 million in financing once the Company's common stock is eligible for quotation on the OTC Bulletin Board, which occurred on April 20, 2001. Additionally, in November 2001, the Company entered into an agreement for a $20,000,000 Private Equity Line of Credit (see Note 7). There can be no assurance that such financings will be completed or, if completed, be on favorable terms. Under this plan the Company intends to use any funds raised to fund operations and to make strategic acquisitions through cash and stock transactions. Management hopes that these acquisitions will enable the Company to generate positive cash flows from operations. If the Company is unable to raise the appropriate funds it will not be able to make any acquisitions nor will the Company be able to continue to fund operations.

       There can be no assurances that the Company will be successful in its attempts to raise sufficient capital essential to its survival. To the extent that the Company is unable to generate or raise the necessary operating capital it will become necessary to further curtail or cease operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfactions of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

       Basis of Presentation
       Our accompanying unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results of the interim periods presented. All such adjustments are of a normal recurring nature. The results of operations for the three and nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for any other interim period or the full year. The financial statements should be read in conjunction with the notes to the financial statement and in conjunction with the Company's audited financial statements contained in its Annual Report on

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY
                                   (UNAUDITED)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Organization, Basis of Presentation and Management Plans, continued

       Basis of Presentation, continued
       Form 10-KSB for the year ended December 31, 2000. The accounting policies used to prepare the condensed financial statements are consistent with those described in the December 31, 2000 financial statements.

       New Accounting Standards
       During the period ended March 31, 2001, the Company adopted SFAS No. 133. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This Statement requires that an entity recognize all derivatives as either assets or liabilities in the condensed consolidated balance sheets and measure those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on its intended use and the resulting designation. Implementation of SFAS No. 133 did not have any material impact on the financial statements of the Company.

       In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 provides guidance on the accounting for a business combination at the date a business combination is completed. The statement requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001, thereby eliminating use of the pooling-of-interests method. SFAS No. 142 provides guidance on how to account for goodwill and intangible assets after an acquisition is completed. The Company is evaluating the impact that implementation of SFAS No. 141 and 142 may have on the financial statements of the Company.


NOTE 2 - Liquidity and Funding Agreements

       On December 5, 2000, the Company received a best efforts letter of intent from Lloyds for an additional $3 million in financing once the Company's common stock is eligible for quotation on the OTC Bulletin Board, which occurred on April 20, 2001.

       On May 29, 2001, the Company engaged Meridian Capital Markets ("Meridian") to identify sources of debt or equity financing of $ 12 million for the purpose of acquiring Betelgeuse Productions, LLC.

       There can be no assurances that either Lloyds or Meridian will be successful.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY
                                   (UNAUDITED)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - Stockholders' Deficiency

       In October 1999 the Company issued 1,000,000 shares of its common stock to Lloyds and or its designees for financial advisory services provided to the Company, as part of the Funding agreement with Lloyds dated October 22, 1999 ("Funding Agreement"). Accordingly, the Company recorded an expense of $220,000 ($0.22 per share based upon the fair value of the common stock at the time of issuance) during the year ended December 31, 1999. As a result of the delay in the Company's common stock being eligible for quotation on the OTC Bulletin Board, Lloyds provided additional services and assumed greater responsibilities, and accordingly, during March 2001, the Company agreed to issue Lloyds 676,617 additional shares of common stock for the services provided. The Company recorded an expense of $338,309 ($0.50 per share based upon the fair value of the common stock at the time of issuance) during the quarter ended March 31, 2001.

       The Company has also received a separate commitment from Lloyds for the $500,000 down payment for the Betelgeuse Productions, LLC pending acquisition (see Note 5) of which $498,102 has been received. During the period ended September 30, 2001, the Company issued 498,102 shares of its Common Stock as settlement of $498,102 of advances.

       During 2000, the Company borrowed from International Electronic Securities Trading, Ltd. a total of $1,522,200 pursuant to a Loan Agreement and Securities Pledge Agreement dated October 29, 2000. International Electronic Securities Trading, Ltd. elected to convert this debt into 1,522,200 shares of common stock on January 15, 2001.

       The Company issued 719,172 shares of common stock to Lloyds in settlement of cash advances included in Due to Lloyds in the amount of $589,236 during the nine months ended September 30, 2001.

       The Company issued 250,000 shares of common stock in settlement of accounts payable of $250,000 during the quarter ended June 30, 2001.

       The Company issued 350,000 shares of common stock in settlement of notes payable stockholder of $1,125,000 (including $1,000,000 with respect to a Letter of Credit, Note 4) during the quarter ended June 30, 2001.

       During the quarter ended June 30, 2001, the Company issued 225,000 shares of common stock to three consultants for investor relations services performed valued at $112,000. The Company has also agreed to issue an additional 150,000 shares of unrestricted common stock to one of the consultants for future services.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY
                                   (UNAUDITED)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - Stockholders' Deficiency, continued

       In November 2000 when the Company vacated its offices at 666 Third Avenue, certain equipment under three capital leases was returned to the lessor and the Company was released from any future obligations under the capital leases. In May 2001, the Company issued the lessor 150,000 shares of common stock as consideration for releasing the Company from its obligation. These shares were issued on May 7, 2001 and, accordingly, the Company recorded a $75,000 charge to operations in the second quarter of 2001.

       On September 28, 2001, the Company issued 45,000 shares of common stock in settlement of disposal of Sigma as fully described in Note 6.


NOTE 4 - Litigation

       In addition to the following, the Company is involved in litigation through the normal course of business. The Company believes that the resolution of these matters will not have a material adverse effect on the financial position of the Company.

       Former Landlord
       In November, 1999, 405 Lexington, L.L.C. (the " Former Landlord") began an action in New York City Landlord-Tenant Court alleging that Select Media had breached its lease and seeking the payment of use and occupancy of offices located at 666 Third Avenue, New York, NY ("Offices"). In May 2000, the Company began an action in New York Supreme Court against the Landlord seeking an injunction to permit completion of the build-out of the office space and damages for loss of business. On October 30, 2000, Select Media vacated the offices.

       Former Landlord
       In February 2001, the Company entered into a mutual release with the Former Landlord and both actions were dismissed with prejudice. The Former Landlord, after drawing down on a $1,000,000 Letter of Credit (which was converted to a note payable to stockholder and was converted into 311,111 shares of common stock on May 7, 2001), paid $700,000 of the amount due to the contractors involved in the build-out of the Company's space. The Company is responsible for any additional amounts claimed by the contractors as described in the following paragraph.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY
                                   (UNAUDITED)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4 - Litigation, continued

       Former Contractors
       In September 2000, a contractor began an action in New York Supreme Court for services rendered in the build-out of the Company's leased space at 666 Third Avenue. Another contractor filed a subsequent action, also in New York Supreme Court, relating to its services with respect to this build-out. Upon motion by the Company, the two actions were consolidated. Approximately $1,200,000 is claimed in the consolidated actions. As discussed above, the landlord has paid $700,000 of this amount with the Company responsible for any additional amounts determined to be owed to the contractors. The Company is defending this action. The judgment is measurable and some payment is probable, therefore, the Company recorded $500,000 expense during the years ended December 31, 1999 and 2000 and is included in accrued expenses at September 30, 2001.

       Former Consultant
       In November 2000, Commonwealth Partners LP instituted an action in the Supreme Court of New York seeking damages in excess of $600,000 for alleged financial advisory services rendered to the Company. The Company believes this action is without merit and has filed its answer in opposition. However, the Company is unable to predict the outcome of this claim and, accordingly, no adjustment has been recorded in the consolidated financial statements in response to this claim.


NOTE 5 - Commitments and Contingencies

       Pending Acquisition - ANTRA Holdings Group
       On November 9, 2001 the Company reached an agreement ("Exchange Agreement") in principle with 90% of the stockholders of ANTRA Holdings Group, Inc. ("ANTRA") (Pink Sheets:RECD) to exchange their stock for shares in the Company. Closing is subject to obtaining the ANTRA stock certificates from ANTRA Stockholders. However, on January 28, 2002, Select Media received a notice from counsel to the representative of ANTRA'S shareholders that the shareholders consider the Exchange Agreement to be void and of no affect as a result of Select Media's failure to perform certain of its obligations under the Exchange Agreement. While Select Media considers such claim to be without merit, there can be no assurance that the closing of the ANTRA transaction will proceed.

       ANTRA is a full service record and publishing company focusing on the resourcing of talent and marketing of new music together with the production, acquisition, licensing, publishing and distribution of high quality recorded music in the music genres of Urban Music - which includes Urban/Rap/Hip-Hop and Rhythm and Blues, with some interest in Rock and Pop. ANTRA will become a new division of the Company called ANTRA

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY
                                   (UNAUDITED)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 5 - Commitments and Contingencies, continued

       Pending Acquisition - ANTRA Holdings Group, continued
       Entertainment. Approximately two million seven hundred fifty thousand (2,750,000) shares of restricted Company stock will be used for the exchange of all of the outstanding shares of ANTRA. In addition, there is one time adjustment to the number of shares to be issued if the price of the Company's Common Stock is less than $2.50 per share one year from the closing date, as defined.

       In connection with the pending acquisition of ANTRA, the Company on November 19, 2001 reached agreement to convert the ANTRA convertible debt into approximately $7 million of Select Media convertible debt. This debt is redeemable by the Company at any time at 115% of the outstanding principle and convertible into common stock by the holders at the lessor of $3.50 or 88% of the fair market value (as defined). Sale of the common stock issuable pursuant to the conversion rights is subject to a volume restriction agreement as are the shares being exchanged with the stockholders of ANTRA. Select Media will also issue to certain investors 999,940 warrants to purchase Select Media common stock at $ 2.50, callable by the Company at $ 7.50. A convertible loan of $ 250,000 as bridge financing to operate ANTRA is also being provided as part of this transaction. This loan is convertible into Select Media common stock at the lessor of $2.50 or 65% of the fair market value (as defined). The Company has also agreed to file a registration statement covering the common stock underlying the above convertible debt, convertible loan and warrants.

       Pending Acquisition - Betelgeuse Productions, LLC
       On December 6, 2000, the Company and Betelgeuse Productions, LLC ("Betelgeuse"), a full service television and video production and post-production business in New York signed a definitive Asset Purchase Agreement (the "Definitive Agreement"), whereby the Company will purchase all of the assets of Betelgeuse for $10,000,000 in cash. As per the Definitive Agreement, the Company made a non-refundable down payment of $525,000 to Betelgeuse. Lloyds provided $498,102 of the down payment in exchange for 498,102 shares of restricted Common Stock of the Company. The balance of the purchase price will be due at a closing to be held within six (6) months of completion of certain due diligence (the "Due Diligence Completion Date"). Pursuant to the Definitive Agreement, the Due Diligence Completion Date is defined as the date that the Company completes its due diligence; provided, however, that such date shall not be more than forty-five (45) days from the date that the financial records were made available to the Company. The Company does not yet have a commitment from a funding source for the balance of the

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY
                                   (UNAUDITED)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 5 - Commitments and Contingencies, continued

       Pending Acquisition - Betelgeuse Productions, LLC, continued purchase price. There is no assurance that the acquisition will be completed by the Company and Betelgeuse. If the Company cannot raise the additional $9,500,000 to close on this acquisition within the specified time frame, it is reasonably possible that the Company would be unable to complete the acquisition. In addition, the current owners of Betelgeuse claim that too much time has passed and that the Company no longer has the right to purchase Betelgeuse pursuant to the Definitive Agreement. As a result, the carrying amount of the deposit on pending acquisition in the amount of $525,000 may be reduced materially in the near term.

       Employment Agreement
       Effective January 1, 2001 (amended June 22, 2001), the Company entered into a three year employment agreement ("Agreement") with James Mongiardo, the Company's Chief Executive Officer. Pursuant to the Agreement Mr. Mongiardo is to receive an annual base compensation of $250,000 and an immediately exercisable warrant to purchase 2,100,000 shares of the Company's Common Stock at an exercise price of $1.25 per share (quoted market price of the Common Stock on the date of issuance). On December 31, 2001 Mr. Mongiardo agreed to forego all unpaid salaries under the Agreement through January 31, 2002 in exchange for an immediately exercisable warrant to purchase 1,000,000 shares of Common Stock at an exercise price of 120% of the market price at issuance date.

       Bankruptcy Proceedings
       On August 28, 1997 the United States Bankruptcy Court of the Southern District of New York confirmed the Company's Plan of Reorganization. The plan stipulated payments totaling $2,444,158 to be paid to certain secured, administrative and unsecured creditors. It was determined that the Company's reorganization value computed immediately before August 28, 1997, the date of plan confirmation, was $2,444,158. The Company adopted fresh start reporting because holders of existing voting shares immediately before filing and confirmation of the plan received less than 50% of the voting shares of the emerging entity and its reorganization value is less than its post petition liabilities and allowed claims.

       The Company's policy is to amortize the reorganization value using the straight-line method over the remaining estimated economic life, which is ten (10) years. It is reasonably possible that the estimates of anticipated future discounted cash flows from operations, the remaining estimated economic life of the reorganization value, or both will be reduced significantly in the near term due to the loss of Sigma, the possibility of not closing on the Betelgeuse or other acquisitions and the inability to raise capital. As a result, the carrying amount of the reorganization value of $1,446,126, net of accumulated amortization of $998,032 may be reduced materially in the near term.

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY
                                   (UNAUDITED)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5 - Commitments and Contingencies, continued

       Payroll Taxes
       Select Media has not filed payroll tax returns from October 1, 1998 through March 31, 2000. As of September 30, 2001, the past due amounts have been included in accrued expenses totaling approximately $1,358,000 and consist of payroll taxes owed and estimated penalties and interest. Beginning April 2000, Select Media began using a payroll service to process their current payroll and file and pay all payroll tax returns and applicable taxes. At any time the Internal Revenue Service could declare Select Media in default of their fiduciary responsibility and could file a tax lien on the Company's assets or take other action against the Company and its responsible officers, which would have a material adverse effect on the Company's business.


NOTE 6 - Disposal of Subsidiary

       On April 11, 2001, the Company entered into an agreement with the former owner of Sigma whereby, extending the due dates of: (i) the $345,637 included in note payable in connection with the acquisition of Sigma,
       (ii) and $333,904 due to officer, to May 31, 2001.

       On June 26, 2001, the Company received a Notice of Default pursuant to the April 11, 2001 agreement. On September 28, 2001 the matter was resolved. The Company agreed with the former owner that control and ownership of Sigma will revert to the former owner. The Company further agreed to pay the former owner $ 350,000 pursuant to a note with interest at 8% payable in four equal installments in 2002 and 2003. The Company further agreed to issue 45,000 restricted common shares (valued at $60,750) in settlement of two Company employment contracts with employees of Sigma. Since control of Sigma was lost in advance of the September 28, 2001 settlement, the Company has de-consolidated Sigma effective April 1, 2001.

       Since the Company's investment in Sigma was negative as of April 1, 2001, the Company did not record its equity in the losses of Sigma for the period April 1, 2001 to September 30, 2001.

       The net book value of Sigma's assets and liabilities as reflected in the Company's consolidated balance sheet as of April 1, 2001 was $(2,867). Accordingly, the Company recorded a loss on disposal of its investment in Sigma of $407,883, consisting of the negative book value plus the $350,000 note payable and the value of the common stock issued. Pro forma financial information as if Sigma were not consolidated for all periods presented is as follows:

                        SELECT MEDIA COMMUNICATIONS INC.
                                 AND SUBSIDIARY
                                   (UNAUDITED)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 6 - Disposal of Subsidiary, continued


                              Nine Months Ended Sept. 30, 2001                Nine Months Ended Sept. 30, 2000
                       -----------------------------------------------------------------------------------------------
                                           Pro Forma                                       Pro Forma
                               Actual     Adjustments     Pro Forma         Actual        Adjustments      Pro Forma
                          ------------------------------------------------------------------------------------------------
Sales                       $   114,178    $(100,983)     $    13,195    $   530,636        $(359,929)     $   170,707
Cost of sales                    75,007      (75,007)              --        318,313         (214,158)         104,155
                            -----------    ---------      -----------    -----------       ----------      -----------
Gross profit                     39,171      (25,976)          13,195        212,323         (145,771)          66,552
Operating expenses            2,365,823     (312,598)       2,053,225      4,379,037         (512,990)       3,866,047
                            -----------    ---------      -----------    -----------       ----------      -----------

       Operating loss        (2,326,652)     286,622       (2,040,030)    (4,166,714)         367,219       (3,799,495)

Loss on abandonment                          407,883
 of Sigma                      (407,883)                           --             --               --               --
Other income                     26,074           --           26,074        (66,740)         (26,442)         (93,182)
Interest expense               (163,564)       3,181         (160,383)      (114,200)              --         (114,200)
                            -----------    ---------      -----------    -----------       ----------      -----------

       Net loss             $(2,872,025)    $697,686      $(2,174,339)   $(4,347,654)       $ 340,777      $(4,006,877)
                            ===========     =========     ===========    ===========        ==========     ===========

Basic and diluted net

loss per share                   $(0.18)                       $(0.13)        $(0.37)                           $(0.34)
                                 ======                        ======          =====                            ======


NOTE 7 - Subsequent Events

       On November 27, 2001, the Company entered into a Private Equity Line of Credit ("PELC") with Grenville Financial Ltd. (the "Investor"). During the term of the PELC, the Company may issue, at its option, up to $20,000,000 of Common Stock to the Investor at a purchase price equal to 90% of its fair market value (as defined) at the time the Company exercises its option. Pursuant to the PELC, there are several restrictions and contingencies that may effect the issuance of the Common Stock. The PELC requires the registration of the Common Stock to be declared effective prior to the Company exercising its option. There is no assurance that the common stock will be registered or that market conditions will be judged favorable by the Company to use the PELC.

       On October 8, 2001, a former employee agreed to forego unpaid salaries and return 500,000 shares of the Company's common stock. As of the date of this report the aforementioned common stock has not been surrendered. When the stock is surrendered the Company will remove from outstanding shares.

                        SELECT MEDIA COMMUNICATIONS, INC.
             INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL INFORMATION

The following Unaudited pro-forma condensed combined balance sheet as of September 30, 2001 and the Unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2001 and for the year ended December 31, 2000, are based on the historical financial statements of Select Media Communications, Inc. ("Select Media") and ANTRA Holdings Group, Inc. ("ANTRA") and give effect to the pro-forma adjustments described herein as though the acquisition of ANTRA dated November 9, 2001 had been consummated at September 30, 2001 for the Unaudited condensed combined balance sheet and at January 1, 2001 and January 1, 2000 for the Unaudited condensed combined statements of operations for the nine months ended September 30, 2001 and for the year ended December 31, 2000, respectively.

The Unaudited pro forma condensed combined financial statements should be read in conjunction with the notes thereto and with the historical financial statements of Select Media, included elsewhere herein and the historical financial statements of ANTRA, included elsewhere herein. The Unaudited pro forma condensed combined financial statements are not necessarily indicative of the Company's combined financial position or results of operations that would have been achieved had the acquisition been consummated at September 30, 2001 for the Unaudited condensed combined balance sheet, and at January 1, 2001 and 2000 for the Unaudited condensed combined statements of operations for the nine months ended September 30, 2001 and for the year ended December 31, 2000, respectively.

Under the terms of an Exchange Agreement dated November 9, 2001, Select Media is to exchange 2,718,016 shares of its common stock for 12,354,620 shares of ANTRA common stock, representing all of the then outstanding shares of ANTRA. In addition, on November 27, 2001, Select Media issued $6,968,414 principal amount of its two-year 7% secured convertible notes to holders of ANTRA secured convertible notes in exchange for $4,790,691 principal amount of outstanding secured convertible notes of ANTRA. Select Media received 9,250,000 newly issued shares of ANTRA common stock as consideration for assuming the ANTRA convertible securities. The pro forma adjustments reflect the transaction using the purchase method of accounting, and are based on available information and certain estimates and assumptions set forth in the notes to the Unaudited pro forma condensed combined financial information. Select Media will establish a new basis for ANTRA's assets and liabilities based upon an allocation of the fair value of the acquisition.

On January 28, 2002, Select Media received a notice from counsel to the representative of ANTRA's shareholders that the shareholders consider the Exchange Agreement to be void and of no affect as a result of Select Media's failure to perform certain of its obligations under the Exchange Agreement. While Select Media considers such claim to be without merit, there can be no assurance that the closing of the ANTRA transaction will proceed. The Unaudited pro forma financial information reflects Select Media's best estimates; however, the actual amounts may differ from the pro forma amounts.

                        SELECT MEDIA COMMUNICATIONS, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               September 30, 2001
--------------------------------------------------------------------------------

                                                                                          Pro forma
                                               Select Media         ANTRA                Adjustments              Pro forma
                                            ------------------------------------------------------------------------------------
CURRENT ASSETS
  Cash                                         $    2,579        $   8,641          $  250,000  [7]            $   261,220
  Accounts receivable, net                          5,298          168,000                                         173,298
  Prepaid expenses and other current
   assets                                          52,093               --                                          52,093
  Inventories                                      38,073               --                                          38,073
                                               ----------        ---------                                     -----------

 Total Current Assets                              98,043          176,641                                         524,684

PROPERTY AND EQUIPMENT,
  Net                                             157,824           65,297                                         223,121

OTHER ASSETS
  Reorganization value, net                     1,446,126               --                                       1,446,126
  Investment                                           --          100,000                                         100,000
  Deferred financing costs                             --          228,108            (228,108) [3]                     --
  Deposits                                             --            5,800                                           5,800
  Deposit on pending acquisitions                 545,000               --             (20,000) [5]                525,000
  Artists Contracts                                    --               --           7,250,000  [1]              7,250,000
  Publishing rights                                    --               --           2,500,000  [1]              2,500,000
  Other intangibles, net                           59,027            5,000             495,000  [1]                559,027
  Goodwill                                             --               --           3,979,718  [1]              3,979,718
                                               ----------        ---------                                    ------------

TOTAL ASSETS                                   $2,306,020        $ 580,846                                    $ 17,113,476
                                               ==========        =========                                    ============


                        SELECT MEDIA COMMUNICATIONS, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               September 30, 2001
--------------------------------------------------------------------------------

                                                                                           Pro forma
                                                  Select Media         ANTRA              Adjustments             Pro forma
                                               ----------------------------------------------------------------------------------
CURRENT LIABILITIES
  Accounts payable and accrued
   expenses                                       $   5,128,229     $  1,886,656         $  (980,988) [3]          $  6,033,897
  Notes payable - stockholder                           475,767               --                                        475,767
  Note payable - disposal of subsidiary                 350,000               --                                        350,000
  Reorganization liabilities, current
   portion                                              338,070               --                                        338,070
  Deferred Income                                                        184,621                                        184,621
  Due to Lloyds Bahamas Securities Ltd.                 120,700               --                                        120,700
  Notes payable                                          22,500               --                                         22,500
                                                  -------------      -----------                                    -----------

Total Current Liabilities                             6,435,266        2,071,277                                      7,525,555

OTHER LIABILITIES
  Convertible notes payable                                  --        4,866,666           1,985,612  [1],[2]         6,852,278
  Loan payable                                               --          149,573                      [3],[7]           149,573
  Loan payables                                              --            5,514                                          5,514
  Loan payable - subordinated                                --          928,787                                        928,787
  Deferred interest payable                                  --           71,213                                         71,213
  Reorganization liabilities, net of current
   portion                                            1,169,611               --                                      1,169,611
                                                  -------------      -----------                                    -----------

       TOTAL LIABILITIES                              7,604,877        8,093,030                                     16,702,531
                                                  -------------      -----------                                    -----------

COMMITMENTS AND
 CONTINGENCIES

STOCKHOLDERS' (DEFICIT) EQUITY
  Common stock                                           17,487           12,344              (9,626) [1][3]             20,205
  Additional paid-in capital                         13,356,480        5,121,656           2,171,802  [1][3]         20,649,938
  Accumulated deficit                               (18,672,824)     (12,646,184)         11,059,810  [2]           (20,259,198)
                                                  -------------      -----------                                    -----------

       TOTAL STOCKHOLDERS'
         DEFICIT                                     (5,298,857)      (7,512,184)                                       410,945
                                                  -------------      -----------                                    -----------

       TOTAL LIABILITIES AND
         STOCKHOLDERS' DEFICIT                    $   2,306,020      $   580,846                                    $17,113,476
                                                  =============      ===========                                    ===========


                        SELECT MEDIA COMMUNICATIONS, INC.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS

                  For the Nine Months Ended September 30, 2001
--------------------------------------------------------------------------------

                                                                                        Pro forma
                                             Select Media         ANTRA                Adjustments               Pro forma
                                          ---------------------------------------------------------------------------------------
SALES                                         $    114,178      $    995,279                                      $1,109,457

COST OF SALES                                       75,007           243,523                                         318,530
                                               -----------       -----------                                      ----------

       GROSS PROFIT                                 39,171           751,756                                         790,927

SELLING, GENERAL, AND
 ADMINISTRATIVE EXPENSE                          2,365,823         1,723,195         2,397,000  [6]                6,486,018
                                               -----------       -----------                                      ----------

OPERATING LOSS                                  (2,326,652)         (971,439)                                     (5,695,091)

OTHER INCOME (EXPENSE)
  Other income                                      26,074                88                                          26,162
  Equity in profit Antra publishing                                   71,328                                          71,328
  Loss on disposal of subsidiary                  (407,883)               --                                        (407,883)
  Interest expense                                (163,564)         (395,873)       (1,774,374) [2] [4]           (2,333,811)
                                               -----------       -----------                                      ----------

TOTAL OTHER INCOME                                (545,373)         (324,457)                                     (2,644,204)
 (EXPENSE)                                    ------------      ------------                                     -----------

NET LOSS                                       $(2,872,025)      $(1,295,896)                                    $(8,339,295)
                                               ===========       ===========                                     ===========

PER SHARE DATA

  Weighted Average Common
   Shares Outstanding                           16,109,343                           2,718,016  [1]               18,827,359
                                                ==========                           =========                    ==========

  Basic and diluted net loss per
   common share                                     $(0.18)                                                           $(0.44)
                                                    ======                                                            ======


                        SELECT MEDIA COMMUNICATIONS, INC.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 2000
--------------------------------------------------------------------------------

                                                                                       Pro forma
                                             Select Media         ANTRA               Adjustments            Pro forma
                                          ----------------------------------------------------------------------------------
SALES                                        $     477,899      $  4,682,173                                $   5,160,072

COST OF SALES                                      456,372         4,652,406                                    5,108,778
                                              ------------      ------------                                 ------------

       GROSS PROFIT                                 21,527            29,767                                       51,294

Selling, general and administrative
 expenses                                        5,983,012         2,674,623           2,496,000  [6]          11,153,635
                                              ------------      ------------                                 ------------

OPERATING LOSS                                  (5,961,485)       (2,644,856)                                 (11,102,341)

OTHER INCOME (EXPENSE)
  Loss on abandonment of lease                    (205,924)                                                      (205,924)
  Gain on sale of fixed assets                     230,000                                                        230,000
  Interest income                                                      6,077                                        6,077
  Loss in unconsolidated joint
   venture                                                          (242,403)                                    (242,403)
  Realized loss on investment                                     (3,900,000)                                  (3,900,000)
  Other income                                     118,376                                                        118,376
  Interest expense                                (232,720)         (596,579)         (1,837,374) [2][4]       (2,666,673)
                                              ------------     -------------                                 ------------

TOTAL OTHER INCOME
 (EXPENSE)                                         (90,268)       (4,732,905)                                  (6,660,547)
                                             -------------      ------------                                 ------------

LOSS BEFORE INCOME
 TAXES                                          (6,051,753)       (7,377,761)                                 (17,762,888)

INCOME TAXES                                         1,500                --                                        1,500
                                              ------------     -------------                                 ------------

NET LOSS                                       $(6,053,253)      $(7,377,761)                                $(17,764,388)
                                               ===========       ===========                                 ============

Net Loss Per Share:

Weighted Average Shares
 Outstanding                                    12,015,614                             2,718,016  [1]          14,733,630
                                               ===========                            ==========              ===========

Basic and diluted net loss per share              $(0.50)                                                          $(1.21)
                                                  ======                                                           ======

                        SELECT MEDIA COMMUNICATIONS, INC.

                      NOTES TO PROFORMA CONDENSED COMBINED
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------


[1] To record the acquisition of Antra Holdings Group, Inc. The purchase price was allocated as follows:

                                                                  Shares        Price per share       Fair Value
                                                             -------------------------------------------------------
Common Stock (a)                                                   2,718,016           $2.50        $  6,795,040
Relative fair value of the Convertible Debt Securities (c)                                             5,015,904
Relative fair value of warrants issued with Convertible Debt
  Securities (b)                                                                                         501,136
                                                                                                     -----------

       Total Purchase Price                                                                          $12,312,080
                                                                                                     ===========

Fair value of net assets acquired
  Current assets                                                               $    176,641
  Property and equipment                                                             65,297
  Other assets                                                                      105,800
  Artists Contracts (d)                                                           7,250,000
  Publishing rights (d)                                                           2,500,000
  Other Identifiable Intangibles (d)                                                500,000
  Liabilities assumed (excludes convertible debt
     separately exchanged)                                                       (2,265,376)
                                                                                -----------

Fair value of identifiable net assets acquired                                                       $ 8,332,362

       Goodwill                                                                                        3,979,718
                                                                                                     -----------

                                                                                                     $12,312,080
                                                                                                     ===========

     (a) The common stock has been recorded at the $2.50 guaranteed value as described in the Reset Provision of the Exchange Agreement. Additional shares may be issued one year after the closing should the value of the common stock be less than the guaranteed amount. The issuance of any additional shares of common stock will not result in an adjustment to the purchase price of ANTRA.

     (b) The fair value of the warrants was calculated using the Black Scholes Option-Pricing model, adjusted for the relative fair value of the convertible debentures in accordance with Emerging Issues Task Force Nos. 98-5 and 00-27.

     (c) The convertible debt securities were recorded at their relative fair value, adjusted for the relative fair value of the warrants to purchase 999,940 shares of common stock and the beneficial conversion feature of the convertible debt securities in accordance with Emerging Issues Task Force Nos. 98-5 and 00-27 as follows:

                        SELECT MEDIA COMMUNICATIONS, INC.

                      NOTES TO PROFORMA CONDENSED COMBINED
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------


   Face value of convertible debt securities                 $ 6,968,414
   Less:  Relative fair value of warrants                       (501,136)
      Beneficial conversion feature                           (1,451,374)
                                                             -----------

   Relative fair value of convertible debt securities        $ 5,015,904
                                                             ===========

     (d) Select Media expects to allocate a substantial portion of the purchase price to various identifiable intangible assets. Management has made its current best estimate of this allocation, and is in the process of further analyzing the composition of these assets.

[2] To record the interest expense $1,451,374 on the beneficial conversion feature for the nine months ended September 30, 2001 and the year ended December 31, 2000.

[3] To remove ANTRA convertible notes, accrued interest and related deferred financing costs that were exchanged for Select Media notes and eliminate ANTRA Common Stock.

[4] To accrete interest expense on warrants of $188,000 and $251,000 for the nine months ended September 30, 2001 and for the year ended December 31, 2000, respectively.

[5]  To eliminate inter-company balances at September 30, 2001.

[6] To record amortization expense on identifiable intangible assets of $2,397,000 and $2,496,000 for the nine months ended September 30, 2001 and December 31, 2000, respectively. The Company is amortizing the identifiable intangibles assets as follows:

     o Artist Contracts - the greater of the income forecast or straight-line methods over the contract lives.
     o Publishing Rights - the greater of the income forecast or straight-line methods over their estimated lives of five (5) years.
     o Other intangibles are amortized on a straight-line basis over their estimated useful lives of five (5) years.

[7] A convertible loan of $250,000, as bridge financing to pay certain payables of ANTRA and expenses of this transaction, was also issued by Select Media. The loan converts at 65% of market price resulting in a beneficial conversion of $135,000, which was recorded as interest expense.

The Board of Directors
Antra Holding Group, Inc.


We have audited the accompanying consolidated balance sheets of Antra Holding Group, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of operations and stockholders' (deficit) equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Antra Holding Group, Inc. as of December 31, 2000 and 1999 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Notes 6 and 12. The consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.


/s/ Liebman, Goldberg & Drogin, LLP
-----------------------------------

Liebman Goldberg & Drogin, LLP
Garden City, New York

January 30, 2002

                           ANTRA HOLDINGS GROUP, INC.

                           CONSOLIDATED BALANCE SHEETS

                                  December 31,

                                     Assets

Current Assets:                                    2000               1999
                                            ------------------------------------
  Cash in bank                                 $     36,913         $   343,399
  Accounts receivable                               632,984                   -
  Loan receivable                                         -              14,009
  Prepaid recording costs                           335,000           1,406,321
                                            ------------------------------------
         Total current assets                     1,004,897           1,763,729

Property and Equipment, Net                          85,301             109,185

Other Assets:
  Investment                                        100,000           4,000,000
  Advances to joint venture                               -              45,347
  Security deposits                                       -              14,943
  Deferred financing costs                          393,306             425,507
  Other                                                   -                 987
  Goodwill                                            5,000               5,000
                                            ------------------------------------

         Total assets                          $  1,588,504         $ 6,364,698
                                            ====================================

                 Liabilities and Stockholders' (Deficit) Equity

Current Liabilities:
  Convertible debentures payable               $  4,866,666         $ 3,566,666
  Loan payable                                      356,276                   -
  Accounts payable                                  255,927                   -
  Accrued expenses and taxes                        764,508             138,381
  Deferred income                                   484,571             400,000
                                            ------------------------------------
         Total current liabilities                6,727,948          4,105,047
                                            ------------------------------------

Long-Term Liabilities:
  Loan payable                                        5,514              5,514
  Loan payable - subordinated                       867,614            786,050
  Deferred interest payable                         132,386            213,950
  Officer loan payable                                   --             21,334
                                            ------------------------------------
         Total long-term liabilities              1,005,514          1,026,848
                                            ------------------------------------

         Total liabilities                        7,733,462          5,131,895
                                            ------------------------------------


                       See notes to financial statements.

                           ANTRA HOLDINGS GROUP, INC.

                                  December 31,

                                                                                       2000             1999
                                                                             ------------------------------------
Commitments and Contingencies

Stockholders' (Deficit) Equity:
  Preferred stock, $.001 par value; 5,000,000 shares authorized;
      none issued and outstanding                                              $          -       $         -
  Common stock, $.001 par value; 50,000,000 shares authorized
      12,344,210 shares issued and outstanding                                       12,344            12,344
  Additional paid in capital                                                      5,121,656         5,121,656
  Accumulated deficit                                                           (11,278,958)       (3,901,197)
                                                                               ------------------------------
         Total stockholders' (deficit) equity                                    (6,144,958)        1,232,803
                                                                               ------------------------------

         Total liabilities and stockholders' (deficit) equity                  $  1,588,504       $ 6,364,698
                                                                               ====== =======================






                       See notes to financial statements.

                            ANTRA HOLDINGS GROUP, INC

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                        For the years ended December 31,


                                                                                   2000                1999
                                                                            ----------------------------------------
Revenues                                                                      $   4,682,173        $    85,366

Cost of production                                                                4,652,406            788,439
                                                                            ----------------------------------------

Gross profit (loss)                                                                  29,767           (703,073)
                                                                            ----------------------------------------

Selling, General and Administrative Expenses:
    Selling expenses                                                                729,580            393,402
    General and administrative                                                    1,945,043          1,152,980
                                                                            ----------------------------------------

Total selling, general and administrative expenses                                2,674,623          1,546,382
                                                                            ----------------------------------------

Net loss from operations                                                         (2,644,856)        (2,249,455)

Other Income (Expense):
    Interest income                                                                   6,077             93,710
    Interest expense                                                               (596,579)          (161,278)
    (Loss) in unconsolidated joint venture                                         (242,403)          (104,653)
    Settlement of joint venture                                                           -            725,000
    Realized loss on investment                                                  (3,900,000)                 -
                                                                            ----------------------------------------

Net loss                                                                      $  (7,377,761)      $ (1,696,676)
                                                                            ========================================

Net loss per share, basic and diluted of common stock, based upon 12,344,210 and 11,118,546

    weighted average shares respectively                                      $       (0.60)      $      (0.15)
                                                                            ========================================


                       See notes to financial statements.

                            ANTRA HOLDINGS GROUP, INC

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 For the years ended December 31, 2000 and 1999



                                                                                 Additional                             Total
                                                                                   Paid-in       Accumulated         Stockholders'
                                          Shares     Common Stock      Amount      Capital         Deficit              Equity
                                        ---------    ------------      ------   ------------   ---------------      --------------
Balance - January 1, 1999               9,544,210                    $   9,544   $   989,656     $ (2,204,521)      $  (1,205,321)

Investment                              2,800,000                        2,800     3,997,200                -           4,000,000

Donated services                                -                            -       134,800                -             134,800

Net (loss)                                      -                            -             -       (1,696,676)         (1,696,676)
                                      -----------                    ---------------------------------------------------------------

Balance - December 31, 1999            12,344,210                    $  12,344   $ 5,121,656     $ (3,901,197)      $   1,232,803

Net (loss) for the period                       -                            -             -       (7,377,761)         (7,377,761)
                                      -----------                    ---------------------------------------------------------------

Balance - December 31, 2000            12,344,210                    $  12,344   $ 5,121,656     $(11,278,958)      $  (6,144,958)
                                      ===========                    ===============================================================


                       See notes to financial statements.

                           ANTRA HOLDINGS GROUP, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                        For the years ended December 31,


                                                                                           2000                1999
                                                                                 -----------------------------------------
Cash Flows from Operating Activities:
Net (loss)                                                                            $   (7,377,761)      $  (1,696,676)
                                                                                   --------------------------------------
Adjustments to Reconcile Net (loss) to
  Net Cash (used in) Operating Activities:
    Equity in (loss) of joint venture                                                         45,347             104,653
    Depreciation and amortization                                                            232,885              82,385
    Donated services                                                                               -             134,800
    Realized Loss on Investment                                                            3,900,000                   -
    Changes in Assets and Liabilities:
       Decrease (Increase) in accounts receivable                                           (632,984)                  -
       Decrease (Increase) in prepaid expenses and recording costs                         1,071,321          (1,383,944)
       Decrease in security deposits                                                          14,943                   -
       Decrease (Increase) in other assets                                                       987              (1,918)
       Increase in accounts payable                                                          255,927                   -
       Increase in accrued expenses                                                          626,127              27,852
       Increase in deferred income                                                            84,571             400,000
                                                                                   --------------------------------------
              Total adjustments                                                            1,699,124            (636,172)
                                                                                   --------------------------------------

               Net cash (used in) operating activities                                    (1,778,637)         (2,332,848)
                                                                                   --------------------------------------

Cash Flows from Investing Activities:
  Acquisition of property and equipment                                                            -             (63,500)
  Investment in and advances to joint venture                                                      -            (150,000)
  Loan receivable                                                                             14,009             (14,009)
                                                                                   --------------------------------------
               Net cash provided by (used in) investing activities                            14,009            (227,509)
                                                                                   --------------------------------------

Cash Flows from Financing Activities:
  Borrowings from stockholders' and
      related parties (net of repayment)                                                     334,942            (190,231)
  Sale of secured convertible notes                                                        1,300,000           3,566,666
  Deferred financing costs                                                                  (176,800)           (485,800)
                                                                                   --------------------------------------

               Net cash provided by financing activities                             $     1,458,142       $   2,890,635
                                                                                   --------------------------------------


                       See notes to financial statements.

                           ANTRA HOLDINGS GROUP, INC.

                CONSOLIDATED STATEMENTS OF CASH FLOWS. Continued

                        For the years ended December 31,



                                                                                         2000                1999
                                                                                 --------------------------------------
Net increase (decrease) in cash                                                   $    (306,486)         $   330,278

Cash - January 1                                                                        343,399               13,121
                                                                                 --------------------------------------

Cash - December 31                                                                $      36,913          $   343,399
                                                                                 ======================================

Non-Cash Investing and Financing Activities:

  Non-cash issuance of common stock                                               $           -          $ 4,000,000
                                                                                 ======================================

Supplemental Disclosures:

  Income tax                                                                      $           -          $        -
                                                                                 ======================================
  Interest expense                                                                $       6,758          $    7,249
                                                                                 ======================================






                       See notes to financial statements.

                                      F-67
                           ANTRA HOLDINGS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000


Note 1 - Operations:

           Antra Holdings Group, Inc. ("the Company") formally known as Opell, Inc., was formed as a Nevada Corporation and through June 1997 was not engaged in any business activity and had nominal assets. On June 10, 1997, the Company acquired all the shares of Wall Street Records, Inc. a New Jersey Corporation ("the Subsidiary"). The Subsidiary was formed on March 20, 1997 to engage in various aspects of the music business, including the production and distribution of recorded music. In connection with the acquisition of the Subsidiary, the Company issued 5,000,000 shares of its Common Stock to stockholders of the Subsidiary, who then owned a majority of the outstanding shares of the Company. The acquisition was treated as a purchase and as a reverse acquisition so that the historical financials of the Subsidiary represent the financials of the Company. The Company reincorporated in Delaware and in April, 1998 changed its name to Antra Holdings Group, Inc. and the Subsidiary changed its name to Antra Music Group, Inc. The Subsidiary's activities, consisted of negotiating agreements and arrangements with artists, and thereby incurred substantial expenses. In September, 1999, the Company formed a wholly owned subsidiary known as Antra Publishing, Inc. Antra Publishing was formed to receive royalty income on recordings that are sold.

Note 2 - Summary of Significant Accounting Policies:

           Principles of Consolidation:

           The consolidated financial statements include the accounts of the company and its wholly-owned subsidiary. Intercompany balances and transactions have been eliminated.

           Revenue Recognition:

           The Company through its subsidiaries produces licenses and distributes recorded music specifically in the urban music arena. This includes hip-hop, urban, rap and rhythm and blues.

           It recognizes revenues as follows:

           Production and Distribution - As a producer and distributor, the Company will recognize revenue upon the sale of a completed album. Also upon completion of an album, the Company will recognize any costs recoverable from the artist.

           License Agreements - Revenues will be recognized when the licensor signs a noncancelable contract, agrees to a fixed fee, delivers the rights and meets all significant obligations to furnish a record or music.

                           ANTRA HOLDINGS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000

Note 2 - Summary of Significant Accounting Policies (Continued):

           Prepaid Recording Costs:

           In accordance with FASB Statement No. 50, "Financial Reporting in the Record and Music Industry", advances to artists and producers are capitalized as an asset when the current popularity and past performance of the artist or producer provides a sound basis for estimating the probable future recoupment of such advances from earnings otherwise payable to the artist or producer. Any portion of such advances not deemed to be recoupable from future royalties is reserved at the balance sheet date. All other significant advances which do not meet the above criteria are expensed as incurred.

           The Company in anticipation of completion of record production, makes various advances and payments on behalf of the recording artist. These payments are prepaid and are expensed when the record production is completed and the record issued. The Company anticipates to amortize prepaid recording costs within twelve months upon the release of a completed record.

           Prepaid recording costs of $335,000 represent production costs paid on behalf of a specific company's recording artist. The album relating to these costs was released in 2001 and reimbursements received from the distributor offset these costs.

           During the year ended December 31, 2000, the Company advanced $1,758,376 on behalf of its various artists under contract. During the year, the Company determined that $2,829,697 of advances should be expensed, as albums were released and sales were not enough to provide recovery of these advances. In certain cases, the advances were written off as no album was or would be released currently or in the future.

           Property and Equipment:

           Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets, which range from five to seven years. Leasehold improvements are amortized over the shorter of the lease term or the useful life of the asset.

           Ability to continue as a Going Concern:

           The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplates continuation of the company as a going concern. The Company, as shown in the accompanying consolidated financial statements, has a working capital deficiency of $5,723,051 in 2000 and an accumulated deficit of $11,278,958 at December 31, 2000.

                           ANTRA HOLDINGS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000

Note 2 - Summary of Significant Accounting Policies (Continued):

           Ability to continue as a Going Concern (Continued):

           The Company had relied upon debt and equity funding from stockholders and other sources since inception. Additional equity was planned to be raised by private-placement sales of common stock to new and existing stockholders in order to fund operations until the Company became profitable. Management has not determined the amount of funding necessary to support its sales at current levels or the amounts needed for increased sales. This uncertainty, combined with the Company's recurring losses, raises substantial doubt about the entity's ability to continue as a going concern. Additionally, as discussed in Note 12, on November 9, 2001, the Company reached an agreement to be acquired by Select Media Communications, Inc. As part of that agreement, the Antra convertible debt would convert into approximately $7 million of Select Media debt. Conversion provisions of this debt are further discussed in Note 6. Select Media has also agreed to file a registration statement covering the common stock underlying the convertible debt, convertible loan and warrants. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

           Income Taxes:

           The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws.

           Loss Per Common Share:

           The Company adopted Financial Accounting Standards Board (FASB) Statement No. 128, "Earnings per Share". The Statement establishes standards for computing and presenting earnings per share (EPS). It replaced the presentation of primary EPS with a presentation of basic EPS and also requires dual presentation of basic and diluted EPS on the face of the income statement.

           Basic loss per share was computed by dividing the company's net loss by the weighted average number of common shares outstanding during the period. There is no presentation of diluted loss per share as the effect of common stock options, warrants and convertible debt amounts are antidilutive. The weighted average number of common shares used to calculate loss per common share during 2000 and 1999 was 12,344,210 and 11,118,546 shares, respectively.

                           ANTRA HOLDINGS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000

Note 2 - Summary of Significant Accounting Policies (Continued):

           Use of Estimates:

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those amounts.

           Concentration of Credit Risk:

           Financial instruments which potentially expose the Company to concentrations of credit risk, consist primarily of cash and trade accounts receivable. The Company, has at times, maintained some of its cash balances in accounts which exceed federally insured limits. It has not experienced any losses to date resulting from this policy. Additionally, revenues received have been generated from a limited number of recording artists. The Company is primarily dependent on these artists and revenues could be severely affected by various factors which limit or prohibit the artists ability to continue to record or sell their records.

           Fair Value of Financial Instruments:

           SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. The carrying value of cash, cash equivalents and accounts receivable approximates fair value.

           Impairment of Long-Lived Assets:

           The Company has not completed it's evaluation of the adoption of SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." However, management believes any such effect will not be material.

           Accounting Pronouncements:

           The Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income", which is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company does not expect adoption of SFAS No. 130 to have a material effect, if any, on its financial position or results of operations.

                           ANTRA HOLDINGS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000

Note 2 - Summary of Significant Accounting Policies (Continued):

           Accounting Pronouncements (Continued):

           The FASB issued SFAS 131, "Disclosure about Segments of an Enterprise and Related Information", issued by FASB, which is effective for financial statements with fiscal years beginning after December 31, 1998. This statement establishes standards for the way that public entities report selected information about operating segments, products, and services, geographic areas, and major customers in interim and annual financial reports. The Company does not expect adoption of SFAS No. 131 to have a material effect, if any, on its financial position or results of operations.

           SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This statement requires that an entity recognize all derivatives as either assets or liabilities in the condensed consolidated balance sheets and measure those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on its intended use and the resulting designation. The Company does not expect adoption of SFAS No. 133 to have any material impact on the financial statements of the Company.

           In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 provides guidance on the accounting for a business combination at the date a business combination is completed. The statement requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001, thereby eliminating use of the pooling-of-interest method. SFAS No. 142 provides guidance on how to account for goodwill and intangible assets after an acquisition is completed. The Company is evaluating the impact that implementation of SFAS No. 141 and 142 may have on future financial statements of the Company.

                           ANTRA HOLDINGS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000


Note 3 - Property and Equipment, Net:

           Property and equipment at December 31, 2000 and 1999 consist of the following:

                                                   December 31,       December 31,        Estimated
                                                      2000               1999            Useful Lives
                                                   -----------        -----------         ------------
                  Equipment                        $   71,987         $   69,253              5 years
                  Furniture and fixtures               69,853             69,853          5 - 7 years
                  Leasehold improvements                4,225              4,225           39.5 years
                                                   ----------         ----------
                                                      146,065            (24,146)
                  Less: accumulated depreciation      (60,764)
                                                   ----------         ----------
                  Total property and equipment     $   85,301         $  109,185
                                                   ==========         ==========

       Depreciation expense for the years ended December 31, 2000 and 1999 was $26,672 and $22,092 respectively.


Note 4 - Investment:

       In April 1999, the Company acquired 2,000,000 shares of Teltran International Group Ltd.'s ("Teltran") common stock in exchange for 2,000,000 shares of the company stock. The agreement contains a provision for additional shares of stock to be issued by either party based on the change in the market price as of December 31, 1999. In January, 2000, the Company issued Teltran an additional 800,000 shares. As of December 31, 2000 and 1999, the Company owned 13.6% and 13.4% of Teltran's outstanding stock, respectively. These shares were classified as "available for sale" in accordance with FASB 115 at December, 1999. The shares were shown as other assets since they are restricted from sale under the Securities Act of 1933. At December 31, 1999, the Company adjusted its investment in Teltran by $2,000,000 to give effect to the non-liquidity and thin market of the shares originally issued.

       Additionally, FASB 115 specifies that a decline in the fair value of an investment determined to be other than temporary should be written down to fair value. At December 31, 2000, it was determined by management that this investment declined substantially and based upon the trading volume of Teltran could only be liquidated at a nominal value. Therefore, the write-down of the investment resulted in a new cost basis of $100,000 and $3,900,000 was charged to earnings as a realized loss on investment.

                           ANTRA HOLDINGS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000


Note 5 - Investments (Advances) - Joint Venture:

           In April 1998, the Subsidiary and A & M Records formed an LLC (Limited Liability Corporation) (the "Joint Venture") for the purpose of promoting, recording and distributing records or videos of certain of the Subsidiary's recording artists. The Joint Venture released its first recording in October 1998 and commenced amortizing prepaid recording cost over the estimated future revenues. During December 31, 1998, the Company realized a loss of $200,000 on its investment in the joint venture. In April 1999, the Company agreed to terminate the joint venture agreement with A & M Records in exchange for the future rights to the artists that were assigned to the LLC, release of all liability and debt incurred by the LLC and payment to the Company of $725,000.

           In July 1999, the Company entered into a three year distribution agreement with Artemis Records. Such agreement replaces the A & M Records distribution agreement. The distribution agreement was amended in December 1999 and Artemis Records advanced the Company $400,000 against monies payable under the distribution agreement. In January, 2000, Artemis advanced an additional $400,000. Advances received have been applied against royalty income earned from record sales.

           In December, 1999, Antra Music and Artemis Records agreed to form a Delaware Limited Liability Company, named "Antra Records LLC," of which they each are 50/50 co-owners. The LLC will initially operate for three years and will be automatically extended for an additional two years unless Artemis terminates the agreement. Each party elected a director and major operating decisions require unanimous decisions. Artemis is obligated to fund the joint venture, to the extent the venture does not fund itself from operations, based on an annual budget that has been approved by both Antra Music and Artemis for each year of the term.

           At December 31, 2000, the Company had accounts receivable of $632,984 representing $573,270 due from Artemis for record sale royalties (net of future returns) and $59,714 due to its publishing subsidiary.

                           ANTRA HOLDINGS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000


Note 5 - Investments (Advances) - Joint Venture (Continued):

           On July 26, 1999, Antra invested $75,000 and advanced an additional $75,000 for working capital as their initial investment in a joint venture with Teltran International Group, Ltd. The joint venture, known as Recordstogo.Com was to be utilized as a vehicle to sell records belonging to unaffiliated third parties. The joint venture agreement does not provide for the resolution of any "deadlock" situations that might result. Both Antra and Teltran each owned 49% of the joint venture with a minority shareholder owning the remaining 2%. Revenues were also to be generated from numerous sources that are part of the joint venture website. The Company's share of the joint venture losses was $242,403 and $104,653 for the years ended December 31, 2000 and 1999, respectively.

           The Company's investment has been accounted for under the equity method. Losses incurred reduced the investment to zero. Future losses should not be provided for unless the investor guaranteed or committed for further financial support. Subsequent to December 31, 2000, the joint venture was abandoned . While the Company did not recover its share of any assets or guarantee any unpaid liabilities, a provision has been set up at December 31, 2000 for unpaid payroll taxes.

Note 6 - Convertible Debentures Payable and Deferred Financing Costs:

           During the years 2000 and 1999, the Company sold $1,300,000 and $3,566,666 of secured convertible notes respectively. The Company received $4,204,054 in net proceeds from these transactions. As security for these obligations under the notes, Antra deposited 1,000,000 of its Teltran shares with a collateral agent. The secured convertible notes bear interest at 10% per annum and mature on July 20, 2002. These notes can be accelerated to any date after July 20, 2000 at the option of the holder of the note and, therefore, is shown as a current liability. The outstanding convertible debentures can be converted into the Company's common stock at a conversion price equal to one-half of the common stock's closing bid price for the five proceeding trading days but limited to $3.25 per share. The Company had incurred $662,612 in deferred financing costs in connection with the transactions which are being amortized over the life of the notes. As of December 31, 2000, the unamortized deferred financing costs are $393,306. For the years ended December 31, 2000 and 1999, the Company amortized $209,001 and $60,293 of deferred financing costs respectively. As part of the issuance of the convertible debentures, the Company was required to file a registration statement with the Securities and Exchange Commission regarding the common shares to be converted. While the Company did file, the registration statement was never declared effective thus causing the company to be in default to its convertible debenture holders. Certain damages as described in the subscription agreement were the holders remedy, had notice of default been given. Also as described in Notes 2 and 12, the company reached an agreement to be acquired by Select Media Communications, Inc. and as part of that agreement, the Antra convertible debt would convert into approximately $7 million of Select Media debt.

           Additionally, the Company issued warrants to the bond placement agents to purchase 720,000 shares of common stock at $2 per share until February 5, 2005.

                           ANTRA HOLDINGS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000


Note 7 - Deferred Income:

       The Company's distributor and joint venture partner ("Atremis") reduces sales royalties earned for estimated returned records. Company history anticipates that 75% of this reserve will never actually become a return and the distributor will subsequently pay Antra. Deferred income of $484,571 included $296,314 received subsequent to December 31, 2000. The remaining $188,257 of deferred revenue represents advances and revenues from a specific Home Box Office ("HBO") project, reduced by estimated expenses. The project was completed in 2001 and the deferred revenue reduced by additional expenses will be recognized as income.

Note 8 - Loan Payable:

           Loan payable debt consisted of the following:

                                                                           December 31,
                                                                     2000              1999
                                                                     ----              ----
           Note payable, Coastal Provinces currently
           no set maturity date and interest is forgiven          $    5,514       $    5,514

           Note payable,  Coastal Provinces, Ltd.,
           terms as above, net of deferred interest payable          867,614          786,050

           Note payable, OCF, Inc. payable on demand,
           interest at 9% per annum (collateralized as
           discussed below)                                          356,276                -
                                                                  ----------       ----------
                                                                   1,229,404          791,564
           Less: current portion                                     356,276                -
                                                                  ----------       ----------
                                                                  $  873,128       $  791,564
                                                                  ==========       ==========

           In accordance with APB#21, the Company has imputed interest to account for interest on the Coastal Provinces, Ltd. loans as if the terms were similar to other company borrowings re: interest payable @ 10% per annum and payable on July, 20, 2002.

           As of December 31, 2000 the Company received loans from Millport Limited amounting to $1,005,514. Of this amount, the Company has agreed to subordinate $1,000,000 to Coastal Provinces Ltd.

                           ANTRA HOLDINGS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000


Note 8 - Loan Payable (Continued):

       Between May and June, 2000, the Company received advances totaling $140,000 from OCF, Inc. On August 1, 2000, the Company executed a demand promissory note payable to OCF, Inc. receiving an additional $265,000 accounting for a total loan of $405,000. As part of the transaction, the Company collateralized advances or royalty payments on record sales from its distributor Artemis. Payments applied in the year 2000 were $348,724. OCF, Inc. gave additional loan payments of $300,000 in September 2000. Subsequent to December 31, 2000, the Company received $397,214 of Artemis payments which were applied against the loan.

Note 9 - Accounts Payable an Accrued Expenses:

       At December 31, 2000 and 1999, accounts payable and accrued expenses consist of the following:

                                          December 31        December 31
                                             2000               1999
                                          -----------        -----------
             Trade accounts payable       $  255,927         $   53,292
             Accrued interest                612,327             83,089
             Payroll taxes                   152,181                 --
                                          ----------         ----------
                Total                     $1,020,435         $  138,381
                                          ==========         ==========

       The Company has filed all necessary payroll tax returns, but has unpaid liabilities of $152,181 including penalties and interest. At any time, the federal or state and local governments could declare the Company in default of their fiduciary responsibility and file a tax lien(s) on the Company's assets or take other action against the Company and or its responsible officers, which would have a material adverse effect on the Company's business.

Note 10 - Income Taxes:

           Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The deferred tax assets and liabilities as of December 31, 2000 and 1999 are as follows:

                                                             December 31,
           Deferred Tax Assets:                        2000             1999
                                                       ----             ----
           Net operating loss carryforwards         $3,627,609       $ 919,020

           Deferred Tax Liabilities:
                                                             -               -
                                                    ----------       ---------
                                                     3,627,609         919,020
            Valuation allowance                     (3,627,609)       (919,020)
                                                    ----------       ---------
            Net deferred tax assets                 $        -       $       -
                                                    ==========       =========

                           ANTRA HOLDINGS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000


Note 10 - Income Taxes (Continued):

           At December 31, 2000, the Company has approximately $10,600,000 of net operating loss carryforwards for income tax purposes, which expire in the years 2016 through 2020.

           At December 31, 2000 and 1999, the Company's net deferred tax assets are fully offset by a valuation allowance. A valuation allowance is required if, based on the available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company will continue to assess the valuation allowance and to the extent it is determined that such allowance is no longer required the tax benefit of the remaining net deferred tax assets will be recognized in the future.

Note 11 - Commitments and Contingencies:

           The Company entered into an agreement with its chairman and chief executive officer on March 12, 1998. The agreement expires on March 29, 2001, which will be automatically renewed annually unless terminated by either party. The officer is required by the agreement to oversee, develop, produce and manage music products for Antra Music and to participate and oversee all entertainment projects of Antra Music.

           The base salary for the first year of his employment agreement is $200,000. The agreement allows for an increase in base salary or a bonus, in either case solely at the discretion of the board of directors based upon a review of Antra's performance in the prior year. The officer is also entitled to all benefits generally offered to Antra's other executives, if any, and to an automobile allowance. Since November 1998, the officer's salary payments and accruals ceased with his consent. At December 31, 1999, the chief executive officer had received payments of $65,200. The balance of $134,800 based upon his annual contract prior to cessation of $200,000 is reflected as additional paid-in capital for the value of donated services since he continues to work full time for the Company in his capacity as chief executive officer.

           The Company and certain stockholders are defendants in a legal action, whereby plaintiffs allege the failure of the Company or those stockholders to convey 100,000 shares of the Company's common stock. Attorneys for the Company filed a motion to dismiss the action on behalf of the Company which was denied by the court. The Company denies any liability and does not expect this action to have any significant impact on the results of operations, liquidity or financial condition.

                           ANTRA HOLDINGS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000

Note 11 - Commitments and Contingencies (Continued):

           The Company subleased office space expiring September 30, 2003. Rent expense for the years ended December 31, 2000 and 1999 amounted to $132,953 and $109,241, respectively. The annual rental commitments were as follows:

                          2001                    120,947
                          2002                     60,000
                          2003                     55,000
                                                 --------

                                                 $235,947
                                                 ========

           On December 1, 2001, the Company relocated to new office space. As a sub-tenant, the company lost the right to lease its former space due to the bankruptcy filing of the tenant. The Company has no liability for unpaid rent. Under its new lease effective December 1, 2001, the base rent is $5,000 per month.

Note 12 - Subsequent Events

           On November 9, 2001, the Company reached an agreement to be acquired by Select Media Communications, Inc. 90% of Antra's shareholders agreed to exchange their stock for shares in Select Media. The closing is subject to obtaining the Antra stock certificates from the shareholders to complete the exchange. However, on January 28, 2002, the Antra shareholders served notice to Select Media that the exchange agreement was considered void and of no affect as a result of Select Media's failure to perform certain of its obligations under the exchange agreement. Based upon this notice, there can be no assurance that the closing between Antra and Select will be completed.

                           ANTRA HOLDINGS GROUP, INC.

                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                               September 30, 2001

                                       Assets
Current Assets:

  Cash in bank                                     $     8,641
  Accounts receivable                                  168,000
                                                   -----------
         Total current assets                                           $  176,641

Property and Equipment, Net                                                 65,297

Other Assets:
  Investment                                           100,000
  Deposits                                               5,800
  Deferred financing costs                             228,106
  Goodwill                                               5,000
                                                   -----------
         Total other assets                                                338,906
                                                                        ----------

         Total assets                                                   $  580,844
                                                                        ==========

                     Liabilities and Stockholders' (Deficit)

Current Liabilities:
  Convertible debentures payable                   $ 4,866,666
  Loans payable                                        149,573
  Accounts payable                                     607,964
  Accrued expenses and taxes                         1,278,692
  Deferred income                                      184,621
                                                   -----------
         Total current liabilities                                      $7,087,516

Long-Term Liabilities:
  Loan payable                                           5,514
  Loan payable - subordinated                          928,787
  Deferred interest payable                             71,213
                                                   -----------
         Total long-term liabilities                                     1,005,514
                                                                        ----------

         Total liabilities                                              $8,093,030
                                                                        ----------


                       See notes to financial statements.

                           ANTRA HOLDINGS GROUP, INC.

                                   (UNAUDITED)

                               September 30, 2001


Commitments and Contingencies

Stockholders' (Deficit):
  Preferred stock, $.001 par value; 5,000,000 shares authorized;
      none issued and outstanding                                               $         -
  Common stock, $.001 par value; 50,000,000 shares authorized
      12,344,210  shares issued and outstanding                                      12,344
  Additional paid in capital                                                      5,121,656
  Accumulated deficit                                                           (12,646,186)
                                                                                -----------
         Total stockholders' (deficit)                                                                 $(7,512,186)
                                                                                                       -----------

         Total liabilities and stockholders' (deficit)                                                 $   580,844
                                                                                                       ===========







                       See notes to financial statements.

                           ANTRA HOLDINGS GROUP, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                   For the nine months and three months ended

                           September 30, 2001 and 2000


                                                                    Nine               Nine              Three             Three
                                                                months ended       months ended      months ended      months ended
                                                                September 30,     September 30,      September 30,     September 30,
                                                                    2001               2000              2001              2000
                                                              ------------------ ----------------- ------------------ --------------
Revenues                                                        $     995,279       $  3,878,753     $     230,087      $   255,129

Cost of production                                                    243,523          4,535,211            16,931          133,805
                                                              ----------------------------------------------------------------------

Gross profit (loss)                                                   751,756           (656,458)          213,156          121,324
                                                              ----------------------------------------------------------------------

Selling, General and Administrative Expenses:
   Selling expenses                                                   482,046            832,436             5,200          149,845
   General and administrative                                       1,241,150          1,305,382           284,892          426,939
                                                              ----------------------------------------------------------------------

Total selling, general and administrative
   expenses                                                         1,723,196          2,137,818           290,092          576,784
                                                              ----------------------------------------------------------------------

Net loss from operations                                             (971,440)        (2,794,276)          (76,936)        (455,460)

Other Income (Expenses
   Interest income                                                         88              5,754                17              244
   Interest expense                                                  (395,876)          (431,708)         (139,834)        (129,492)
   Equity (loss) of unconsolidated joint venture                            -           (255,253)                -          (46,575)
                                                              ----------------------------------------------------------------------

Net loss                                                        $  (1,367,228)      $ (3,445,483)    $    (216,753)    $   (584,708)
                                                              ======================================================================
Net loss per share, basic and diluted of common
   stock, based upon 12,344,210 weighted
   average shares                                               $       (0.11)      $      (0.28)    $       (0.02)    $       (0.5)
                                                              ======================================================================






                       See notes to financial statements.

                           ANTRA HOLDINGS GROUP, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                        For the years ended September 30,

                                                                                           2000                1999
                                                                                 -----------------------------------------
Cash Flows from Operating Activities:
Net (loss)                                                                                (1,367,228)         (3,445,483)
                                                                                   --------------------------------------
Adjustments to Reconcile Net (loss) to
  Net Cash (used in) Operating Activities:
    Equity in (loss) of joint venture                                                              -             225,253
    Depreciation and amortization                                                            185,204             171,151
    Changes in Assets and Liabilities:
       Decrease (Increase) in accounts receivable                                            464,984            (581,460)
       Decrease in loan receivable                                                                 -              14,009
       Decrease (Increase) in prepaid expenses and recording costs                           335,000           1,185,588
       Decrease (Increase) in security deposits                                               (5,800)             14,943
       Decrease (Increase) in other assets                                                         -              (6,272)
       Increase (Decrease) in accounts payable                                               352,037             251,326
       Increase in accrued expenses                                                          514,184             415,777
       Increase in deferred income                                                          (299,950)            130,879
                                                                                   --------------------------------------
              Total adjustments                                                            1,545,659           1,821,194
                                                                                   --------------------------------------

               Net cash provided by (used in) operating activities                           178,431          (1,624,289)
                                                                                   --------------------------------------

Cash Flows from Investing Activities:
  Investment in and advances to joint venture                                                      -            (196,981)
  Loan receivable                                                                                  -                   -
                                                                                   --------------------------------------
               Net cash provided by (used in) investing activities                                 -            (196,981)
                                                                                   --------------------------------------

Cash Flows from Financing Activities:
  Borrowings from stockholders' and
      other parties (net of repayment)                                                      (206,703)            358,666
  Sale of secured convertible notes                                                                -           1,300,000
  Deferred financing costs                                                                                      (176,800)
                                                                                   --------------------------------------

               Net cash provided by financing activities                              $     (206,703)       $  1,481,866
                                                                                   --------------------------------------


                       See notes to financial statements.

                           ANTRA HOLDINGS GROUP, INC.

                CONSOLIDATED STATEMENTS OF CASH FLOWS. Continued

                        For the years ended September 30,



                                                                                         2000                1999
                                                                                 -----------------------------------------
Net (decrease) in cash                                                             $     (28,272)       $    (339,404)

Cash - January 1                                                                          36,913              343,399
                                                                                  ------------------------------------

Cash - September 30,                                                               $       8,641        $       3,995
                                                                                  ====================================

Non-Cash Investing and Financing Activities:

  Non-cash issuance of common stock                                                $           -        $           -
                                                                                  ====================================

Supplemental Disclosures:

  Income tax                                                                       $           -        $           -
                                                                                  ====================================
  Interest expense                                                                 $         825        $         950
                                                                                  ====================================



                       See notes to financial statements.

                           ANTRA HOLDINGS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                               September 30, 2001


Note 1 - Basis of Presentation:
-------------------------------

           The financial information included herein is unaudited, however, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of results for the interim periods.

           The results of operations for the nine (9) month period ended September 30, 2001 are not necessarily indicative of the results to be expected for the full year.

Note 2 - Summary of Significant Accounting Policies:
----------------------------------------------------

           Principles of Consolidation:
           ----------------------------

           The consolidated financial statements include the accounts of Antra Holdings Group, Inc. and its wholly-owned subsidiaries. All material, intercompany balances and transactions have been eliminated in consolidation.

           Ability to continue as a Going Concern:
           ---------------------------------------

           The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the company as a going concern. The Company, as shown in the accompanying unaudited consolidated financial statements, has a working capital deficiency of $6,910,875 and an accumulated deficit of $12,646,186 at September 30, 2000.

           Ability to continue as a Going Concern (Continued):
           ---------------------------------------------------

           The Company had relied upon debt and equity funding from stockholders and other sources since inception. Additional equity was planned to be raised by private-placement sales of common stock to new and existing stockholders in order to fund operations until the Company became profitable. Management has not determined the amount of funding necessary to support its sales at current levels or the amounts needed for increased sales. This uncertainty, combined with the Company's recurring losses, raises substantial doubt about the entity's ability to continue as a going concern. On November 9, 2001, the Company reached an agreement to be acquired by Select Media Communications, Inc. As part of that agreement, the Antra convertible debt would convert into approximately $7 million of Select Media debt. Select Media has also agreed to file a registration statement covering the common stock underlying the convertible debt, convertible loan and warrants. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                           ANTRA HOLDINGS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000


Note 2 - Summary of Significant Accounting Policies (Continued):
----------------------------------------------------------------

           Subsequent Events:
           ------------------

           On November 9, 2001, the Company reached an agreement to be acquired by Select Media Communications, Inc. 90% of Antra's shareholders agreed to exchange their stock for shares in Select Media. The closing is subject to obtaining the Antra stock certificates from the shareholders to complete the exchange. However, on January 28, 2002, the Antra shareholders served notice to Select Media that the exchange agreement was considered void and of no affect as a result of Select Media's failure to perform certain of its obligations under the exchange agreement. Based upon this notice, there can be no assurance that the closing between Antra and Select will be completed.

[DATE]


                        SELECT MEDIA COMMUNICATIONS, INC.




                       549,103,466 Shares of Common Stock





                             -----------------------


                                   PROSPECTUS


                             -----------------------







--------------------------------------------------------------------------------

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date hereof.

--------------------------------------------------------------------------------


         Until _________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Select Media Communications, Inc. (the "Company") is incorporated in New York. Under Section 722 of the Business Corporation Law of the State of New York, a New York corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents in connection with actions, suits, or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees, and agents, against expenses incurred in any action, suit, or proceeding. The Certificate of Incorporation and the By-laws of Select Media provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of New York.

         The Business Corporation Law of the State of New York provides that a certificate of incorporation may contain, and Select Media's Certificate of Incorporation does contain, a provision eliminating the personal liability of a director to the corporation for monetary damages for breach of duty in such capacity, provided that such provision shall not eliminate or limit the liability of a director (a) for acts or omissions in bad faith or involving intentional misconduct or knowing violations of law, (b) for acts in which the director gained in fact a financial profit or other advantage to which he was not legally entitled, or (c) under Section 719 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Business Corporation Law of the State of New York.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

         The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the registration fees payable to the Securities and Exchange Commission.

         Registration Fees                                  $ 3,284
         Fees and Expenses of Accountants                   $25,000
         Fees and Expenses of Legal Counsel                 $50,000
         Printing and Engraving Expenses                    $ 7,500
         Miscellaneous Expenses                             $ 5,000

                  Total                                     $90,784

         All of the foregoing expenses will be paid by the Company.

Item 26. Recent Sales of Unregistered Securities

         During the 3 years immediately preceding the date of the filing of this registration statement, the Company made the following sales of securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"):

         On March 3, 1999, the Company issued 333 shares of its common stock to a third party who provided services to the Company in lieu of a cash payment of $20,979. This issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         On March 3, 1999, the Company issued to a creditor of the Company an equity bonus of 5,000 shares of its common stock in connection with a $225,000 loan. This issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         On April 29, 1999, the Company issued 333 shares of its common stock to a third party who provided services to the Company in lieu of a cash payment of $20,979. This issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         On April 29, 1999, the Company issued 1,667 shares of its common stock to a third party who provided services to the Company in lieu of a cash payment of $367. This issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         On June 11, 1999, the Company issued 1,666 shares of its common stock to a third party who provided services to the Company in lieu of a cash payment of $367. This issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         On October 22, 1999, the Company issued 2,000,000 shares of its common stock to Mitch Gutkowski, then its President and C.E.O. (described below), and 2,000,000 shares to Dominick Sartorio, then an employee. Mr. Gutkowski provided substantial services to the Company from the period beginning before the Company filed for bankruptcy court protection in October 1995 to up to and including October 22, 1999. For much of that period, Mr. Gutkowski did not take a salary, or took a reduced salary. Mr. Gutkowski was responsible for recruiting and hiring the consultants and new employees who brought the Company back into business after the bankruptcy. Mr. Gutkowski hired Mr. Sartorio initially as a consultant and then as an employee to assist in restructuring the Company. These issuances to Messrs. Gutkowski and Sartorio were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         In October 1999 the Company issued 1,000,000 shares of its common stock to Lloyds and or its designees for financial advisory services provided to the Company, as part of the Funding agreement with Lloyds dated October 22, 1999 ("Funding Agreement"). Accordingly, the Company recorded an expense of $220,000 ($0.22 per share based upon the fair value of the common stock at the time of issuance) during the year ended December 31, 1999. As a result of the delay in our common stock being eligible for quotation on the OTC Bulletin Board, Lloyds provided additional services and assumed greater responsibilities, and accordingly, during March 2001, the Company agreed to issue Lloyds 676,617 additional shares of common stock for the services provided. The Company recorded an expense of $338,309 ($0.50 per share based upon the fair value of the common stock at the time of issuance) during the nine months ended September 30, 2001. These issuances to Lloyds were pursuant to the exemption from registration provided by Rule 506 of Regulation D under the Securities Act. These shares were sold without general solicitation to accredited investors for investment purposes.

         The Company has also received a separate commitment from Lloyds for the $500,000 down payment for the Betelgeuse Productions, LLC acquisition of which $498,102 has been received. The Company issued 298,102 shares of its common stock in exchange for $298,102 of this amount. This issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         During 2000, the Company borrowed from International Electronic Securities Trading, Ltd. a total of $1,522,200 pursuant to a Loan Agreement and Securities Pledge Agreement dated October 29, 2000. International Electronic Securities Trading, Ltd. elected to convert this debt into 1,522,200 shares of the Company's common stock on January 15, 2001. This issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         The Company issued 819,172 shares of its common stock to Lloyds Bahamas Securities, Ltd. in exchange for $539,236 during the period ended September 30, 2001. This issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         The Company issued 250,000 shares of its common stock in settlement of accounts payable of $250,000 during the period ended September 30, 2001. This issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         The Company issued 350,000 shares of its common stock in settlement of notes payable stockholder of $1,125,000 (including $1,000,000 with respect to a Letter of Credit) during the period ended September 30, 2001. This issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         During the period ended September 30, 2001, the Company issued 225,000 shares of its common stock to three consultants for investor relations services performed valued at $112,000. The Company also has agreed to issue an additional 150,000 shares of unrestricted common stock to one of the consultants for future services. These issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         In November 2000 when the Company vacated its offices at 666 Third Avenue, New York, New York, some if its equipment under three capital leases was returned to the lessor and the Company was released from any future obligations under the capital leases. In May 2001, the Company issued the lessor 150,000 shares of common stock as consideration for releasing the Company from its obligations under the capital leases. These shares were issued on May 7, 2001 and, accordingly, the Company recorded a $75,000 charge to operations in the second quarter of 2001. This issuance was pursuant to the exemption provided in
Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         On July 30, 2001, the Company issued 100,000 shares of its common stock to Lloyds in settlement of advances previously made. This issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         On September 28, 2001, the Company issued 45,000 shares of its common stock in settlement of claims by the former owner of Sigma. This issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

         On November 27, 2001, the Company issued convertible notes in the principal amount of $7,218,414 and warrants to purchase 999,940 shares of common stock of the Company, in connection with the acquisition of ANTRA Holdings Group, Inc. The Company on the same date also issued a warrant to purchase 75,000 shares of the common stock of the Company to Grenville Financial Ltd. in connection with the equity line of credit agreement. These issuances were pursuant to the exemption from registration provided by Rule 506 of Regulation D under the Securities Act. These shares were sold without general solicitation to accredited investors for investment purposes.

         No persons exercised any stock options or warrants during the three years immediately preceding the date of the filing of this registration statement.

         The shares issued for services were issued to third parties that were not affiliates of the Company. The shares issued in conversion of debt were issued to third parties that were not affiliates of the Company. The certificates representing the foregoing shares contain restrictive legends restricting the transfer of the shares in the absence of a registration or an exemption from such registration.

         As of the date of this registration statement, 5,114,085 shares of our common stock held by non-affiliates are eligible for sale, including 71,358 shares eligible for sale under Rule 144 under the Securities Act. In general, under Rule 144, a person (or persons whose shares are aggregated), who has satisfied a one-year holding period, under certain circumstances, may sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

         There were no underwriters in the sale and issuance of any of the foregoing securities. All of the purchasers of common stock from the Company have had a pre-existing personal or business relationship with the Company or its officers and directors.

Item 27. Exhibits

          3.1              Certificate of Incorporation
          3.2              Bylaws
          5.1              Opinion of Wolf, Block, Schorr and Solis-Cohen LLP
         10.1              Employment Agreement with Mitch Gutkowski
         10.2              Stock Purchase Agreement for the Purchase of all the outstanding Common Stock of Sigma Sound Studio, Inc.
         10.3              Agreements with Lloyds Bahamas Securities, Ltd. regarding financing
         10.4              Agreement with Lloyds Bahamas Securities, Ltd. to fund the Betelgeuse down payment
         10.5              Agreement with Lloyds Bahamas Securities, Ltd. regarding interim financing
         10.6              Definitive Agreement to Purchase the Assets and Liabilities of Betelgeuse Productions, LLC
         10.7              Registration Rights Agreement
         10.8              Exchange Agreement, dated as of November 9, 2001, by and among Select Media Communications, Inc., Antra
                           Holdings Group, Inc.("Antra") and certain holders of common stock of Antra (the "Holders"), together with the list of Holders and the form of Registration Rights Agreement as exhibits thereto
         10.9              Agreement, dated as of November 9, 2001, by and between Select Media Communications, Inc. (the "Company")
                           and Antra Holdings Group, Inc. ("Antra") pursuant to which Antra will issue 9,250,000 shares of its common stock to the Company
         10.10             Subscription Agreement, dated as of November 16, 2001 (the "Subscription Agreement"), by and between
                           Select
                           Media Communications, Inc. and the subscribers listed therein
         10.11             Private Equity Line of Credit Agreement, dated as of November 27, 2001 (the "PELC Agreement"), by and between Select Media Communications, Inc. and Grenville Financial Ltd.
         10.12             Registration Rights Agreement, dated as of November 27, 2001 by and between Select Media Communications,
                           Inc. and Grenville Financial Ltd.
         10.13             Employment Agreement with James F. Mongiardo
         10.14             Amendment to Employment Agreement with James F. Mongiardo
         21.1              Subsidiaries of the Registrant
         23.1              Consent of Marcum & Kleigman LLP, certified public accountants
         23.2              Consent of Liebman, Goldberg & Drogin LLP, certified public accountants
         23.3              Consent of Wolf, Block, Schorr and Solis-Cohen LLP
         24.1              Power of Attorney

Item 28. Undertakings

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sells securities, a post-effective amendment to this registration statement:

                  (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (2) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

                  (3) To include any additional or changed material information on the plan of distribution.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on February 4, 2002.


                          SELECT MEDIA COMMUNICATIONS, INC.

                          By: /s/ James F. Mongiardo
                              -------------------------------------------
                              James F. Mongiardo, Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. Mongiardo the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signatures                                   Title                                  Date
             ------------                                  -----                                  ----
/s/ James F. Mongiardo                     Chief Executive Officer and Director             February 4, 2002
------------------------------------       (Principal Executive Officer and Principal
James F. Mongiardo                         Financial and Accounting Officer)



/s/ Mitch Gutkowski                        Chief Creative Officer and Director              February 4, 2002
------------------------------------
Mitch Gutkowski


/s/ Chester R. Simmons                     Director                                         February 4, 2002
------------------------------------
Chester R. Simmons



                                  EXHIBIT INDEX


 Exhibit
 Number            Description
--------           ------------
  3.1              Certificate of Incorporation (1)

  3.2              Bylaws (1)

  5.1              Opinion of Wolf, Block, Schorr and Solis-Cohen LLP (8)

 10.1              Employment Agreement with Mitch Gutkowski (3)

 10.2              Stock Purchase Agreement for the Purchase of all the outstanding Common Stock of Sigma Sound Studio, Inc.
                   (2)

 10.3              Agreements with Lloyds Bahamas Securities, Ltd. regarding Financing  (3)

 10.4              Agreement with Lloyds Bahamas Securities, Ltd. to fund the Betelgeuse Down Payment  (4)

 10.5              Agreement with Lloyds Bahamas Securities, Ltd. regarding Interim Financing (4)

 10.6              Definitive Agreement to Purchase the Assets and Liabilities of Betelgeuse Productions, LLC (4)

 10.7              Registration Rights Agreement (4)

 10.8              Exchange Agreement, dated as of November 9, 2001, by and among Select Media Communications, Inc., Antra
                   Holdings Group, Inc.("Antra") and certain holders of common stock of Antra (the "Holders"), together with the list of Holders and the form of Registration Rights Agreement as exhibits thereto (5)

 10.9              Agreement, dated as of November 9, 2001, by and between Select Media Communications, Inc. (the "Company")
                   and Antra Holdings Group, Inc. ("Antra") pursuant to which Antra will issue 9,250,000 shares of its common stock to the Company (5)

 10.10             Subscription Agreement, dated as of November 16, 2001 (the "Subscription Agreement"), by and between Select
                   Media Communications, Inc. and the subscribers listed therein (5)

 10.11             Private Equity Line of Credit Agreement, dated as of November 27, 2001 (the "PELC Agreement"), by and between Select Media Communications, Inc. and Grenville Financial Ltd. (5)

 10.12             Registration Rights Agreement, dated as of November 27, 2001 by and between Select Media Communications,
                   Inc. and Grenville Financial Ltd. (5)

 10.13             Employment Agreement with James F. Mongiardo (6)

 10.14             Amendment to Employment Agreement  with James F. Mongiardo (6)

 21.1              Subsidiaries of the Registrant (4)

 23.1              Consent of Marcum & Kleigman LLP, certified public accountants (6)

 23.2              Consent of Liebman, Goldberg & Drogin LLP, certified public accountants (6)

 23.3              Consent of Wolf, Block, Schorr and Solis-Cohen LLP (8)

 24.1              Power of Attorney (7)



(1) Incorporated by reference to the Registrant's original Registration Statement Number 33-80412 filed under the Securities Act of 1933 on August 19, 1994.

(2) Incorporated by reference to the Registrant's Form 10KSB filed under the Securities Exchange Act of 1934 on July 27, 2000.

(3) Incorporated by reference to the Registrant's Form 10KSB/A filed under the Securities Exchange Act of 1934 on November 16, 2000.

(4) Incorporated by reference to the Registrant's Form 10KSB/A filed under the Securities Exchange Act of 1934 on December 13, 2000.

(5) Incorporated by reference to the Registrant's Form 8K filed under the Securities Exchange Act of 1934 on December 21, 2001.

(6)  Filed herewith.

(7)  Contained on the signature page of this registration statement.

(8)  To be filed by amendment